Exhibit 10.6

LOAN AGREEMENT

Dated as of March 28, 2025

Between

JUSTICE OPERATING COMPANY, LLC
as Borrower

And

PRIME FINANCE SHORT DURATION HOLDING COMPANY 9, LLC,
as Lender

[redacted]

TABLE OF CONTENTS

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LIST OF SCHEDULES

LOAN AGREEMENT

LOAN AGREEMENT dated as of March 28, 2025 (as the same may be modified, supplemented, amended or otherwise changed, this "***Agreement***") between **JUSTICE OPERATING COMPANY, LLC**, a Delaware limited liability company (together with its permitted successors and assigns, "***Borrower***"), and **PRIME FINANCE SHORT DURATION HOLDING COMPANY 9, LLC**, a Delaware limited liability company (together with its successors and assigns, "***Lender***").

1. Definitions; Principles of Construction

1.1 Specific Definitions. The following terms have the meanings set forth below:

Affiliate: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

Approved Capital/FF&E Expenses: FF&E Expenses and Capital Expenses incurred by Borrower, provided that such FF&E Expenses and Capital Expenses shall either be (i) included in the Approved Capital Budget for the then current calendar month or (ii) otherwise approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed.

Available Cash: as of each Payment Date during the continuance of a Cash Management Period, the amount of Rents, if any, remaining in the Deposit Account after the application of all of the payments required under clauses (i) through (vi) of Schedule 11 hereof.

Bankruptcy Code: Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

Benchmark: initially, Term SOFR; provided that if a Benchmark Transition Event, and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent such Benchmark Replacement has replaced such Benchmark pursuant to Section 2.2.6 hereof.

Benchmark Replacement: for any Interest Period, the first alternative set forth in the order below that can be determined by Lender on the applicable Benchmark Replacement Date:

(i) the sum of: (a) either of (i) Compounded SOFR or (ii) Daily Simple SOFR, as selected by Lender to be the then-prevailing market convention for determining a [redacted] Benchmark Replacement Adjustment;

(ii) [redacted] been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (ii) the applicable Benchmark Replacement Adjustment;

(iii) [redacted] been selected by Lender as the replacement for the then-current Benchmark, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body, (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated financings at such time, and (z) the Benchmark Replacement being used, or to be used, by Lender in connection with similarly situated loans that are directly or indirectly secured by commercial real estate in the United States, and (b) the related Benchmark Replacement Adjustment.

Notwithstanding the foregoing, if Lender determines in good faith that a floating rate index (including, but not limited to, one of the Unadjusted Benchmark Replacements described above) has been selected in connection with Industry Accepted Practices, then Lender shall have the right but not the obligation to elect to use such index as the Unadjusted Benchmark Replacement (the "***Alternative Unadjusted Benchmark Replacement***"), whether or not such Alternative Unadjusted Benchmark Replacement is described in clauses (i) through (iii) above, and notwithstanding the order of priority set forth in clauses (i) through (iii) above, and in such case the Benchmark Replacement will be the sum of: (i) such Alternative Unadjusted Benchmark Replacement and (ii) the Benchmark Replacement Adjustment that is being used in connection with such Industry Accepted Practices in connection therewith (such Benchmark Replacement also being referred to herein as the "***Alternative Benchmark Replacement***"); provided that such Alternative Benchmark Replacement is being used, or will be used, by Lender in connection with similarly situated loans that are directly or indirectly secured by commercial real estate in the United States which include a right of Lender to select an Alternative Benchmark Replacement in a manner similar to the foregoing.

Benchmark Replacement Adjustment: with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; provided that if no such selection, endorsement or recommendation is made by the Relevant Governmental Body, the Benchmark Replacement Adjustment shall be the spread adjustment (which may be a positive or negative value or zero) that has been selected by Lender in good faith (which such selection shall be made consistent with a majority of all other similarly situated borrowers for which Lender has a right to so select), giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated secured financing or securitization transactions.

Benchmark Replacement Conforming Changes: with respect to either the use or administration of Term SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definitions of "Assumed Interest Rate," "Business Day," "Interest Period," "Determination Date," "Debt Service Coverage Ratio," "Term SOFR," the timing and frequency of determining rates and making payments of interest (including the provisions of Section 2.5.4 hereof), timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage

[redacted]

administrative or operational matters) that Lender determines in good faith and in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides in good faith and in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Lender determines is reasonably necessary in connection with the administration of the Loan and this Agreement and the other Loan Documents).

Benchmark Replacement Date:

(i) in the case of clause (i) or clause (ii) of the defined term "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark;

(ii) in the case of clause (iii) of the defined term "Benchmark Transition Event," the date of the public statement or publication of information referenced therein; or

(iii) in the case of clause (iv) of the defined term "Benchmark Transition Event," the date set forth in the notice of any such Alternative Benchmark Replacement that is provided by Lender to Borrower.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

Benchmark Transition Event: the occurrence of one or more of the following events with respect to the then-current Benchmark:

(i) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;

(ii) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, which states that the administrator of such Benchmark has ceased or will cease to provide such

[redacted]

Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;

(iii) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark announcing that such Benchmark is no longer representative; or

(iv) Lender determines in good faith that an Alternative Benchmark Replacement is then being utilized by Industry Accepted Practices, and the provision of notice of the foregoing to Borrower; provided that Lender has made, or will make, such determination in connection with similarly situated loans that are directly or indirectly secured by commercial real estate in the United States which include a right of Lender to determine that a Benchmark Transition Event has occurred in a manner similar to this Agreement.

Business Day: any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

Calculation Date: the last day of each calendar quarter during the Term.

Capital Expenses: expenses that are capital in nature or required under GAAP to be capitalized.

Cash Management Period: shall (A) commence on the date hereof and shall end when the Carry Reserve Release Condition has been satisfied pursuant to Section 3.6(b) hereof (the "***Initial Cash Management Period***"), and (B) commence upon Lender giving notice to the Clearing Bank of the occurrence of any of the following: (i) the Stated Maturity Date, (ii) a Default [redacted] shall end upon Lender giving notice to the Clearing Bank that the sweeping of funds into the Deposit Account may cease, which notice Lender shall only be required to give if (1) the Loan and all other obligations under the Loan Documents have been repaid in full or (2) the Stated Maturity Date has not occurred and (x) with respect to the matters described in clause (B)(ii) above, such Default or Event of Default has been cured and no other Default or Event of Default has occurred and is continuing and (y) with respect to the matter described in clause (B)(iii) above, Lender has determined that the Property has achieved, for two (2) consecutive Calculation Dates, (A) a Debt [redacted]

CBAs: shall mean (i) the Collective Bargaining Agreement by and between Hilton San Francisco Financial District and the International Union of Operating Engineers Stationary Engineers Local 39, August 1, 2024 – July 31, 2030, (ii) the Collective Bargaining Agreement by and between Interstate Management Company, LLC as agent for Justice Operating Company, LLC d/b/a Hilton San Francisco Financial District and Teamsters Local Union No. 856, effective January 1, 2025 through December 31, 2028, and (iii) the Collective Bargaining Agreement by and between UNITE HERE Local 2 and Interstate Management Company, LLC as agent for Justice Operating Company, LLC d/b/a Hilton San Francisco Financial District, dated August 15,

2018 to August 14, 2022 as amended by the Memorandum of Agreement dated June 26, 2023 and the Memorandum of Agreement dated February 14, 2025 through August 14, 2028.

Closing Date: shall mean the date hereof.

Code: the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collateral: shall have the meaning ascribed to "Pledged Collateral" as defined in the Pledge.

Compounded SOFR: the compounded average of SOFRs for a one-month period, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period or compounded in advance) being established by Lender in accordance with the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that if, and to the extent that, Lender determines that Compounded SOFR cannot be determined in accordance with the foregoing provisions, then the rate, or methodology for this rate, and conventions for this rate that have been selected by Lender in good faith and giving due consideration to any industry-accepted market practice for similar U.S. dollar denominated secured financing or securitization transactions at such time; provided that Lender has made, or will make, the same selection in connection with similarly situated loans that are directly or indirectly secured by commercial real estate in the United States which include a right of Lender to select the rate, or methodology for this rate, and conventions for this rate in a manner similar to this Agreement.

Construction Consultant: one or more third party construction consultants, construction loan administration or servicing firms or comparable firms as may be retained by [redacted] any PIP Work.

Contractual Obligation: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

Control: with respect to any Person, either (i) ownership directly or indirectly of [redacted] directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms Controlled, Controlling and common Control shall have correlative meanings.

Custodial Funds: sales, occupancy, excise, use and other similar taxes collected and payable to any Governmental Authority and other collections from guests or patrons of the Property as part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, occupancy or equivalent taxes.

Daily Simple SOFR: for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Lender in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for business loans; provided, that if Lender decides that any such convention is not administratively feasible for Lender, then Lender may establish another convention in its reasonable discretion after giving due consideration to any industry-accepted market practice for similar U.S. dollar denominated secured financing or securitization transactions at such time and provided that Lender has made, or will establish the same other convention in connection with similarly situated loans that are directly or indirectly secured by commercial real estate in the United States which include a right of Lender to establish another convention in a manner similar to this Agreement.

Debt: the unpaid Principal, all interest accrued and unpaid thereon, all Exit Fees, any Yield Maintenance Premium and all other sums due to Lender in respect of the Loan or under any Loan Document.

Debt Service: with respect to any particular period, the scheduled principal and interest payments due under the Note in such period.

Debt Service Coverage Ratio: as of any date, the ratio calculated by Lender of (i) the UNCF to (ii) the projected Debt Service for the succeeding twelve (12)-month period (based [redacted] per annum and (2) the then applicable Benchmark with a twelve month maturity date from the date of calculation).

Debt Yield: as of any date, the ratio (expressed as a percentage) calculated by Lender of (i) the UNCF to (ii) the unpaid Principal as of such date.

Default: the occurrence of any breach of any representation, warranty or covenant under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

Default Rate: a rate per annum equal to the lesser of (i) the maximum rate permitted [redacted]

Deposit Bank: Wells Fargo Bank, National Association ("***Wells Fargo***"), or such other bank or depository selected by Lender in its discretion.

Determination Date: with respect to any Interest Period, (x) if the then applicable Benchmark is Term SOFR, the Term SOFR Determination Day, and (y) if such Benchmark is not Term SOFR, the date and time determined by Lender in good faith in accordance with the Benchmark Replacement Conforming Changes.

Development Incentive Note: that certain Development Incentive Note dated as of [redacted] assignee of Justice Investors, a California limited partnership) to the order of Franchisor.

Eligible Account: either (i) an account maintained with a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least A-1 (or equivalent) by each Rating Agency in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least A+ (or equivalent) by each Rating Agency) or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations similar to 12 C.F.R. §9.10(b), having [redacted] state authority. For the avoidance of doubt, an account maintained with Wells Fargo shall be an Eligible Account so long as Wells Fargo does not suffer a material adverse change in condition from that existing on the Closing Date as determined by Lender.

Eligible Institution: a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least "A-2" by S&P, "P-2" by Moody's, and "F-2+" by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "A" by Fitch and S&P and "A2" by Moody's. For the avoidance of doubt, Wells Fargo shall be an "Eligible Institution" so long as Wells Fargo does not suffer a material adverse change in condition from that existing on the Closing Date as determined by Lender.

Environmental Site Assessment: means that certain Phase I Environmental Site Assessment as BV Project No. 172975.25R000-001.135, prepared by Bureau Veritas, dated as of February 7, 2025.

ERISA: the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

ERISA Affiliate: all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control and all other entities which, together with Borrower or any Guarantor, are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.

Excluded Taxes: any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of (a) Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or any Loan Document), (ii) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which Lender acquires such interest in the Loan, except to the extent that, pursuant to Section 2.2.3 hereof,

amounts with respect to such Taxes were payable to such Lender's assignor immediately before such Lender became a party hereto, (iii) Taxes attributable to Lender's failure to comply with Section 2.2.3(b) hereof and (iv) any U.S. federal withholding Taxes imposed under FATCA.

Exit Fee: with respect to any repayment or prepayment of Principal (or any [redacted] Principal being repaid or prepaid (or accelerated), other than with respect to the Scheduled Amortization Payments, which Exit Fees shall be deferred until the earlier to occur of [redacted] (y) the Maturity Date).

FATCA: Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Rate: for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve Bank of New York arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York time) on such day on such transactions received by Lender from three federal funds brokers of recognized standing selected by Lender in its sole discretion.

FF&E Expenses: expenses that are for fixtures, furnishings, equipment, furniture, and other items of tangible personal property now or hereafter located in or on the Property or the Improvements or used in connection with the use, occupancy, operation and maintenance of all or any part of the hotel located on the Property, other than stocks of food and other supplies held for consumption in normal operation but including appliances, machinery, equipment, signs, artwork, office furnishings and equipment, guest room furnishings, and specialized equipment for kitchens, laundries, bars, restaurant, public rooms, health and recreational facilities, linens, dishware, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials; reservation system computer and related equipment; all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; and the Vehicles (as defined in the USALI).

FF&E Percentage [redacted] Property and (ii) the amount set forth in the Franchise Agreement.

Franchise Agreement: that certain Franchise License Agreement, dated as of November 24, 2004, between Borrower (as successor-in-interest to Justice Investors, a California limited partnership), and current Franchisor (as successor-in-interest to Hilton Inns, Inc., a Delaware corporation), as amended by that certain Amendment to Franchise Agreement dated as

of June 26, 2015, pursuant to which Borrower has the right to operate the hotel located on the Property under a name and/or hotel system controlled by such Franchisor, and any replacement franchise agreement entered into in accordance with the terms of this Agreement.

Franchisor: HLT Existing Franchise Holding, LLC, a Delaware limited liability company, or any other franchisor consented to by Lender and otherwise engaged in accordance with the terms and conditions of the Loan Documents.

GAAP: generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

Governmental Authority: any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

Guarantors: collectively, The Intergroup Corporation, a Delaware corporation ("***Intergroup***"), and Portsmouth Square (each, a "***Guarantor***"), or any other Person that now or hereafter guarantees any of Borrower's obligations hereunder or any other Loan Document.

Hotel Transactions: collectively, (i) occupancy arrangements for customary hotel transactions in the ordinary course of Borrower's business conducted at the hotel located at the Property, including nightly rentals (or licensing) of individual hotel rooms or suites, banquet room use and food and beverage services and (ii) informational or guest services which are terminable on one month's notice or less without cause and without penalty or premium, including co-marketing, promotional services and outsourced services.

Indemnified Taxes: (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

Industry Accepted Practices: any floating rate interest rate benchmarks or spread adjustments, as applicable, used (A) by two (2) or more national banks for U.S. dollar-denominated floating rate syndicated loans (including CMBS or loans originated for a CRE-CLO) or bilateral credit facilities primarily secured directly or indirectly by real estate and/or by commercial mortgage loans at such time, or (B) by any institutional warehouse or repurchase lender that is not an Affiliate of Lender providing financing backed in whole or in part by an interest in the Loan or (C) to determine the interest rate payable to investors with respect to an applicable Securitization backed in whole or in part by an interest in the Loan.

Intercreditor Agreement: that certain agreement dated as of the date hereof between Lender and Mezzanine Lender.

Interest Period:(i) the period from the date hereof through the first day thereafter that is the eighth (8th) day of a calendar month, and (ii) each period thereafter from the ninth (9th) day of each calendar month through the eighth (8th) day of the following calendar month. Notwithstanding the foregoing, in the event Lender shall have elected to change the date on which scheduled payments under the Loan are due, as described in the definition of "Payment Date",

[redacted]

from and after the effective date of such election, each Interest Period shall commence on the day [redacted] preceding the following Payment Date, as so changed.

Interest Rate [redacted] then applicable Benchmark (or, in each such case, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

Intergroup Lien: means that certain judgment lien filed against Intergroup on [redacted]

Inventory: shall have the definition for same set forth in the UCC, including items which would be entered on a balance sheet under the line items for "Inventories" or "china, glassware, silver, linen and uniforms" under USALI.

Key Money Agreement: that certain Key Money Agreement dated as of May 12, 2017 between Manager and Portsmouth Square (as assignee of Justice Investors, a California limited partnership).

Key Principal(s): John Winfield.

Lease or ***Leases***: as applicable, all leases and other agreements or arrangements entered into (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use, enjoy or occupy all or any portion of any space at the Property or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof. As used herein, the term "Leases" shall not include Hotel Transactions.

Lease Termination Payments: (i) all fees, penalties, commissions or other payments made to Borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Lease (including in connection with any bankruptcy proceeding), (ii) any security deposits or proceeds of letters of credit held by Borrower in lieu of cash security deposits, which Borrower is permitted to retain pursuant to the applicable provisions of any Lease and (iii) any payments made to Borrower relating to unamortized tenant improvements and leasing commissions under any Lease.

Legal Requirements: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including those regarding fire, health, handicapped access, sanitation, ecological, historic, zoning, environmental protection, wetlands and building laws and the Americans with Disabilities Act of 1990, Pub. L. No. 89-670, 104 Stat. 327 (1990), as amended, and all regulations promulgated pursuant thereto) affecting Borrower, Sole Member, any Loan Document or all or part of the Property or the Collateral or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto.

Lien: any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any

[redacted]

other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting (i) all or any part of the Property or any interest therein, or (ii) any direct or indirect interest in Borrower or Sole Member, or (iii) all of part of the Collateral, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

Liquor License Holder: Kearny Street Beverage Company, LLC, a California limited liability company.

Loan Documents: this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including, the following, each of which is dated as of the date hereof: (i) the Promissory Note made by Borrower to Lender (the "***Note***"), (ii) the Deed of Trust, Assignment of Leases and Rents and Security Agreement made by Borrower to a trustee in favor of Lender (the "***Mortgage***"), (iii) Assignment of Leases and Rents from Borrower to Lender (the "***Assignment of Leases and Rents***"), (iv) Assignment of Agreements, Licenses, Permits and Contracts from Borrower to Lender, (v) the Clearing Account Agreement (the "***Clearing Account Agreement***") among Borrower, Lender, Manager and the Clearing Bank, (vi) the Cash Management Agreement (the "***Cash Management Agreement***") among Borrower, Lender and the Deposit Bank; (vii) the Guaranty of Recourse Obligations made by Guarantors (the "***Guaranty***"), (viii) the Interest Rate Cap Assignment and Security Agreement from Borrower to Lender, (ix) the Consent and Subordination of Manager from Manager to Lender, (x) the Pledge, (xi) intentionally omitted, and (xii) the Cooperation Agreement Regarding Liquor License by Borrower and Liquor License Holder in favor of Lender (the "***Liquor License Cooperation Agreement***"); as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

Major Contract: each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property, other than the Management Agreement, the Franchise Agreement and the Leases, (i) of a material nature (materiality for these purposes to include, any contract which has a term that [redacted] payment of termination fees or payments of any kind or provides for an obligation of Borrower to [redacted] remediation or other environmental matters, (iii) any Hotel Transaction relating to a reservation lasting for more than 30 days that is not cancellable on at least 60 days' notice without requiring [redacted] (iv) that is with an Affiliate of Borrower or Guarantor.

Management Agreement: the management agreement between Borrower and Manager, pursuant to which Manager is to manage the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with <u>Section 5.18</u>.

Manager: Interstate Management Company, LLC, a Delaware limited liability company, or any successor, assignee or replacement manager appointed by a Borrower in accordance with Section 5.18.

Material Adverse Effect: a material adverse effect on (i) the use, value, condition or ownership of the Property, (ii) the business, profits, prospects, management, operations or condition (financial or otherwise) of Borrower, Guarantor, Key Principal or the Property, (iii) the enforceability, validity, perfection or priority of the lien of the Mortgage, the Pledge or the other Loan Documents, (iv) the ability of Borrower or Sole Member to timely perform its obligations under this Agreement or the other Loan Documents, or (v) the ability of Guarantor to perform its obligations under the Guaranty.

Material Alteration: any (i) individual alteration affecting (A) structural elements of the Property, (B) a roof of the Property or (C) any building system of the Property, or (ii) non-[redacted] any of the following constitute a Material Alteration: (a) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or (b) alterations performed as part of a Restoration.

[redacted] payable pursuant to the Note or this Agreement, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

Mezzanine Borrower: Justice Mezzanine Company, LLC, a Delaware limited liability company.

Mezzanine Lender: CRED REIT HOLDCO LLC, a Delaware limited liability company and any subsequent holder of the Mezzanine Loan to whom the Mezzanine Loan has been assigned pursuant to the terms of the Intercreditor Agreement.

Mezzanine Loan: that certain mezzanine loan in the principal amount of [redacted] evidenced and secured by the Mezzanine Loan Documents.

Mezzanine Loan Documents: (i) that certain Mezzanine Loan Agreement (the "***Mezzanine Loan Agreement***") of even date herewith between Mezzanine Lender and Mezzanine Borrower, (ii) that certain Promissory Note of even date herewith in the original principal amount of the Mezzanine Loan made by Mezzanine Borrower and payable to Mezzanine Lender, (iii) that certain Pledge and Security Agreement of even date herewith made by Mezzanine Borrower in favor of Mezzanine Lender, (iv) each UCC Financing Statement in connection with the foregoing and (v) any other "Loan Document", as defined in the Mezzanine Loan Agreement referred to in clause (i) above, as each of the foregoing may be modified, amended and restated from time to time in accordance with the terms and provisions of the Intercreditor Agreement.

Mezzanine Loan Liens: the Liens in favor of Mezzanine Lender created pursuant to the Mezzanine Loan Documents.

Monthly Operating Expense Budgeted Amount: the monthly amount set forth in the Approved Operating Budget incurred or to be incurred for or as of the calendar month in which such Payment Date occurs.

Multiemployer Plan: a multiemployer plan as defined in Section 3(37) of ERISA and which is covered by Title IV of ERISA.

Officer's Certificate: a certificate delivered to Lender which is signed by an authorized senior officer or authorized representative of the Person on behalf of whom the certificate is delivered, which officer or representative is most knowledgeable with respect to the subject matter set forth in the applicable Officer's Certificate.

Operations Agreements: any covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of the Property, together with all amendments, modifications or supplements thereto.

Other Charges: all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

Other Taxes: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

Patriot Act: collectively, all laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015 and as the same may be further amended, extended, replaced or otherwise modified from time to time, and any corresponding provisions of future laws..

Patriot Act Offense: (i) any violation of the laws of the United States of America or of any of the several states, or any act or omission that would constitute a violation of such laws if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or money laundering, including any offense under (a) the laws against terrorism; (b) the laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or (e) the Patriot Act, or (ii) the conspiracy to commit, or aiding and abetting another to commit, any violation of any such laws.

Payment Date: the ninth (9th) day of each calendar month or, if such day is not a Business Day, the immediately preceding Business Day; provided, however, that Lender may elect once during the Term, in its sole discretion, to change the date on which scheduled payments are due under the Loan upon written notice thereof to Borrower setting forth such changed date, in

which event, upon the effective date of such notice, the Payment Date hereunder shall be the date set forth therein.

Permitted Encumbrances:(i) the Liens created by the Loan Documents, (ii) all Liens and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes or Other Charges not yet due and payable and not delinquent, (iv) any workers', mechanics' or other similar Liens on the Property provided that any such Lien is bonded or discharged within thirty (30) days after Borrower first receives notice of such Lien, (v) such other title and survey exceptions as Lender approves in writing in Lender's discretion and (vi) the Mezzanine Loan Liens.

Permitted Transfers:

(i) a Lease entered into in accordance with the Loan Documents; or

(ii) a Permitted Encumbrance; or

(iii) Hotel Transactions entered into in accordance with the Loan Documents; or

(iv) a foreclosure of the Pledge (or assignment-in-lieu of foreclosure) by Lender or its designee;

(v) any Transfer in respect of, or of a direct or indirect interest in, any Person listed on a nationally or internationally recognized stock exchange or stock quotation system; or

(vi) the Transfer of direct interest in Sole Member to Mezzanine Lender or its designee in accordance with the terms and provisions of the Intercreditor Agreement.

Notwithstanding anything to the contrary contained herein, no Transfer shall be a Permitted Transfer unless such Transfer is made in compliance with the Franchise Agreement.

Person: any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

PIP Work: all anticipated "Property Improvement Plans" or similar capital improvement or expenditure obligations required to be performed by Borrower under the Franchise Agreement (or any replacement franchise agreement) in connection with such renewal, reinstatement or replacement. The "***PIP Work***" as of the date hereof is more particularly described on Schedule 2B attached hereto.

Plan:(i) an employee benefit or other plan established or maintained by Borrower or any Guarantor or any ERISA Affiliate or to which Borrower, any Guarantor or any ERISA Affiliate or, with respect to the Property, the Manager makes or is obligated to make contributions and (ii) which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

[redacted]

Pledge: that certain Pledge and Security Agreement dated as of the date hereof and [redacted] interest of Borrower.

Pledged Collateral: [redacted] Sole Member in Borrower, which ownership interest is being pledged to Lender pursuant to the Pledge.

Portsmouth Square: Portsmouth Square, Inc., a California corporation.

Prime Finance: Prime Finance Short Duration Holding Company 9, LLC, a Delaware limited liability company.

Principal: the outstanding principal balance of the Loan at any given time with a [redacted]

Property: the parcel of real property and Improvements thereon owned by Borrower and encumbered by the Mortgage; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the Granting Clauses of the Mortgage and referred to therein as the Trust Property. The Property is known as Hilton San Francisco Financial District and is located at 750 Kearny Street, in San Francisco, California.

Property Condition Report: that certain Property Condition Assessment, prepared by Bureau Veritas and dated as of February 7, 2025.

Property Taxes: all (i) real estate Taxes, assessments, water rates or sewer rents, maintenance charges, impositions, mortgage recording taxes, vault charges and license fees ("***Real Estate Taxes***"), or (ii) personal property Taxes, in each case, now or hereafter levied or assessed or imposed against all or part of the Property.

Qualified Transferee: a transferee which has been approved by Lender in its reasonable discretion, which approval shall be based upon Lender's satisfactory determination, in its good faith reasonable discretion, as to the reputable character and creditworthiness of such proposed transferee, as evidenced by credit and background checks performed by Lender and such other financial statements and other information reasonably requested by Lender, and for whom, prior to the subject Transfer, Lender shall have received: evidence that the proposed transferee (1) has never been indicted or convicted of, or pled guilty or no contest to, a felony, (2) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act Offense and is not an Embargoed Person, (3) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding and (4) has no material outstanding judgments or litigations or regulatory actions continuing or threatened against such proposed transferee or its interests.

Rating Agency: each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("***S&P***"), Moody's Investors Service, Inc. ("***Moody's***"), Fitch, Inc., DBRS, Inc., Kroll Bond Rating Agency or any other nationally-recognized statistical rating

[redacted]

organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Secondary Market Transaction.

Reference Time: with respect to any setting of the then-current Benchmark means (x) if such Benchmark is Term SOFR, the time set forth in the definition of Term SOFR, and (y) if such Benchmark is not Term SOFR, the time determined by Lender in accordance with the Benchmark Replacement Conforming Changes.

Regulatory Change: any change effective after the date of this Agreement in any statute, treaty, rule, regulation, ordinance, executive order or administrative or judicial precedents or authorities (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System of the United States (or any successor)) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including any Lender, of or under any statute, treaty, rule, regulation, ordinance, executive order or administrative or judicial precedents or authorities (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "***Regulatory Change***", regardless of the date enacted, adopted or issued.

Relevant Governmental Body: the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

REMIC Trust: a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

Rents: all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, economic stimulus, incentive or other similar payments received directly or indirectly from any Governmental Authority or quasi-Governmental Authority, whether in the form of aid, money, relief or another compensation scheme (including any of the foregoing initiated in connection with the COVID-19 virus or any other pandemic or epidemic), deposits (including security, utility and other deposits), accounts, cash, issues, profits, [redacted] received by or paid to or for the account of or benefit of Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including charges for parking, parking rents, oil, gas, water, steam, heat, ventilation, air-conditioning, electricity, license fees, maintenance fees, charges for Taxes, operating expenses or other amounts payable to Borrower (or for the account of Borrower),

revenue from telephone services, vending and all revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, parking [redacted] obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Manager or any of their agents or employees, or any operator or manager of the hotel or the commercial space located in the Improvements at the Property or acquired from others (including from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales, and proceeds, if any, from business interruption or other loss of income insurance.

Scheduled Amortization Payment [redacted]

Security Documents: shall mean, collectively: (i) the Pledge, (ii) a notice of pledge to Borrower, (iii) the Uniform Commercial Code financing statement filed with respect to the security interest in personal property created pursuant to the Pledge, (iv) the Pledged Securities and (v) all other documents and agreements executed or delivered to Lender by Borrower or Sole Member in connection with any of the foregoing documents.

Servicer: a servicer selected by Lender to service the Loan.

Shortfall: the insufficiency of funds then on deposit in the Deposit Account on any such Payment Date to fully fund all payments required to be made under clauses (i) through (vi) of Schedule 11 hereof (collectively, the "***Required Payments***").

SOFR: with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York's Website.

Sole Member: Justice Senior Pledgor, LLC, a Delaware limited liability company, the sole member of Borrower.

Spread [redacted]

State: the state in which the Property is located.

Stated Maturity Date: April 9, 2027, as the same may be extended pursuant to Section 2.8.

Strike Rate [redacted]

Survey: that certain ALTA/NSPS Land Title Survey as Job No. T-1529, prepared by Martin M. Ron Associates and dated as of March 6, 2025.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term: the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

Term SOFR: with respect to any Interest Period, the Term SOFR Reference Rate for a one month period as determined on the day (such day, the "***Term SOFR Determination Day***") that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator for such day at 6:00 a.m. (New York City time); provided, however, that if as of 5:00 p.m. (New York City time) on [redacted] not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate as published by the Term SOFR Administrator on the first preceding U.S. [redacted] period that was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

Term SOFR Administrator: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its reasonable discretion).

[redacted] period based on SOFR.

Title Insurance Policy: the ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the Lien of the Mortgage.

Toxic Mold: any toxic mold or fungus at the Property which is of a type (i) that might pose a significant risk to human health or the environment or (ii) that would have a Material Adverse Effect.

Transfer: (i) any direct or indirect sale, conveyance, transfer, encumbrance, pledge, lease, or assignment, or the entry into any agreement to sell, convey, transfer, encumber, pledge, lease or assign (other than an agreement for which Borrower has provided at least thirty (30) days' prior written notice to Lender, to sell the Property that will result in payment in full of the Debt in accordance with this Agreement), whether voluntary or involuntary by law or otherwise, whether or not for consideration or of record, of, on, in or affecting (a) all or part of the Property or the Collateral (including any legal or beneficial direct or indirect interest therein) or (b) any direct or indirect interest in Borrower (including any profit interest), at any tier of ownership, (ii) with respect to Borrower or any Person that has a direct or indirect interest in Borrower, the division (whether pursuant to Section 18-217 of the Delaware Act or otherwise) of

any assets and liabilities of such entity amongst one or more new or existing entities or (iii) any change of Control of Borrower.

UCC: the Uniform Commercial Code as in effect in the State, the state in which any of the Cash Management Accounts are located, or any other state applicable to any collateral for the Loan, as the case may be.

Unadjusted Benchmark Replacement: the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment with respect thereto.

UNCF (Underwritten Net Cash Flow): the recurring net cash flow of the Property determined by Lender in accordance with the provisions contained in Schedule 7.

U.S. Government Securities Business Day: any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

USALI: the Uniform System of Accounts for the Lodging Industry, current edition.

Yield Maintenance Date: October 9, 2026; provided that if Lender elects to change the Payment Date, as provided in the definition of "Payment Date", for all purposes of this Agreement, the Yield Maintenance Date shall be and become the same day of the month and the year set forth above as the day in the month to which Lender elects to change the Payment Date.

Yield Maintenance Premium: with respect to any payment or prepayment of Principal (or acceleration of the Loan) on or before the Yield Maintenance Date the aggregate amount of interest that would have been due to Lender with respect to the amount of Principal [redacted] the Yield Maintenance Date, assuming the Loan had not been prepaid, and an Interest Rate equal [redacted] the payment of the Yield Maintenance Premium shall be in addition to the payment of any Exit Fee applicable to any payment or prepayment of Principal (or acceleration of the Loan). As used herein, the "***Assumed Interest Rate***" means a per annum interest rate equal to the sum of (A) the [redacted] maturity date closest to the Yield Maintenance Date (the foregoing to be determined conclusively by Lender, absent manifest error).

1.2 **Index of Other Definitions**. An index of other terms which are defined in this Agreement or in other Loan Documents is set forth on Schedule 1.

1.3 **Principles of Construction**.

(a) Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word

[redacted]

"including" means "including but not limited to," and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

(b) Notwithstanding anything to the contrary contained herein, including references to the Mezzanine Loan or to capitalized terms being defined in the Mezzanine Loan Agreement, nothing herein creates any obligation of Borrower with respect to any of the Mezzanine Loan Documents, and Borrower has no obligation to comply with and shall not be liable under any Mezzanine Loan Document, and nothing herein creates any obligation of Mezzanine Borrower with respect to any of the Loan Documents and Mezzanine Borrower does not have any obligation to comply with and shall not be liable under this Agreement or any Loan Document.

2. General Loan Terms.

2.1 The Loan. Lender is making a loan (the "***Loan***") to Borrower on the date hereof, [redacted] Borrower acknowledges receipt of the Loan, the proceeds of which are being and shall be used to [redacted] and (iii) pay transaction costs. Any excess proceeds may be used for any lawful purpose. No amount repaid in respect of the Loan may be reborrowed.

2.2 Interest; Monthly Payments.

2.2.1 Generally. From and after the date hereof, interest on the outstanding [redacted] April 8, 2025. On May 9, 2025 (which shall be the first Payment Date hereunder) and each [redacted] rights under Section 2.2.2 below), Borrower shall pay interest on the outstanding Principal accrued and accruing through the last day of the Interest Period. In addition to the monthly payments of interest required pursuant to the immediately preceding sentence, if the Stated Maturity Date has been extended to the Second Extended Maturity Date or the Third Extended Maturity Date pursuant to Section 2.8 hereof, then on each Payment Date during each such Extension Period, [redacted] interest and principal shall be due and payable on the Maturity Date. If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrower shall also pay interest that would have accrued on such repaid Principal to but not including the next Payment Date.

2.2.2 [redacted] Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, calculated from the date such payment was due or such underlying Default shall have occurred without regard to any grace or cure periods contained herein, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

2.2.3 Taxes.

(a) Any and all payments by or on account of any obligation of Borrower hereunder and under the other Loan Documents shall be made free and clear of, and without deduction or withholding for, any Taxes, except as required by applicable law. If Borrower shall be required by applicable law (as determined in good faith discretion by Lender) to deduct or withhold any Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) if such Tax is an Indemnified Tax, the sum payable shall be increased as may be necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made; (ii) Borrower shall make such deduction or withholding; and (iii) Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with [redacted] full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.2.3) payable or paid by Lender or required to [redacted] or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.2.3, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment satisfactory to Lender in its reasonable discretion.

(b) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, (i) any Lender that is a "United States Person" (as defined in Section 7701(a)(30) of the Code) shall deliver to Borrower on or about the date on which such Lender becomes a Lender under this Agreement, executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax and (ii) any Lender that is not a "United States Person" (as defined in Section 7701(a)(30) of the Code) shall, to the extent it is legally entitled to do so, deliver to Borrower on or about the date on which such Lender becomes a Lender under this Agreement, executed copies of whichever of the following is applicable: IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, IRS Form W-8EXP, and IRS Form W-8IMY, and, in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate to the effect that such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent

[redacted]

shareholder" of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code.

(c) Each party's obligations under this Section 2.2.3 shall survive any assignment of rights by a Lender, the termination, repayment, satisfaction or discharge of the Loan or any obligation under any Loan Document.

2.2.4 Breakage Indemnity. Borrower shall indemnify Lender against any loss or expense which Lender may actually sustain or incur in liquidating or redeploying funds as a consequence of (i) any payment or prepayment of the Loan or any portion thereof made on a date [redacted] part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise, and whether by acceleration or otherwise). Lender shall deliver to Borrower a statement for any such sums which it is entitled to receive pursuant to this Section 2.2.4, which statement shall be binding and conclusive absent manifest error. Borrower's obligations under this Section 2.2.4 are in addition to Borrower's obligations to pay any Yield Maintenance Premium applicable to a payment or prepayment of Principal.

2.2.5 Requirements of Law.

(a) If any Regulatory Change or change in the interpretation or application of any requirement of law, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(i) shall subject Lender to any Tax of any kind whatsoever under or with respect to this Agreement, the Note or the Loan (excluding net income taxes) or change the basis of taxation of payments to Lender in respect thereof;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or other extensions of credit by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the Benchmark hereunder;

(iii) shall impose on Lender any other condition;

and the result of any of the foregoing is to increase the cost to Lender, by an amount which Lender deems, in its reasonable and good faith discretion, to be material, of making or maintaining the Loan or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall, from time to time, upon receipt of prior written notice of not less than ten (10) Business Days of such fact and a reasonably detailed description of the circumstances, promptly pay Lender such additional amount or amounts as will compensate Lender for such increased cost or reduced amount receivable (provided such additional amounts are then being charged by Lender to its borrowers under similar loans generally and are not prohibited by such Regulatory Change to be charged back to Borrower).

[redacted]

(b) If Lender shall have determined in good faith that any Regulatory Change regarding capital adequacy or in the interpretation or application thereof or compliance by Lender or any corporation controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Lender's or such corporation's capital as a consequence of its obligations hereunder by an amount deemed by Lender, in its reasonable and good faith discretion, to be material (taking into consideration Lender's or such corporation's policies with respect to capital adequacy), then from time to time, Borrower shall promptly, upon notice from Lender, pay to Lender such additional amount or amounts as will compensate Lender for such reduction (provided such additional amounts are then being charged by Lender to its borrowers under similar loans generally and are not prohibited by such Regulatory Change to be charged back to Borrower).

If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.5, it shall promptly notify Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by Lender to Borrower shall be conclusive in the absence of manifest error or the provision of immediate proof by Borrower to the contrary.

2.2.6 Effect of Benchmark Transition Event; Benchmark Unavailability.

(a) Notwithstanding anything to the contrary herein or in any other Loan Document:

(i) if a Benchmark Transition Event and a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then such Benchmark Replacement will replace the then-current Benchmark for all purposes under this Agreement and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Loan Document; or

(ii) in the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the relevant market or otherwise, (i) adequate and reasonable means do not exist for ascertaining the applicable Benchmark, but a Benchmark Transition Event (as provided in the definition of Benchmark Transition Event as set forth herein) has not yet occurred, (ii) any Regulatory Change shall make it unlawful for Lender to maintain the Interest Rate (at the then applicable Benchmark) with respect to the Loan, or any portion thereof, or (iii) the Benchmark does not fairly and accurately reflect the costs to Lender of effecting or maintaining the Loan, then Lender shall give written notice to Borrower as soon as practicable thereafter. If such notice is given, the Interest Rate, until such notice has been withdrawn by Lender, shall be a per annum rate equal to the sum of (i) the Federal [redacted]

(b) In connection with the implementation of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to

time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Loan Document.

(c) Lender will promptly notify Borrower of (i) any occurrence of (A) a Benchmark Transition Event and (B) the Benchmark Replacement Date with respect thereto, (ii) the implementation of any Benchmark Replacement, and (iii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Lender pursuant to this Section 2.2.6(c), including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in Lender's sole discretion and without consent from Borrower or any other party to any other Loan Document, in each case, so long as such determination, decision or election is neither arbitrary nor capricious or in a discriminatory manner with respect to Borrower and Lender and its Affiliates are, or will be, making the same determinations, decisions or elections in connection with similarly situated loans that are directly or indirectly secured by commercial real estate in the United States which include a similar right of the lender to make such determination, decision or election.

2.3 Loan Repayment.

2.3.1 Repayment. Borrower shall repay the Principal in full on the Maturity [redacted] due and owing under the Loan Documents. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: *First*, accrued and unpaid interest at the Interest Rate; [redacted] the Loan Documents, including the Yield Maintenance Premium (if such repayment or prepayment occurs prior to the Yield Maintenance Date). During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Property (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender's sole and absolute discretion.

2.3.2 Mandatory Prepayments.

(a) The Loan is subject to mandatory prepayment in certain instances of Insured [redacted] the extent set forth in Section 7.4.2 hereof. Each Casualty/Condemnation Prepayment, after deducting Lender's costs and expenses (including reasonable attorneys' fees and expenses) in connection with the settlement or collection of the Proceeds or Award, shall be applied in the same manner as repayments under Section 2.3.1, and if such Casualty/Condemnation Prepayment is made on any date other than a Payment Date, then such Casualty/Condemnation Prepayment shall include interest that would have accrued on the Principal prepaid to but not including the next Payment Date. Provided that no Event of Default is continuing, any such mandatory prepayment

[redacted]

under this Section 2.3.2 hereof shall be without the payment of the Yield Maintenance Premium, but subject to payment of the Exit Fee.

(b) Without limiting the provisions set forth in Section 2.3.2(a) above and Section 7.4.2 hereof, if in connection with a total casualty affecting all or substantially all of the Improvements at the Property, Lender elects to apply the Proceeds to the unpaid Principal in accordance with Section 7.4.2, and the Proceeds received in connection therewith are insufficient to repay the Debt, then Borrower shall nonetheless be required to repay a portion of Principal equal to the amount of such deficiency (the amount by which the unpaid Principal exceeds the amount of Proceeds received in connection with such casualty), which prepayment shall be without any Yield Maintenance Premium, but subject to the payment of the Exit Fee.

2.3.3 Optional Prepayments. Borrower shall have the right to prepay all or any portion of the Principal on any Payment Date provided that Borrower gives Lender at least thirty (30) days prior written notice thereof, which notice is accompanied by a copy of the contract of sale for the Property (if such prepayment will be in connection with a sale of the Property), and such prepayment is accompanied by (a) the Yield Maintenance Premium applicable thereto (if such prepayment occurs prior to the Yield Maintenance Date) and (b) the Exit Fee applicable thereto. Borrower may modify, revoke or cancel any such prepayment notice so long as (i) Borrower provides written notice to Lender of such modification, revocation or cancellation on or before the date that is two (2) Business Days prior to the prepayment date set forth in such [redacted] incurred by Lender as a result of the original notice of prepayments and as a result of such revocation, cancellation or modification, including any amounts pursuant to Section 2.2.4 hereof. If any such prepayment is not made on a Payment Date, Borrower shall also pay interest that would have accrued on such prepaid Principal to but not including the next Payment Date.

2.4 Release of Property. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrower, assign to Borrower's designee (without any representation or warranty by and without any recourse against Lender whatsoever) the Lien of the Loan Documents if not theretofore released. In connection with the release of the Lien, Borrower shall submit to Lender, not less than thirty (30) days prior to the date of repayment (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien, in a form appropriate in the jurisdiction in which the Property is located (and related Loan Documents) for execution by Lender. Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgage and the Pledge, including Lender's reasonable out-of-pocket attorneys' fees.

2.5 Payments and Computations.

2.5.1 Making of Payments. Each payment by Borrower shall be made to Lender not later than 11:00 a.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office or at such other place as Lender shall from time to time designate, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. All such payments shall be made irrespective of, and without any

deduction, set-off or counterclaim whatsoever, and with all costs and charges incurred in the collection or enforcement thereof, including attorneys' fees and court costs.

2.5.2 **Computations**. Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

2.5.3 [redacted]. If any Principal, interest or other sum due under any Loan Document is not paid by Borrower on the date on which it is due, Borrower shall pay to [redacted] maximum amount permitted by applicable law (the "[redacted]"), in order to defray [redacted] compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents.

2.5.4 **Certain Payments**. Notwithstanding anything to the contrary contained in this Agreement, in connection with and for the purposes of any payment or prepayment of all [redacted] with respect to the next succeeding Interest Period, the Benchmark shall be determined as of the [redacted] thereafter, reasonably promptly after the occurrence of such next succeeding Determination Date, make any necessary adjustment in the amount actually required to be paid or prepaid based upon the Benchmark as determined on such next succeeding Determination Date.

2.6 **Interest Rate Protection Agreements**.

2.6.1 **Interest Rate Protection Agreement**. As of the date hereof, Borrower has entered into, made all payments required under, and satisfied all conditions precedent to the effectiveness of, an interest rate protection agreement that satisfies all of the following conditions (such interest rate protection agreement together with (i) any extension thereof, (ii) any other interest rate protection agreement entered into pursuant to Section 2.8 or (iii) any Substitute IRPA entered into pursuant to Section 2.6.6, being referred to herein as the "***Interest Rate Protection Agreement***"):

(a) the Interest Rate Protection Agreement (i) is with a bank or other financial institution which has (A) a long-term unsecured debt or counterparty rating of "A-" or higher by S&P; and (B) a long-term unsecured debt or counterparty rating of not less than "A3" by Moody's (an "***Acceptable Counterparty***"); (ii) has a term ending no earlier than the Stated Maturity Date; (iii) is an interest rate cap having (A) in a notional amount not less than the maximum Principal and (B) that shall have the effect of capping the [redacted] Notwithstanding the foregoing, SMBC Capital Markets, Inc. (with an Acceptable SMBC Credit Support Party (hereinafter defined) as its credit support party) will be an Acceptable Counterparty so long as the rating of its credit support party (provided such credit support party shall be an Acceptable SMBC Credit Support Party) is not downgraded, withdrawn or qualified by S&P or Moody's from the long and short term ratings issued by such rating agencies below the lesser of the above rating (as applicable) or its ratings as of the date

[redacted]

hereof. As used herein, an "***Acceptable SMBC Credit Support Party***" shall mean (a) Sumitomo Mitsui Banking Corporation or a replacement guarantor that meets the foregoing rating requirements and provides a guaranty on substantially the same form as the guaranty provided by Sumitomo Mitsui Banking Corporation on the date hereof and (b) provided any such credit support party guaranty guaranties all current and future obligations under the Interest Rate Protection Agreement or replacement Interest Rate Protection Agreement, as applicable.

(b) Borrower's interest in such Interest Rate Protection Agreement has been assigned to Lender pursuant to documentation satisfactory to Lender in form and substance, [redacted] delivered to Lender an acknowledgment of such assignment, which acknowledgment shall be satisfactory to Lender in form and substance.

(c) Borrower shall, within ten (10) days of the date hereof, obtain and deliver to Lender an opinion of counsel from counsel for the counterparty (which counsel may be in-house counsel for the counterparty) (upon which Lender and its successors and assigns and the Rating Agencies may rely) which shall provide, in relevant part, that:

(i) the counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Protection Agreement;

(ii) the execution and delivery of the Interest Rate Protection Agreement by the counterparty, and any other agreement which the counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii) all consents, authorizations and approvals required for the execution and delivery by the counterparty of the Interest Rate Protection Agreement, and any other agreement which the counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(iv) the Interest Rate Protection Agreement, and any other agreement which the counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the counterparty and constitutes the legal, valid and binding obligation of the counterparty, enforceable against the counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.6.2 Execution of Documents. Borrower shall promptly execute and deliver [redacted] as may be requested by such counterparty in connection with such Interest Rate Protection Agreement.

2.6.3 No Obligation of Lender. Borrower agrees that Lender shall not have any obligation, duty or responsibility to Borrower or any other Person by reason of, or in connection with, any Interest Rate Protection Agreement (including any duty to provide or arrange any Interest Rate Protection Agreement, to consent to any mortgage or pledge of the Property or any portion thereof as security for Borrower's performance of its obligations under any Interest Rate Protection Agreement, or to provide any credit or financial support for the obligations of Borrower or any other Person thereunder or with respect thereto). No Interest Rate Protection Agreement shall alter, impair, restrict, limit or modify in any respect the obligation of Borrower [redacted] provisions of the Loan Documents.

2.6.4 Receipts from Interest Rate Protection Agreements. Borrower shall cause all payments made by the counterparty to the Interest Rate Protection Agreement to be deposited into the Clearing Account, to be applied in accordance with Section 3.1 of this Agreement.

2.6.5 Downgrade of Counterparty. In the event of any downgrade, withdrawal or qualification of the rating of the issuer of the Interest Rate Protection Agreement such that it ceases to qualify as an "Acceptable Counterparty", Borrower shall replace the Interest Rate Protection Agreement with a replacement Interest Rate Protection Agreement from an Acceptable Counterparty (with terms identical to the Interest Rate Protection Agreement being replaced, or otherwise approved by Lender in its reasonable discretion and the Rating Agencies) not later than thirty (30) days following receipt of notice from Lender or Servicer of such downgrade, withdrawal or qualification.

2.6.6 Benchmark Replacement; Substitute IRPA.

(a) Notwithstanding anything to the contrary contained above in this Section 2.6, in Section 2.8(e) hereof or elsewhere in this Agreement, if, at any time, Lender gives Borrower notice that a Benchmark Replacement has been selected in accordance with the terms hereof, then:

(i) within thirty (30) days after the giving of such notice of a Benchmark Replacement, Borrower shall enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of, a Substitute IRPA (and in connection therewith, but not prior to Borrower taking all the actions described in this clause (i), Borrower shall have the right to terminate any then existing Interest Rate Protection Agreement); and

(ii) following the giving of such notice of a Benchmark Replacement, in lieu of satisfying the condition described in Section 2.8(e) hereof with respect to any Extension Period not then yet commenced, Borrower shall instead enter into, make all

payments under, and satisfy all conditions precedent to the effectiveness of a Substitute IRPA on or prior to the first day of such Extension Period.

(b) As used herein, "***Substitute IRPA***" means an interest rate protection agreement that satisfies all of the following requirements:

(i) it has a term expiring no earlier than, in the case of Section 2.6.6(a)(i) hereof, the then Stated Maturity Date, and in the case of Section 2.6.6(a)(ii) hereof, the last day of the requested Extension Period;

(ii) it has a notional amount equal to the then outstanding Principal;

(iii) it provides that the only obligation of Borrower thereunder is the [redacted] thereof;

(iv) it provides a hedge against increases in the Benchmark Replacement and has a strike rate that is equal to or less than the applicable Strike Rate, as determined by Lender as of the Benchmark Replacement Date; and

(v) without intending to limit any of the provisions of the preceding clauses (i) through (iv), it satisfies all of the requirements of Sections 2.6.1(a) (other than clause (iii)(B) thereof), (b), and (c).

2.7 Fees.

2.7.1 Structuring Fee. On the date hereof, Borrower shall pay to Lender a [redacted]

2.7.2 Exit Fee. Upon any repayment or prepayment of Principal or acceleration of the Loan, Borrower shall pay to Lender on the date of such repayment or prepayment the Exit Fee applicable thereto. All Exit Fees hereunder shall be deemed to be earned by Lender upon the funding of the Loan.

2.8 Extension Option. Borrower shall have the right, at its option, to extend the Stated Maturity Date until (i) April 9, 2028 (the "***First Extended Maturity Date***"), (ii) April 9, 2029 (the "***Second Extended Maturity Date***") and (iii) April 9, 2030 (the "***Third Extended Maturity Date***") (and the period of time during each such extension period being referred to herein as an "***Extension Period***") by giving notice of such extension to Lender at least thirty (30) days but no more than ninety (90) days prior to the then scheduled Stated Maturity Date. Upon receipt of such request to extend the Stated Maturity Date until the First Extended Maturity Date, the Second Extended Maturity Date or the Third Extended Maturity Date, as the case may be, Lender will promptly confirm to Borrower in writing whether or not the Stated Maturity Date will be so extended, which extension will be granted upon the satisfaction of the following conditions:

(a) no monetary Default, material non-monetary Default or Event of Default shall be continuing at the time such request is made or on the then scheduled Stated Maturity Date;

(b) Borrower delivers to Lender an Officer's Certificate confirming the accuracy of the information contained in clause (a) above, and certifying that each of the representations and warranties of Borrower contained in the Loan Documents is true, complete and correct in all material respects as of the date of such Officer's Certificate to the extent such representations and warranties are not matters which by their nature can no longer be true and correct as a result of the passage of time, and as to the representation and warranty made with respect to the Rent Roll pursuant to Section 4.25, reference shall be made to the Rent Roll that has been most recently delivered to Lender pursuant to Section 6.3.3;

(c) With respect to the second Extension Period only, Borrower pays to Lender concurrently with the delivery of the notice of requested extension, an extension fee in an [redacted] Extension Period only, Borrower pays to Lender concurrently with the delivery of the [redacted] outstanding Principal (and no extension fee shall be payable with respect to the first Extension Period);

(d) (i) with respect to the extension of the Stated Maturity Date to the First Extended Maturity Date, on the originally scheduled Stated Maturity Date, the Debt Yield [redacted] the originally scheduled Stated Maturity Date; provided, however, if the Debt Yield is less [redacted] exercise its option to extend the Stated Maturity Date for the first Extension Period (assuming that all other conditions set forth in this Section 2.8 with respect to the first Extension Period have been satisfied or waived in writing by Lender in its sole and absolute [redacted] (together with the applicable Exit Fee), (ii) with respect to the extension of the Stated Maturity Date to the Second Extended Maturity Date, on the First Extended Maturity Date, [redacted] immediately preceding the First Extended Maturity Date and (iii) with respect to the extension of the Stated Maturity Date to the Third Extended Maturity Date, on the Second [redacted] calendar month immediately preceding the Second Extended Maturity Date (and for the avoidance of doubt, no Debt Yield requirement shall apply in connection with the extension of the Stated Maturity Date to the First Extended Maturity Date);

(e) (i) with respect to the extension of the Stated Maturity Date to the First Extended Maturity Date, on the originally scheduled Stated Maturity Date, the Debt Service Coverage Ratio is at least equal to 1.10:1.00, calculated as of the last day of the calendar month immediately preceding the originally scheduled Stated Maturity Date; provided, however, if the Debt Service Coverage Ratio is less than 1.10:1.00 on the originally scheduled Stated Maturity Date, Borrower may nonetheless exercise its option

[redacted]

to extend the Stated Maturity Date for the first Extension Period (assuming that all other conditions set forth in this Section 2.8 with respect to the first Extension Period have been satisfied or waived in writing by Lender in its sole and absolute discretion) by depositing additional funds into the Carry Reserve such that (after giving effect to such deposit) the Debt Service Coverage Ratio (i.e., assuming that the funds in the Carry Reserve Subaccount are included in UNCF) is at least equal to 1.10:1.00, (ii) with respect to the extension of the Stated Maturity Date to the Second Extended Maturity Date, on the First Extended Maturity Date, the Debt Service Coverage Ratio is at least equal to 1.40:1.00, calculated as of the last day of the calendar month immediately preceding the First Extended Maturity Date, and (iii) with respect to the extension of the Stated Maturity Date to the Third Extended Maturity Date, on the Second Extended Maturity Date, the Debt Service Coverage Ratio is at least equal to 1.50:1.00, calculated as of the last day of the calendar month that is immediately preceding the Second Extended Maturity Date;

(f) on or prior to the then scheduled Stated Maturity Date, Borrower either (i) extends the term of the Interest Rate Protection Agreement to a date not earlier than the expiration of the requested Extension Period or (ii) enters into a new interest rate protection agreement that has a notional amount not less than the then outstanding Principal, which [redacted] through the expiration of the requested Extension Period, and which extension or new agreement is on the same terms and conditions set forth in Section 2.6.1 of this Agreement;

(g) with respect to the extension of the Stated Maturity Date to the Third Extended Maturity Date, Borrower shall deliver to Lender a fully-executed agreement between Franchisor and Borrower extending the term of the Franchise Agreement such that the expiration of such term shall occur no earlier than ten (10) years after the Third Extended Maturity Date, and which agreement shall otherwise be on terms acceptable to Lender in its reasonable discretion; and

(h) the Mezzanine Loan has been extended such that the term of the Mezzanine Loan shall not expire prior to the expiration of the requested Extension Period.

If Borrower is unable to satisfy all of the foregoing conditions within the applicable time frames for each, Lender shall have no obligation to extend the Stated Maturity Date hereunder.

3. CASH MANAGEMENT AND RESERVES

3.1 Cash Management Arrangements. Borrower shall at all times cause all Rents (including Rents in the nature of sums payable by issuers of credit cards accepted at the Property or on-line travel agencies) to be transmitted directly by non-residential tenants of the Property into an Eligible Account (the "***Clearing Account***") established and maintained by Borrower and approved by Lender in its reasonable discretion, at a local bank selected by Borrower, which shall at all times be an Eligible Institution (the "***Clearing Bank***") as more fully described in the Clearing Account Agreement. In the event of any resignation of the Clearing Bank, Borrower and Lender shall use reasonable efforts to designate such a successor bank promptly after receipt of notice of resignation by the Clearing Bank and shall take all reasonable actions necessary to cause such

designated successor promptly to assume the obligations of the Clearing Bank. Concurrently with the execution and delivery hereof, Borrower shall deliver a notice in the form of Schedule 9A to each existing non-residential tenant at the Property directing them to remit their rent checks directly to the Clearing Bank, and shall also deliver such a notice to each future tenant at the Property. Concurrently with the execution and delivery hereof, Borrower shall deliver a notice in the form of Schedule 9B to each credit card company directing them to remit the credit card receipts directly to the Clearing Bank. Without in any way limiting the foregoing, if Borrower or Manager receive any Rents, then (i) such amounts shall be deemed to be collateral for the Loan and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower or Manager, and (iii) Borrower or Manager shall deposit such amounts into the Clearing Account within one (1) Business Day of receipt. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into Borrower's operating account at the Clearing Bank, unless a Cash Management Period is continuing, in which event such funds shall be swept on a daily basis into an Eligible Account at the Deposit Bank controlled by Lender (the "***Deposit Account***") and applied and disbursed in accordance with this Agreement. Lender will also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as "***Subaccounts***"). At all times, Lender may, in its discretion, elect to maintain the deposits and reserves required under this Agreement in an Eligible Account at a bank or other depository selected by Lender other than the Deposit Bank in which case, all references to the Deposit Account and any Subaccounts hereunder shall be deemed to include such Eligible Account and the subaccounts of any such Eligible Account and all funds in such Eligible Account shall be invested at Lender's discretion. The Clearing Account, Deposit Account and any Subaccount will be under the sole dominion and control of Lender, and Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the above accounts. Notwithstanding anything to the contrary contained herein, in the Clearing Account Agreement or the Cash Management Agreement, Borrower shall bear all risk of any loss or liability due to, and Lender shall not be liable for, (x) any acts, omissions, errors in judgment or mistakes of fact or law of the Deposit Bank or the Clearing Bank, (y) any breach by the Deposit Bank of the Cash Management Agreement or the Clearing Bank of the Clearing Account Agreement, or (z) the conservatorship, bankruptcy, receivership, insolvency, reorganization, or any similar debtor relief laws affecting the rights, remedies, powers, privileges and benefits of creditors generally, of the Deposit Bank or the Clearing Bank.

3.2 PIP Work/PIP Subaccount.

(a) Borrower shall perform and complete each item of the PIP Work, in each case, on or before September 30, 2025 (provided, if Borrower has been diligently and expeditiously proceeding with the completion of such PIP Work during such period and shall thereafter continue to diligently and expeditiously proceed to complete such PIP Work, such period shall be extended for such time as is reasonably necessary for Borrower to complete the PIP Work, such additional [redacted] amounts to be transferred to a Subaccount (the "***PIP Subaccount***"), which funds shall be used (subject to the terms and conditions set forth in this Section 3.2) towards completion of the PIP

[redacted]

Work. Provided no Default or Event of Default is continuing, Lender shall disburse funds held in the PIP Subaccount to Borrower, within fifteen (15) days after the delivery by Borrower to Lender [redacted] such lesser amount equal to the remaining balance of the PIP Subaccount), and, with respect to any particular disbursement for any portion of the PIP Work, in an amount not to exceed the amount set forth on Schedule 2B with respect to such particular portion or item of the PIP Work, provided that the request for disbursement is accompanied by the following items (which items shall be in form and substance satisfactory to Lender): (i) an Officer's Certificate in the form of Schedule 8 attached hereto; (ii) copies of Lien waivers or other evidence of payment satisfactory to Lender (together with backup thereto, if requested by Lender in its reasonable discretion), unless the requested disbursement shall be used to pay for such PIP Work directly (and not reimburse Borrower for the PIP Work previously paid for by Borrower), in which case Borrower shall be required to deliver such items with respect to the PIP Work which was the subject of the previous disbursement and conditional lien waivers with respect to the requested items to be paid for from the requested disbursement; (iii) at Lender's option, a title search for the Property indicating that it is free from all Liens not previously approved by Lender; (iv) if applicable, a copy of each License required to be obtained with respect to the portion of the PIP Work which is the subject of the requested disbursement; (v) when the PIP Work has been completed, sign-off from Franchisor with respect to the PIP Work; (vi) such other evidence as Lender shall request in its reasonable discretion that the PIP Work which is the subject of the requested disbursement has been completed and paid for and; (vii) evidence reasonably satisfactory to Lender that sufficient funds remain in the PIP Subaccount to complete the PIP Work. Lender shall have (if it desires) verified (by an inspection conducted at Borrower's expense) performance of the work associated [redacted] the PIP Work may, at Lender's option, be made by joint check payable to Borrower and the payee of such PIP Work. Provided no Default or Event of Default is continuing, upon Borrower's completion of all PIP Work in accordance with this Section 3.2, Lender shall release any funds remaining in the PIP Subaccount, if any, to Borrower. Additionally, (i) at Lender's election, if the [redacted] and approved (which approval shall not be unreasonably withheld, conditioned or delayed), any general contractor's agreement, architect's agreement and the plans and specifications for such work prepared by a licensed architect, in such instances where it is customary to have such plans and specifications prepared by a licensed architect (*e.g.,* work of a structural nature), and (y) Lender shall have approved (which approval, including as to any reasonable list of proposed general contractors or architects submitted by Borrower, shall not be unreasonably withheld, conditioned or delayed) the general contractor and architect retained for such work; (ii) if, in [redacted] Lender shall have received a report from such Construction Consultant (i) that all of the PIP Work completed has been done substantially in compliance with the approved plans and specifications [redacted] sum necessary to complete the PIP Work in accordance with the approved plans and specifications and applicable Legal Requirements; and (2) the amount of time from the date of such inspection that will be required to achieve completion of the PIP Work. Without limiting the foregoing, Lender may instruct the Construction Consultant to inspect the progress of the PIP Work (and to provide the reports described above) on a monthly basis, regardless of the amount of any

expenditures towards the PIP Work in any given month. If, in connection with the completion of any PIP Work, Borrower desires to engage any general contractor, engineer, and/or architect, at Lender's election, Lender shall be entitled to approve (which approval will not be unreasonably withheld, conditioned or delayed) any such general contractor, engineer, and/or architect, any general contractor's agreement and architect's agreement and the plans and specifications for such work prepared by such architect.

(b) At any time and from time to time, Lender shall have the right (but not the obligation) to notify Borrower that, in Lender's commercially reasonable judgment, the cost of all remaining PIP Work that remains unpaid at the time in question exceeds the undisbursed funds then on deposit in the PIP Subaccount (the amount of any such deficiency being herein referred to as the "***PIP Work Shortfall***"). If Lender at any time shall so notify Borrower, Borrower shall within ten (10) days after Lender's notification, either (i) provide evidence satisfactory to Lender that the cost to complete the PIP Work does not exceed the undisbursed proceeds, or (ii) deposit with Lender an amount equal to such PIP Work Shortfall, which shall be deposited into the PIP Subaccount, and which shall be disbursed in accordance with the terms and conditions set forth in Sections 3.2(a) above.

(c) Upon reasonable advance notice, Borrower shall permit Lender, the Construction Consultant and their respective representatives, to enter upon the Property, inspect the PIP Work and all materials to be used in the construction thereof and to examine the plans and specifications which are or may be kept at the construction site at all reasonable times and with reasonable advance notice and will cooperate, and use reasonable efforts to cause the architects, engineers, general contractors, project managers and trade contractors to cooperate with the Construction Consultant to enable him or her to perform his or her functions hereunder.

(d) Borrower acknowledges that (i) the Construction Consultant shall be retained by Lender to act as a consultant and only as a consultant to Lender in connection with the construction of the PIP Work, to make periodic inspections, and to review all draw requests and submissions, and shall have no duty to Borrower, (ii) the Construction Consultant shall in no event have any power or authority to give any approval or consent or to do any other act or thing which is binding upon Lender, (iii) Lender reserves the right to make any and all decisions required to be made by Lender under this Agreement and to give or refrain from giving any and all consents or approvals required to be given by Lender under this Agreement and to accept or not accept any matter or thing required to be accepted by Lender under this Agreement, and without being bound or limited in any manner or under any circumstance whatsoever by any opinion expressed or not expressed, or advice given or not given, or information, certificate or report provided or not provided, by the Construction Consultant with respect thereto, (iv) Lender reserves the right in its sole and absolute discretion to disregard or disagree, in whole or in part, with any opinion expressed, advice given or information, certificate or report furnished or provided by the Construction Consultant to Lender, and (v) Lender reserves the right to replace the Construction Consultant with another construction consultant at any time and without prior notice to or approval by Borrower.

3.3 Real Estate Taxes.

(a) [redacted] Real Estate Taxes and (ii) on each Payment Date, one-twelfth (1/12) of the Real Estate Taxes that Lender in good faith estimates will be payable during the next twelve (12) months in order to [redacted] prior to delinquency. Such amounts will be transferred by Lender to a Subaccount (the "***Property Tax Subaccount***"). If Lender determines in its reasonable judgment that the funds in the Property Tax Subaccount will be insufficient to pay (or in excess of) the Real Estate Taxes next coming due, Lender may, upon thirty (30) days' notice to Borrower, increase (or decrease) the monthly contribution required to be made by Borrower to the Property Tax Subaccount.

(b) Provided that no Event of Default is continuing, Lender will (a) apply funds in the Property Tax Subaccount to payments of Real Estate Taxes required to be made by Borrower pursuant to Section 5.12, provided that Borrower has promptly supplied Lender with notices of all Real Estate Taxes coming due, or (b) if Borrower has not promptly supplied Lender with notices of Real Estate Taxes coming due, reimburse Borrower for such amounts, within fifteen (15) days after presentation of evidence of payment. In making any payment relating to Real Estate Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.

3.4 Insurance Premiums.

(a) [redacted] that Lender in good faith estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. Such amounts will be transferred by Lender to a Subaccount (the "***Insurance Subaccount***"). If Lender determines in its reasonable judgment that the funds in the Insurance Subaccount will be insufficient to pay (or in excess of) the Insurance Premiums next coming due, Lender may, upon thirty (30) days' notice to Borrower, increase (or decrease) the monthly contribution required to be made by Borrower to the Insurance Subaccount.

(b) Provided that no Event of Default is continuing, Lender will (a) apply funds in the Insurance Subaccount to payments of Insurance Premiums required to be made by Borrower pursuant to Section 7.1 hereof, provided that Borrower has promptly supplied Lender with notices of all Insurance Premiums coming due, or (b) if Borrower has not promptly supplied Lender with notices of Insurance Premiums coming due, reimburse Borrower for such amounts, within fifteen (15) days after presentation of evidence of payment. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or agent, without inquiry into the accuracy of such bill, statement or estimate.

3.5 Capital/FF&E Expense Reserves.

(a) Borrower shall pay to Lender on each Payment Date, for payments to or reimbursement of Borrower for Approved Capital/FF&E Expenses in accordance with this Section 3.5, the FF&E Percentage of the monthly gross revenue of the Property (based upon the estimated

[redacted]

gross revenue set forth in the Approved Operating Budget for the month in which such Payment Date falls, the "***Budgeted Monthly Gross Revenue***"), and Lender will transfer such amounts into a Subaccount (the "***CapEx/FF&E Reserve Subaccount***").

(b) Provided that no Default or Event of Default is continuing, Lender shall disburse funds held in the CapEx/FF&E Reserve Subaccount to Borrower, within fifteen (15) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per [redacted] by the following items (which items shall be in form and substance satisfactory to Lender): (i) an Officer's Certificate in the form of Schedule 8 attached hereto; (ii) copies of Lien waivers or other evidence of payment reasonably satisfactory to Lender (together with backup thereto, if requested by Lender in its reasonable discretion), unless the requested disbursement shall be used to pay for such Approved Capital/FF&E Expense directly (and not reimburse Borrower for the Approved Capital/FF&E Expense previously paid for by Borrower), in which case Borrower shall be required to deliver such items with respect to the Approved Capital/FF&E Expense which was the subject of the previous disbursement and conditional lien waivers with respect to the requested items to be paid for from the requested disbursement; (iii) at Lender's option, a title search for the Property indicating that it is free from all Liens not previously approved by Lender; (iv) if applicable, a copy of each License required to be obtained with respect to the work that is the subject of the Approved Capital/FF&E Expenses which is the subject of the requested disbursement, and (v) such other evidence as Lender shall request in its reasonable discretion that the Approved Capital/FF&E Expenses which are the subject of the requested disbursement have been completed and paid for. Lender shall have (if it desires) verified (by an inspection conducted at Borrower's expense) performance of the work associated with any Approved Capital/FF&E Expense. Any [redacted] Expenses may, at Lender's option, be made by joint check payable to Borrower and the payee of such Approved Capital/FF&E Expenses.

(c) At the end of each calendar quarter during the Term, Lender shall compare (A) the actual gross revenue of the Property received during the prior calendar quarter, as set forth on the monthly reports delivered by Borrower pursuant to Section 6.3.3 hereof (the "***Actual Quarterly Gross Revenue***") to (B) the aggregate Budgeted Monthly Gross Revenue for such calendar quarter (such aggregate, the "***Budgeted Quarterly Gross Revenue***") and, (i) to the extent the Actual Quarterly Gross Revenue exceeds the Budgeted Quarterly Gross Revenue, Borrower [redacted] amount into the CapEx/FF&E Reserve Subaccount or (ii) to the extent the Actual Quarterly Gross Revenue is less than the Budgeted Quarterly Gross Revenue, provided that no Default or Event of Default has occurred and is continuing, Lender shall provide Borrower with a credit against Borrower's future payment obligations under this Section 3.5 in an amount equal to the applicable FF&E Percentage of the difference obtained by subtracting Actual Quarterly Gross Revenue from Budgeted Quarterly Gross Revenue.

3.6 Carry Reserve.

(a) On the date hereof, Borrower shall deposit with Lender the amount of [redacted] ***Carry Reserve***

[redacted]

Subaccount"). During the Initial Cash Management Period, all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into the Carry Reserve Subaccount. In addition to the foregoing, if at any time prior to satisfaction of the Carry Reserve Release [redacted] within ten (10) Business Days of notice of the same, deposit with Lender an amount necessary (as calculated by Lender) to enable the Property to achieve a Debt Service Coverage Ratio (i.e., assuming that the funds in the Carry Reserve Subaccount are included in UNCF) of 1.10:1.00 for the ensuing twelve (12) month period. Borrower's obligations under the preceding sentence are continuing obligations and Borrower shall be required to make such deposits described in the preceding sentence at any time that Lender determines, in accordance with the prior sentence, that [redacted] however, in no event shall Borrower's liability under this Section 3.6(a) exceed an aggregate [redacted] hereof). For the avoidance of doubt, except as expressly set forth above, only funds in the Carry Reserve Subaccount may be used to cover Shortfalls (and not Borrower's owns funds or equity) and Borrower shall not be permitted to deposit its own funds into the Clearing Account, the Carry Reserve Subaccount or any Cash Management Account (i.e., only Rents shall be permitted to be deposited into any of the foregoing accounts or Subaccounts).

(b) Provided that no Event of Default has occurred and is continuing (other than an Event of Default that can be avoided by the operation of this Section 3.6), if on any Payment Date there is a Shortfall, then Lender shall disburse to itself (or with respect to any Shortfall with respect to the Monthly Operating Expense Budgeted Amount and/or any then-payable Custodial Funds, Lender shall disburse such funds to Borrower) funds from the Carry Reserve Subaccount to cover any such Shortfall, and such disbursement shall be credited towards the applicable Required Payments under Section 3.11(a) and Schedule 11. Additionally, Lender shall have the right (in the absence of any request for disbursement from Borrower), but not the obligation, concurrently with written notice thereof to Borrower, to disburse to itself (or to Borrower with respect to any Shortfall with respect to the Monthly Operating Expense Budgeted Amount and/or any then-payable Custodial Funds) funds from the Carry Reserve Subaccount to cover any such [redacted] obligation to pay the applicable Required Payment. Notwithstanding anything to the contrary in this Section 3.6, upon satisfaction of the Carry Reserve Release Condition, and provided that no Default or Event of Default shall then exist, any amounts then remaining in the Carry Reserve Subaccount shall be disbursed to Borrower. As used herein, "***Carry Reserve Release Condition***" means Lender's good faith determination in its reasonable discretion that the Property has achieved (i) a Debt Yield (calculated without giving effect to the funds then on deposit in the Carry Reserve [redacted] Ratio (calculated without giving effect to the funds then on deposit in the Carry Reserve Subaccount) of at least 1.10:1.00 for two consecutive calendar quarters.

3.7 Casualty/Condemnation Subaccount. Borrower shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation, and Lender will transfer such amounts to a Subaccount (the "***Casualty/Condemnation Subaccount***") in accordance with the provisions of Article 7 hereof. All amounts in the Casualty/Condemnation Subaccount shall be disbursed in accordance with the provisions of Article 7 hereof.

3.8 **Security Deposits**. Borrower shall keep and hold all security deposits under Leases in accordance with applicable Legal Requirements and at a separately designated account under Borrower's control at the Clearing Bank so that the security deposits shall not be commingled with any other funds of Borrower. After the occurrence of an Event of Default, Borrower shall, upon Lender's request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Lender or Servicer in a Subaccount (the "***Security Deposit Subaccount***") subject to the terms of the Leases. Any funds in the Security Deposit Subaccount which Borrower is permitted to retain (i.e., a forfeited security deposit) pursuant to the applicable provisions of any Lease shall be transferred into the Clearing Account. Security deposits held in the Security Deposit Subaccount will either be released by Lender within fifteen (15) days after the delivery by Borrower to Lender of a request therefor together with such evidence as Lender may request in its reasonable discretion that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease, or may be applied as Rent pursuant to the rights of Borrower under the applicable Lease. Any letter of credit or other instrument that Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in its full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender).

3.9 **Cash Collateral Subaccount**. If a Cash Management Period shall have commenced (other than a Cash Management Period triggered solely by the Initial Cash [redacted] Date thereafter during the continuance of such Cash Management Period, all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into a Subaccount (the "***Cash Collateral Subaccount***") as cash collateral for the Debt. Any funds in the Cash Collateral Subaccount and not previously disbursed or applied shall be disbursed to Borrower upon the termination of such Cash Management Period. Lender shall have the right, but not the obligation, at any time during the continuance of an Event of Default, in its sole and absolute discretion to apply all sums then on deposit in the Cash Collateral Subaccount to the Debt, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including to make a [redacted] applicable thereto).

3.10 **Grant of Security Interest; Application of Funds**. As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all of Borrower's right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Account, the Deposit Account and all Subaccounts created pursuant to this Agreement (collectively, the "***Cash Management Accounts***"). Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Rents to Lender or (ii) deposit of such Rents into the Clearing Account. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements to be filed with respect thereto, except those naming Lender as the secured

party. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect in Lender's sole and absolute discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Mortgage and/or the Pledge or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. Provided no Event of Default is continuing, all interest which accrues on the funds in any Cash Management Account (other than the Property Tax Subaccount and Insurance Subaccount) shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of the Debt, all remaining funds in the Subaccounts, if any, shall be promptly disbursed to Borrower.

3.11 <u>Property Cash Flow Allocation</u>.

(a) During any Cash Management Period, all Rents deposited into the Deposit Account during the immediately preceding Interest Period shall be applied on each Payment Date in the order of priority set forth on <u>Schedule 11</u> attached hereto. Not less than five (5) Business [redacted] ("***Custodial Funds Statement***") certifying to Lender (and providing such back up documentation [redacted] payable by Borrower and/or (y) paid by Borrower (and for which Borrower is looking to be reimbursed) during the period since the prior Custodial Funds Statement. Any funds distributed to Borrower for the payment of Custodial Funds (including any distribution to Borrower pursuant to clause (vi) of <u>Schedule 11</u>) shall be used by Borrower only to pay the applicable payee with respect to such Custodial Funds or reimburse Borrower for such Custodial Funds paid by Borrower, as applicable.

(b) The failure of Borrower to make all of the payments required under clauses <u>(i)</u> through <u>(vi)</u> of <u>Schedule 11</u> in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Loan Documents, and/or the Mezzanine Loan Documents, the parties hereto acknowledge and agree that, as to any clause or provision contained in this Agreement, the other Loan Documents, and/or the Mezzanine Loan Documents to the effect that payments, distributions, or other similar effect are to be made by or on behalf of Borrower to Mezzanine Lender or applied to the Mezzanine Loan, such clause or provision shall be deemed to mean, and shall be construed as meaning, that Lender shall pay to Borrower, and Borrower shall then immediately distribute to Mezzanine Borrower, its sole member, pursuant to and in accordance with the organizational documents of Borrower and applicable law, any such amounts, which distribution shall be immediately payable to Mezzanine Lender, and any such clause or provision shall not be construed as meaning that Borrower is acting on behalf of, holding out its credit for, or paying the obligations of, Mezzanine Borrower, directly or in any other manner that would violate any of the special purpose entity

covenants contained in the Loan Agreement or other similar covenants contained in Borrower's organizational documents.

(d) Notwithstanding anything to the contrary contained in this Section 3.11, after the occurrence of an Event of Default, Lender may apply all Rents deposited into the Deposit [redacted] in its sole and absolute discretion.

3.12 **Intergroup Lien Reserve**[redacted] and Lender will transfer such amount into a Subaccount (the "***Intergroup Lien Reserve Subaccount***"). Provided no Event of Default is then continuing, Lender shall disburse the funds in the Intergroup Lien Reserve Subaccount directly to Borrower upon Borrower providing evidence to Lender that the Intergroup Lien has been satisfied in full.

4. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 3 with reference to a specific Section of this Article 4:

4.1 **Title**. Borrower has good, marketable and indefeasible title in fee to the real property and good title to the balance of the Property, free and clear of all Liens except the Permitted Encumbrances.

4.2 **Physical Condition**. Except as may be expressly set forth in the Property Condition Report, the Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects, and there exists no structural or other material defects or damages to the Property, whether latent or otherwise. Borrower has not received any written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or any termination or threatened termination of any policy of insurance or bond. No portion of the Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if so located, the flood insurance required pursuant to Section 7.1.1 hereof is in full force and effect with respect to that portion of the Property. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

4.3 **Survey/Boundaries**. The Survey does not fail to reflect any material matter affecting the Property or the title thereto. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property, except those which are set forth on the Survey and insured against by the Title Insurance Policy.

4.4 [redacted] a portion of any other tax lot that is not a part of the Property.

4.5 **Easements; Utilities and Public Access**. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, "***Easements***"), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid easement. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.6 **Assessments**. There are no pending or, to Borrower's knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

4.7 **Purchase Options**. Neither the Property nor any part thereof is subject to any purchase options, rights of first refusal, rights of first offer or other similar rights in favor of third parties.

4.8 **Condemnation**. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

4.9 **Compliance**. Borrower and the Property (including the Improvements) and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking, building and applicable zoning and land use laws, codes, regulations and ordinances) and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower, at any time in force affecting all or any portion of the Property. Borrower has not received any written notice of any default or violation by Borrower of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might have a Material Adverse Effect, and Borrower is otherwise not aware of any such default or violation. Borrower has not committed any act which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. The Property is used exclusively for hospitality use and other appurtenant and related uses. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required of Borrower for the legal use, occupancy and operation of the Property for its current use (collectively, the "***Licenses***"), have been obtained and are in full force and effect. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist

for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending and, to the knowledge of Borrower, no legal proceedings are threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property.

4.10 Valid and First Lien. The Mortgage when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (i) a valid and perfected first priority lien on Borrower's interest in the Property and (ii) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. There are no mechanics', materialman's or other similar Liens or claims which have been filed for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal or coordinate priority with, the Liens created by the Loan Documents. The Permitted Encumbrances, individually or in the aggregate, do not (a) materially interfere with the benefits of the security intended to be provided by the Mortgage and this Agreement, (b) materially and adversely affect the value, operation or use of the Property, or (c) impair Borrower's ability to repay the Loan.

4.11 Filing, Recording and Other Taxes. All transfer Taxes, deed stamps, intangible Taxes or other amounts in the nature of transfer Taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar Taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid or are being paid simultaneously herewith. All Taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy.

4.12 Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state, commonwealth, district and local Tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local Taxes, charges and assessments payable by Borrower. Borrower's Tax returns (if any) properly reflect the income and Taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable Tax authority upon audit.

4.13 Proceedings; Enforceability. Borrower has the power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party and all the transactions contemplated thereby. The Loan Documents to which Borrower is a party have been duly authorized, executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Loan Documents are not subject to any right of rescission, set-off,

[redacted]

counterclaim or defense by Borrower, Sole Member or Guarantor including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and none of Borrower, Sole Member or Guarantor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.14 No Conflicts. The execution, delivery and performance of the Loan Documents by Borrower and the transactions contemplated hereby will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of Borrower pursuant to the terms of, any agreement or instrument or organizational document to which Borrower is a party or by which it or its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of its properties. Borrower's rights under the Licenses, the Franchise Agreement and the Management Agreement will not be adversely affected by the execution and delivery of the Loan Documents, Borrower's performance thereunder, the recordation of the Mortgage, or the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority or any other Person required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, the Loan Documents or the consummation of the transactions contemplated hereby, has been obtained and is in full force and effect. In addition, the Pledge, together with any Uniform Commercial Code financing statements required to be filed in connection therewith and the delivery of the original Certificate (as defined in the Pledge) to Lender, will create a valid, first priority, perfected Lien on Sole Member's interest in the Collateral, all in accordance with the terms thereof.

4.15 Organization; Special Purpose.

(a) Each of Borrower and Sole Member has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Each of Borrower and Sole Member is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations.

(b) Each of Borrower and Sole Member has at all times since its formation been, and as of the date hereof is, a Special Purpose Bankruptcy Remote Entity.

4.16 Other Debt. There is no indebtedness with respect to the Property or any indebtedness secured by excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

4.17 Ownership of Borrower. Borrower's exact legal name is: Justice Operating Company, LLC. Borrower is of the following organizational type (e.g., corporation, limited liability company): limited liability company, and the jurisdiction in which Borrower is organized

[redacted]

[redacted]

Organizational I.D. number is 5430976. The sole member of Borrower is Sole Member. The sole member of Sole Member is Mezzanine Borrower. The membership interests in each of Borrower and Sole Member are owned free and clear of all Liens (other than the Mezzanine Loan Liens), warrants, options and rights to purchase. Borrower has no obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational chart attached hereto as [redacted] ownership interest in Borrower.

4.18 Name; Principal Place of Business. Borrower does not use and will not use any trade name and has not done and will not do business under any name other than its actual name set forth herein. The principal place of business of Borrower is its primary address for notices as set forth in Section 6.1, and Borrower has no other place of business, other than the Property.

4.19 No Bankruptcy Filing. Neither Borrower, Guarantor, Sole Member nor any Person that directly or indirectly Controls Borrower or Sole Member is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of Borrower's assets or properties (a "***Bankruptcy Proceeding***"), and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons. In addition, neither Borrower nor Sole Member, Guarantor, Key Principal, nor any principal nor Affiliate of Borrower, Sole Member, Guarantor or Key Principal has been a party to, or the subject of a Bankruptcy Proceeding for the past ten (10) years.

4.20 Fraudulent Transfer. Borrower has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower's total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of the obligations of Borrower).

4.21 ERISA; No Plan Assets; Labor.

(a) As of the date hereof and throughout the Term (i) neither Borrower, any Guarantor nor any ERISA Affiliate sponsor, are obligated to contribute to, or are themselves an "employee benefit plan," as defined in Section 3(3) of ERISA or a "plan" as defined in Section 4975 of the Code, (ii) none of the assets of Borrower or any Guarantor constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified in operation by Section 3(42) of ERISA, (iii) neither Borrower nor Guarantor is or will be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower or Guarantor are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. Except for contributions to a

Multiemployer Plan required to be made under one or more of the CBAs, as of the date hereof, neither Borrower, any Guarantor nor, with respect to the Property, Manager, maintains, sponsors or contributes to or has any obligation (whether contractual or otherwise) with respect to a "multiemployer pension plan" (within the meaning of Section 3(37)(A) of ERISA). As of the date hereof, neither Borrower, any Guarantor nor any ERISA Affiliate nor, with respect to the Property, Manager, maintains, sponsors or contributes to or has any obligation (whether contractual or otherwise) with respect to a "defined benefit plan" (within the meaning of Section 3(35) of ERISA.) Borrower, each Guarantor and, with respect to the Property, Manager, and, except as would not reasonably be expected to result in material liability to Borrower or Guarantor, each ERISA Affiliate, have made all contributions required under any Multiemployer Plan. As of the date hereof, the aggregate potential withdrawal liability, as determined in accordance with Title IV of ERISA and the terms of such Multiemployer Plan, of Borrower, Guarantor, and, with respect to the Property, Manager, with respect to all Multiemployer Plans, would not result in liability to Borrower or Guarantor and as of the date hereof, the aggregate potential withdrawal liability, as determined in accordance with Title IV of ERISA and the terms of such Multiemployer Plan, of ERISA Affiliates would not result in a Material Adverse Effect. Neither Borrower nor Guarantor has engaged in any transaction in connection with which it could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material Tax imposed under the provisions of Section 4975 of the Code.

(b) The Manager, and not the Borrower, is the employer of all of the employees at the Property, whether or not subject to a collective bargaining agreement. Other than the CBAs, neither Borrower nor, with respect to the Property, Manager, is a party to, and neither Borrower nor, with respect to the Property, the Manager or any other person, is bound by, any collective bargaining agreements or union contracts with respect to any employees or other laborers at the Property and no such agreement or contract is currently being negotiated by Borrower or any of its Affiliates. Borrower and, with respect to the Property, Manager, are in compliance with the CBAs. There are no material grievances, disputes or controversies with any union or other organization of employees at the Property, including employees of Borrower, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

4.22 Litigation. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or, to Borrower's knowledge, threatened in writing against or affecting Borrower, Sole Member, Guarantor, the Manager or the Property, which, if adversely determined, might have a Material Adverse Effect.

4.23 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might have a Material Adverse Effect. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that would have a Material Adverse Effect. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound, and to Borrower's knowledge, there are no defaults under any such agreement by any other party thereto.

[redacted]

4.24 Full and Accurate Disclosure. No statement of fact made by Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to Borrower that has not been disclosed to Lender which adversely affects, or, as far as Borrower can foresee, might have a Material Adverse Effect. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower, Guarantor and the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower, Guarantor and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Borrower has no contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower, Guarantor or the Property from that set forth in said financial statements.

4.25 Leases. The rent roll attached hereto as Schedule 4 (the "***Rent Roll***") is true, complete and correct and the Property is not subject to any Leases other than the Leases described in the Rent Roll. Except as set forth on the Rent Roll: (i) each Lease is in full force and effect and all conditions precedent to each tenant's obligations under the related Lease have been satisfied; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any claim against the landlord under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrower's best knowledge, there is no present material default by the tenant under any Lease; (vii) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with Section 3.8; (viii) Borrower is the sole owner of the entire lessor's interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of the Borrower and the applicable tenant thereunder; (x) no Person has any possessory interest in, or right to occupy, the Property except under the terms of the Leases and Hotel Transactions; (xi) each Lease is subordinate to the Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement; (xii) all work to be performed by the landlord (Borrower or Borrower's predecessor in interest) under each Lease has been performed as required and has been accepted by the tenant under such Lease; (xiii) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the landlord to any tenant under any Lease has already been received by such tenant; (xiv) no Tenant under any Lease (or any sublease) is an Affiliate of Borrower; (xv) all tenants under the Leases are open for business and paying full, unabated rent; (xvi) there are no brokerage fees or commissions due and payable in connection with the leasing of space at the Property; and (xvii) no tenant under any Lease has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant

[redacted]

holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. The copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto. None of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof. Neither the Leases nor the Rents have been assigned or pledged except to Lender. To Borrower's knowledge, no tenant has made an assignment for the benefit of creditors, or is subject to any federal or state bankruptcy or reorganization arrangement pursuant to federal bankruptcy law or any similar federal or state law, or any proceeding for the dissolution or liquidation of such tenant.

4.26 Contracts; Major Contracts.

(a) There are no service, maintenance or repair contracts affecting the Property that are not terminable on one month's notice or less without cause and without penalty or premium. All service, maintenance or repair contracts affecting the Property have been entered into at arms-length in the ordinary course of Borrower's business. Each of such agreements is in full force and effect, there are no monetary or other material defaults by Borrower thereunder and, to the best knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto. No agreement or instrument to which Borrower is a party or is subject, or to which the Property is subject, provides any Person with the right to obtain, a Lien on the Property superior to the Lien of the Mortgage.

(b) Borrower has delivered true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender. Borrower has not entered into, and is not bound by, any Major Contract which continues in existence, except those previously disclosed in writing to Lender. None of Borrower, Manager or any other Person acting on Borrower's behalf has given or received any notice of default under any Major Contract that remains uncured or in dispute. No Major Contract has as a party an Affiliate of Borrower.

4.27 Management Agreement. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

4.28 Operations Agreements. Each Operations Agreement is in full force and effect and neither Borrower nor, to Borrower's knowledge, any other party to any Operations Agreement, is in default thereunder, and to Borrower's knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder.

4.29 Hazardous Substances. Except as expressly set forth in the Environmental Site Assessment, (i) the Property is not in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, [redacted] Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any Legal Requirements relating to Toxic Mold, any state super-lien and environmental clean-up statutes, any local law requiring related permits and

licenses, any common law relating to Toxic Mold or other Hazardous Substances, and all amendments to and regulations in respect of the foregoing laws (collectively, "***Environmental Laws***"); (ii) the Property is not subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, including, Toxic Mold, or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "***Hazardous Substances***"); (iii) to Borrower's knowledge, after due inquiry, no Hazardous Substances are or have been (including the period prior to Borrower's acquisition of the Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (iv) to Borrower's knowledge, after due inquiry, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Property; (v) no underground storage tanks exist on the Property and the Property has never been used as a landfill; and (vi) there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of Borrower or which are in Borrower's possession which have not been provided to Lender.

4.30 Embargoed Person. None of the funds or assets of any Guarantor or of Borrower constitute property of, or are beneficially owned directly or, to Borrower's best knowledge, indirectly, by any Embargoed Person (as hereinafter defined), (b) no Embargoed Person has any direct interest, and to Borrower's best knowledge, as of the date hereof, based upon reasonable inquiry by Borrower, indirect interest, of any nature whatsoever in Borrower or any Guarantor, as applicable, with the result that the investment in Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by any Legal Requirement or the Loan is in violation of any Legal Requirement and (c) neither Borrower nor any constituent member of Borrower has been previously indicted for or convicted of any Patriot Act Offense, or is currently under investigation by any Governmental Authority with respect to any alleged Patriot Act Offense.

4.31 Anti-Money Laundering. None of the funds of Borrower, Sole Member or any Guarantor, as applicable, that are used to consummate this transaction or to operate the Property are derived from or are the proceeds of any unlawful activity, with the result that the investment in Borrower, Sole Member or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law or may cause any of the Property to be subject to forfeiture or seizure. Borrower has ascertained the identity of all persons and entities who have provided funds to capitalize Borrower and has conducted verification procedures which are sufficient to establish the identity and source of such funds.

4.32 Federal Reserve Regulations; Investment Company Act; Bank Holding Company. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; or (ii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money. Borrower is not a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding

[redacted]

Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

4.33 Franchise Agreement. The Franchise Agreement is in full force and effect, there is no default, breach or violation existing thereunder by Borrower or, to Borrower's knowledge after due inquiry, the franchisor thereunder, and, to Borrower's knowledge, no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by Borrower or, to Borrower's knowledge, the franchisor thereunder.

4.34 Pledged Collateral.

(a) Sole Member is the sole beneficial owner of the Pledged Collateral and no Lien exists or will exist (except the Permitted Encumbrances) upon the Pledged Collateral at any time (and no right or option to acquire the same exists in favor of any other Person).

(b) The Pledged Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restriction contained in the Pledge).

(c) The chief place of business of Sole Member and the office where Sole Member keeps its records concerning the Pledged Collateral will be located at all times at the address specified as Borrower's address in Section 6.1.

(d) The Pledged Securities have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any options to purchase or similar rights of any Person.

(e) The Security Documents create a valid security interest in the Pledged Collateral, securing the payment of the Debt, and upon the filing in the appropriate filing offices of the financing statements to be delivered pursuant to this Agreement, such security interests will be perfected, first priority security interests, and all filings and other actions necessary to perfect such security interests will have been duly taken. Upon the exercise of its rights and remedies under the Pledge, Lender will succeed to all of the rights, titles and interest of Sole Member in Borrower without the consent of any other Person and will, without the consent of any other Person, be admitted as the sole member in Borrower.

4.35 No Contractual Obligations. Other than the Loan Documents and the organizational documents of Sole Member and Borrower, as of the date of this Agreement, Sole Member is not subject to any Contractual Obligations and has not entered into any agreement, instrument or undertaking by which it or its assets are bound.

4.36 Mezzanine Loan. The Mezzanine Loan Documents set forth the entire understanding of the parties thereto with respect to the subject matter thereof. The Mezzanine Loan Documents are in full force and effect, not having been amended, modified, terminated, assigned or otherwise changed, or the provisions thereof waived, except as permitted hereunder. There are no Mezzanine Loan Documents except those described in the definition of "Mezzanine Loan Documents". Borrower has delivered to Lender true, correct and complete copies of the

[redacted]

Mezzanine Loan Documents. Mezzanine Borrower has received no notice from Mezzanine Lender that an "Event of Default" (as defined in the Mezzanine Loan Agreement) has occurred and is continuing under the Mezzanine Loan Documents. There are no offsets, claims or defenses to the enforcement by Mezzanine Borrower thereof presently outstanding and Mezzanine Borrower has not received a written notice of default thereunder.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.29 shall survive in perpetuity.

5. COVENANTS

Until the end of the Term, Borrower hereby covenants and agrees with Lender that:

5.1 Warranty of Title. Borrower will warrant and defend the title to the Property, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

5.2 Existence. Each of Borrower and Sole Member shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises; (ii) continue to engage in the business presently conducted by it; (iii) obtain and maintain all Licenses and all applicable governmental authorizations; and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property.

5.3 Dissolution. Borrower shall not engage in any dissolution, liquidation or consolidation, division or merger with or into any one or more other business entities.

5.4 Change of Name, Identity or Structure. Borrower shall not change its name, identity (including its trade name or names) or Borrower's corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of Lender, which consent may be conditioned upon receipt of opinions of counsel reasonably requested by Lender, including an updated substantive non-consolidation opinion (if Lender determines in its reasonable discretion that the same is necessary as a result of Borrower's new structure). Borrower hereby authorizes Lender to file, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower [redacted] no other trade name with respect to the Property. Borrower shall at all times maintain, preserve and protect all franchises and trade names.

5.5 Principal Place of Business. Borrower shall not change its principal place of business or chief executive office without first giving Lender thirty (30) days' prior notice.

5.6 Special Purpose Bankruptcy Remote Entity. Each of Borrower and Sole Member shall at all times be a Special Purpose Bankruptcy Remote Entity. Neither Borrower nor Sole Member shall directly or indirectly make any change, amendment or modification to its or Sole Member's organizational documents, or otherwise take any action which could result in Borrower or Sole Member not being a Special Purpose Bankruptcy Remote Entity. A "***Special Purpose Bankruptcy Remote Entity***" shall have the meaning set forth on Schedule 6 hereto.

5.7 Assumption in Non-Consolidation Opinion. Each of Borrower and Sole Member shall each conduct its business so that the assumptions (with respect to each Person) made in that certain substantive non-consolidation opinion letter dated the date hereof delivered by Borrower's counsel in connection with the Loan, shall be true and correct in all respects.

5.8 Change in Business or Operation of Property. Borrower shall not (i) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents or (ii) make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Property as a hospitality property or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to the Property).

5.9 Indebtedness. Borrower shall not directly or indirectly create, incur or assume any indebtedness other than (i) the Debt and (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property, which in the case of such unsecured trade payables (A) are not evidenced by a note, (B) do not exceed, at any time, a [redacted] are paid within thirty (30) days of the date incurred (collectively, "***Permitted Indebtedness***"). In addition, with respect to Sole Member, the obligations under the Pledge shall be deemed to be "Permitted Indebtedness".

5.10 Liens. Without Lender's prior written consent, Borrower shall not create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Property or any direct or indirect legal or beneficial ownership interest in Borrower or Sole Member, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within thirty (30) days after Borrower first receives notice of such Lien.

5.11 Prohibited Transfers. Borrower shall not directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer. Borrower shall provide Lender with copies of all organizational documents (if any) relating to any Permitted Transfer. [redacted] Lender, including reasonable attorneys' fees and expenses in connection with considering any proposed Transfer, whether or not the same is permitted or occurs.

[redacted]

5.12 [redacted] Charges as the same become due and payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Property Taxes and the Other Charges have been so paid no later than thirty (30) days before they would be delinquent if not paid (provided, however, that Borrower need not pay any Real Estate Taxes nor furnish such receipts for payment of Real Estate Taxes paid by Lender pursuant to Section 3.3 hereof). Borrower shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Property Taxes or Other Charges, provided that (i) no Event of Default has occurred and is continuing, (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances, (iii) such proceeding shall suspend the collection of the Property Taxes or such Other Charges, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (vi) Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Property Taxes or Other Charges, together with all interest and penalties thereon, which shall not be less than one [redacted] (vii) Borrower shall promptly upon final determination thereof pay the amount of such Property Taxes or Other Charges, together with all costs, interest and penalties, (viii) such contest shall not affect the ownership, use or occupancy of the Property, and (ix) Borrower shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) through (viii) of this Section 5.12. Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

5.13 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, or (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.14 Repairs; Maintenance and Compliance; Alterations.

5.14.1 Repairs; Maintenance and Compliance. Borrower shall cause the Property to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 5.14.2 and normal replacement of Equipment with Equipment of equivalent value and functionality). Borrower shall promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair. Borrower shall promptly comply with all Legal Requirements and promptly cure any violation of a Legal Requirement as specified in any written notice or directive from any Governmental Authority. Borrower shall notify Lender in writing

[redacted]

within three (3) Business Day after Borrower first receives notice of any such non-compliance from any Governmental Authority.

5.14.2 Alterations. Borrower may, without Lender's consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration, (ii) do not adversely affect Borrower's financial condition or the value or net operating income of the Property and (iii) are in the ordinary course of Borrower's business. Borrower shall not perform any Material Alteration without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed. In connection with any Material Alteration, (i) at Lender's [redacted] Lender shall have received and approved (which approval shall not be unreasonably withheld, conditioned or delayed), any general contractor's agreement, architect's agreement and the plans and specifications for such work prepared by a licensed architect, in such instances where it is customary to have such plans and specifications prepared by a licensed architect (*e.g.*, work of a structural nature), and (y) Lender shall have approved (which approval, including as to any reasonable list of proposed general contractors or architects submitted by Borrower, shall not be unreasonably withheld, conditioned or delayed) the general contractor and architect retained for [redacted] work in question, Lender shall have received a report from such construction consultant that all of the work completed has been done substantially in compliance with the approved plans and specifications and applicable Legal Requirements; and (iii) Lender may, as a condition to giving its consent to a Material Alteration, require that Borrower deliver to Lender security for payment [redacted] the cost of the Material Alteration as estimated by Lender, which amount shall periodically be disbursed to Borrower during the course of such Material Alteration in accordance with the procedures and requirements set forth in Section 3.5(b) relating to disbursement of funds for Approved Capital/FF&E Expenses. Upon substantial completion of the Material Alteration, Borrower shall provide evidence reasonably satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with the plans and specifications approved by Lender, if applicable; (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien; and (iii) all material Licenses necessary for the use, operation and occupancy of the portion of the Property that is the subject of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrower shall reimburse Lender upon demand for all reasonable out-of-pocket costs and expenses (including the reasonable fees of Construction Consultant and any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.14.2.

5.14.3 Bridge Removal. Borrower shall take all necessary actions and pay all amounts required by the City of San Francisco (including, for the avoidance of doubt, any reimbursement or other payments to the City of San Francisco), in connection with the removal of the pedestrian bridge over Kearny Street and the glass-enclosed lobby at the Property and shall restore the Property to substantially the same character and utility as prior to such removal and in

a manner reasonably acceptable to Lender. Any work to be performed by or on behalf of Borrower shall be in compliance with the provisions of this Section 5.14.

5.15 Access to Property. Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon at least [redacted] reasonable discretion).

5.16 Environmental Matters.

5.16.1 Hazardous Substances. So long as Borrower owns or is in possession of the Property, Borrower shall (i) keep the Property free from Hazardous Substances and in compliance with all Environmental Laws, (ii) promptly notify Lender if Borrower shall become aware that (A) any Hazardous Substance is on or near the Property, (B) the Property is in violation of any Environmental Laws or (C) any condition on or near the Property shall pose a threat to the health, safety or welfare of humans and (iii) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by applicable Legal Requirements (or as shall be required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender ("***Lender's Consultant***")), promptly after Borrower becomes aware of same, at Borrower's sole expense. Any removal, remediation and/or cure of any violation relating to Toxic Mold shall include, without limitation, all acts required to clean and disinfect any portions of the Property affected by Toxic Mold and to eliminate the source(s) of Toxic Mold in or on the Property, including, providing any necessary moisture control systems at the Property. Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal, remediation or cure.

5.16.2 Environmental Monitoring.

(a) Borrower shall give prompt written notice to Lender of (i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about the Property, (ii) all claims made or threatened by any third party (including any Governmental Authority) against Borrower or the Property or any party occupying the Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Upon becoming aware of the presence of mold or fungus at the Property, Borrower shall (i) undertake an investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate remediation plan to eliminate the presence of any Toxic Mold, (ii) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of the Property affected by Toxic Mold, including providing any necessary moisture control systems at the Property), and (iii) provide evidence satisfactory to Lender (in Lender's reasonable discretion) of the foregoing. Borrower shall permit Lender to join and participate in, as a party if Lender so elects, any legal or administrative proceedings or other actions initiated with respect to the Property in connection with any Environmental Law or

[redacted]

[redacted]
disbursements incurred by Lender in connection therewith.

(b) Upon Lender's request, at any time and from time to time, Borrower shall provide an inspection or audit of the Property prepared by Lender's Consultant, and if Lender in its good faith judgment determines that reasonable cause exists for the performance of such [redacted] paid by Borrower. Such inspections and audit may include soil borings and ground water monitoring. If Borrower fails to provide any such inspection or audit within thirty (30) days after such request, Lender may order same, and Borrower hereby grants to Lender and its employees and agents access to the Property and a license to undertake such inspection or audit.

(c) If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Law ("***Remedial Work***"), Borrower shall commence all such Remedial Work within thirty (30) days after becoming aware of the same (including by way of notice from Lender) and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law). All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by Borrower, including Lender's reasonable out-of-pocket attorneys' fees and the reasonable fees and disbursements incurred by Lender in connection with the monitoring or review of such Remedial Work. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to), with the consent of the applicable Governmental Authority if such consent is so required, cause such Remedial Work to be performed at Borrower's expense and Lender shall provide prior written notice to Borrower of Lender's intention to cause such Remedial Work to be performed. Notwithstanding the foregoing, Borrower shall not be required to commence such Remedial Work within the above specified time period: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in Borrower or such Remedial Work violating any Environmental Law, or (z) if Borrower, at its expense and after prior written notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work. Borrower shall have the right to contest the need to perform such Remedial Work, provided that, (1) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited or lost if Borrower fails to promptly perform the Remedial Work being contested, and if Borrower fails to prevail in such contest, Borrower would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Property nor any interest therein would be subject to the imposition of any Lien for which Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower's failure to prevail in such contest in such amount as may be requested by Lender in its

[redacted]

Remedial Work as estimated by Lender or Lender's Consultant and any loss or damage that may result from Borrower's failure to prevail in such contest.

(d) Borrower shall not install or permit to be installed on the Property any underground storage tank.

5.16.3 **<u>O & M Program</u>**. In the event any environmental report delivered to Lender in connection with the Loan (including in connection with any inspection or audit provided pursuant to <u>Section 5.16.2</u>) recommends the development of or continued compliance with an operation and maintenance program for the Property (including with respect to the presence of asbestos and/or lead-based paint) ("***O & M Program***"), Borrower shall develop (or continue to comply with, as the case may be) such O & M Program and shall, during the Term, comply in all material respects with the terms and conditions of the O & M Program.

5.17 **<u>Leases</u>**. Borrower shall not enter into a proposed Lease or a proposed renewal, extension or modification of a Lease without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower (i) shall observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to be done that would impair the value of the Leases as security for the Debt; (ii) shall promptly send to Lender copies of all notices of default that Borrower shall send or receive under any Lease; (iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv) shall not collect any of the Rents more than one month in advance (other than security deposits); (v) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) shall not modify any Lease in a manner inconsistent with the Loan Documents; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of the Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (viii) shall not consent to any assignment of or subletting under any Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, shall not be unreasonably withheld or delayed; and (ix) shall not cancel or terminate any Lease or accept a surrender thereof without the prior consent of Lender, which consent shall not be unreasonably withheld or delayed. Upon request, Borrower shall furnish Lender with executed copies of all Leases then in effect.

5.18 **<u>Property Management</u>**.

5.18.1 **<u>Management Agreement</u>**. Borrower shall (i) cause the Property to be managed pursuant to the Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by Borrower under the Management Agreement and do all things reasonably necessary to preserve and to keep unimpaired Borrower's rights thereunder; (iii) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement; (vi) promptly notify Lender of any default, in any material respect, under the Management Agreement of which it is aware; and (v) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other material notice and report received

by Borrower under Article 8 of the Management Agreement (as in effect on the date hereof, and any similar provisions in any replacement Management Agreement entered into after the date hereof in accordance with the terms of this Agreement). Without Lender's prior written consent, Borrower shall not (a) surrender, terminate, cancel, extend or renew the Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 5.18.2); (b) reduce or consent to the reduction of the term of the Management Agreement; (c) increase or consent to the increase of the amount of any charges under the Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement; or (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period by Borrower under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement).

5.18.2 [redacted] (ii) an Event of Default shall be continuing, (iii) Manager is in default under the Management Agreement beyond any applicable notice and cure period, (iv) Manager shall become a debtor in any bankruptcy or insolvency proceeding or (v) upon the gross negligence, malfeasance or willful misconduct of Manager, Borrower shall, within thirty (30) days following written request by Lender, terminate the Management Agreement and replace Manager with a replacement manager acceptable to Lender in Lender's reasonable discretion and, if the Loan is included in a Securitization, the applicable Rating Agencies, on terms and conditions reasonably satisfactory to Lender and, if the Loan is included in a Securitization, the applicable Rating Agencies. Borrower's failure to appoint an acceptable manager within sixty (60) days after Lender's request of Borrower to terminate the Management Agreement shall constitute an immediate Event of Default. Borrower may from time to time appoint a successor manager to manage the Property, which successor manager and Management Agreement shall be approved in writing by Lender in Lender's discretion and, if the Loan is included in a Securitization, the applicable Rating Agencies. If at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition of Lender's consent, execute a consent and subordination of management agreement substantially in the form of the Consent and Subordination of Manager of even date herewith executed and delivered by Manager to Lender. In addition, if any new manager is an Affiliate of Borrower, Borrower shall deliver to Lender a new substantive non-consolidation opinion letter in which Borrower is "paired" with such new manager.

5.19 Approval of Major Contracts. Borrower shall not, without Lender's prior consent: (a) enter into, surrender or terminate any Major Contract to which it is a party or to which Borrower or the Property is subject (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) increase or consent to the increase of the amount of any charges under any Major Contract to which it is a party or to which Borrower or the Property is subject, except as provided therein or on an arm's-length basis and commercially reasonable terms; or (c) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Major Contract to which it is a party or to which Borrower or the Property is subject in any material respect, except on an arm's-length basis and commercially reasonable terms.

5.20 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

5.21 Licenses. Borrower shall not Transfer any License required for the operation of the Property.

5.22 Compliance with Restrictive Covenants, Etc. Borrower shall at all times comply in all material respects with all Operations Agreements. Borrower will not enter into, modify, waive in any material respect or release any Easements, Operations Agreements or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender's prior written consent.

5.23 Performance of Other Agreements. Borrower shall observe and perform each and every term to be observed or performed by it pursuant to the terms of any agreement or instrument affecting or pertaining to the Property.

5.24 ERISA.

(a) Neither Borrower nor any Guarantor shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender or any assignee of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code.

(b) The covenant in clause (a) above is based on the assumption that no portion of the assets used by Lender in connection with the transactions contemplated under this Agreement and the other Loan Documents constitutes assets of a "benefit plan investor" as defined in Section 3(42) of ERISA and with respect to which Borrower or any Guarantor is a party in interest (as defined in Section 3(14) of ERISA) or a disqualified person (as defined in Section 4975 of the Code) unless the conditions of an available prohibited transaction exemption are satisfied.

(c) Neither Borrower, Guarantor, nor, with respect to the Property, Manager, shall maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or Multiemployer Plan other than Multiemployer Plans as required by the CBAs. Borrower shall not permit the assets of Borrower or any Guarantor to become "plan assets," within the meaning of 29 C.F.R. 2510.3-101, as modified in application by Section 3(42) of ERISA.

(d) On Lender's reasonable request, Borrower shall provide Lender with an estimate of the liability of Borrower, Sole Member, all Guarantors, all ERISA Affiliates and, with respect to the Property, Manager, in connection with a complete or partial withdrawal from any Multiemployer Plan (if any) to which any of them may have liability.

[redacted]

(e) Borrower, Sole Member, each Guarantor and, with respect to the Property, Manager, shall not (i) withdraw or effect a partial or complete withdrawal (as described in ERISA Section 4203 or 4205) from any Multiemployer Plan, if such termination or withdrawal would subject Borrower, Sole Member, any Guarantor, or any ERISA Affiliate to liability (including under any contract), (ii) fail to make any contribution or payment to a Multiemployer Plan which it is required to make, if any; or (iii) allow or permit to exist any other event or condition known or that reasonably should be known, which event or condition could subject Borrower, Sole Member, or any Guarantor to liability with respect to ERISA, including by contract. Except as would not reasonably be expected to result in a Material Adverse Effect, Borrower shall not permit any ERISA Affiliate to (i) withdraw or effect a partial or complete withdrawal (as described in ERISA Section 4203 or 4205) from any Multiemployer Plan, (ii) fail to make any contribution or payment to a Multiemployer Plan which it is required to make, if any or (iii) have any obligation with respect to a Multiemployer Plan if the same could reasonably be expected to result in material potential withdrawal liability.

(f) Borrower shall notify Lender in writing within ten (10) days of the date that Borrower, Sole Member, any Guarantor, or any ERISA Affiliate or, with respect to the Property, incurs any material liability, or the occurrence of any event or action that could reasonably be expected to cause Borrower, Sole Member, Guarantor, or any ERISA Affiliate or, with respect to the Property, to incur any material liability, or the occurrence of a "reportable event" within the meaning of section 4043 of ERISA for which notice is required to be given to the Pension Benefit Guaranty Corporation by Borrower, any Guarantor, any ERISA Affiliate or, with respect to the Property, Manager, (x) under Title IV of ERISA or (y) on account of a partial or complete withdrawal (as such terms are defined in Section 4203 and 4205 of ERISA, respectively) from, or unpaid contributions to, a multiemployer plan, or the termination or insolvency of a Multiemployer Plan.

(g) Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender, that: (i) neither Borrower nor Guarantor is an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) neither Borrower nor Guarantor is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) neither the assets of Borrower nor Guarantor constitute "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101, as modified in application by Section 3(42) of ERISA of any "benefit plan investor" as defined in Section 3(42) of ERISA.

(h) Without Lender's prior consent, not to be unreasonably withheld or delayed, Borrower shall not and shall not permit Manager to become a party to, or become bound by, any collective bargaining agreement or union contract, with respect to employees and other laborers at the Property other than the CBAs.

5.25 <u>Expenses</u>. Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender or Servicer in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all

opinions by counsel for Borrower; (ii) Borrower's ongoing performance under and compliance with the Loan Documents, including (x) confirming compliance with environmental and insurance requirements, (y) processing of any request for extension of the Stated Maturity Date in accordance with Section 2.8 hereof; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Borrower or required of Borrower under the terms of any Loan Document; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections, appraisals, environmental reports, Lender's Consultant costs, engineering reports, intangibles Taxes, personal property Taxes, due diligence expenses, travel expenses, accounting firm fees; (vi) the creation, perfection or protection of Lender's Liens in the Property and the Cash Management Accounts (including fees and expenses for title and lien searches and mortgage recording taxes); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Property, or any other security given for the Loan; (viii) fees charged by Servicer or, if a Securitization has occurred, the Rating Agencies in connection with the Loan or any modification thereof requested by Borrower; (ix) enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to the Property or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings and (x) the fees and expenses of any special servicer retained in respect of the Loan. Any costs and expenses due and payable to Lender hereunder which are not paid by Borrower within ten (10) Business Days after written demand to Borrower may be paid from any amounts in the Deposit Account, with notice thereof delivered to Borrower. The obligations and liabilities of Borrower under this Section 5.25 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

5.26 Indemnity. Borrower shall defend, indemnify and hold harmless Lender (and for purposes of this Section 5.26, Lender shall include Prime Finance, its Affiliates, successors and assigns, and their respective officers and directors) and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an "***Indemnified Party***"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the "***Indemnified Liabilities***") in any manner, relating to or arising out of or by reason of the Property (or any part thereof), the Loan, the Loan Documents or any of the rights and remedies granted to Lender under the Loan Documents, including: (i) any breach by Borrower of its obligations under, or any misrepresentation by Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of

the Mortgage, the Pledge, the Property, the Collateral or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting the Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of Borrower or the Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; (xiv) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; and (xv) any risk of loss or liability regarding amounts on deposit in any Cash Management Account; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of Borrower under this Section 5.26 shall survive the Term, the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure and the termination of the Loan Documents.

5.27 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

5.28 [redacted] (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may require in its reasonable discretion from time to time; (ii) provide all such information as Lender may require in its reasonable discretion to ensure Borrower's ongoing compliance with Sections 5.11, 5.29 and 5.30, including ensuring compliance with all "know your customer" procedures as Lender may from time-to-time institute with respect to loans that are of a similar size and nature as the Loan; and (iii) upon Lender's request therefor given from time to time after the occurrence of any Default or Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower and Sole Member and (b) searches of title

[redacted]

to the Property, each such search to be conducted by search firms designated by Lender in each of the locations designated by Lender.

5.29 Patriot Act; Embargoed Person. (a) Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. Lender shall have the right, from time-to-time, to audit Borrower's compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable.

(b) At all times throughout the Term, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (i) none of the funds or assets of Borrower, Sole Member or any Guarantor, whether or not used to repay the Loan, shall constitute property of, or shall be beneficially owned directly or, to Borrower's best knowledge, indirectly, by any person, entity or government subject to sanctions or trade restrictions under United States law ("***Embargoed Person***" or "***Embargoed Persons***") that are identified on (A) the "List of Specially Designated Nationals and Blocked Persons" maintained by the Office of Foreign Assets Control ("***OFAC***"), U.S. Department of the Treasury's FINCEN list, and/or to Borrower's best knowledge, as of the date thereof, based upon reasonable inquiry by Borrower, on any other similar list maintained by OFAC or FINCEN pursuant to any authorizing statute including, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in Borrower, Sole Member or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law, or the Loan made by Lender would be in violation of law, or (B) Executive Order 13224 (September 23, 2001) issued by the President of the United States ("Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism"), any related enabling legislation or any other similar Executive Orders, and (ii) no Embargoed Person shall have any direct interest or, to Borrower's best knowledge, indirect interest, of any nature whatsoever in Borrower, Sole Member or Guarantor, as applicable, with the result that the investment in Borrower, Sole Member or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

(c) At all times throughout the Term, none of any of the Borrower, Sole Member or Guarantor, nor any Person controlling, controlled by or under common control with any of Borrower, Sole Member or any Guarantor, nor any Person having a beneficial interest in, or for whom any of the Borrower, Sole Member or any Guarantor is acting as agent or nominee in connection with the investment, is (a) a Person named on an OFAC or FINCEN list; (b) a Person resident in, or organized or chartered under the laws of a jurisdiction identified as non-cooperative by the Financial Action Task Force ("***FATF***"); or (c) a Person whose funds originate from or will be routed through an account maintained at a foreign shell bank or "offshore bank".

[redacted]

(d) None of the Borrower, Sole Member or any Guarantor, nor any Person controlling, controlled by or under common control with Borrower or any Guarantor is a "senior political figure" or an "immediate family" member or "close associate" (as all such terms are defined below) of a senior foreign political figure within the meaning of the USA PATRIOT Act (i.e., the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56, as may be amended). For the purposes of this subsection (d), (i) "senior foreign political figure" means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party or a senior executive of a foreign government-owned corporation, and such term also includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior political figure, (ii) "immediate family" of a senior foreign political figure includes the figure's parents, siblings, spouse, children and in-laws, and (iii) "close associate" of a senior foreign political figure means a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

5.30 Anti-Money Laundering. At all times throughout the Term, including after giving effect to any Transfers permitted pursuant to the Loan Documents, none of the funds of Borrower, Sole Member or any Guarantor, as applicable, that are used to consummate this transaction or to repay the Loan shall be derived from or are the proceeds of any unlawful activity, with the result that the investment in Borrower, Sole Member or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law or may cause any of the Property to be subject to forfeiture or seizure. Borrower has ascertained the identity of all persons and entities who have provided funds to capitalize Borrower and has conducted verification procedures which are sufficient to establish the identity and source of such funds.

5.31 Franchise Agreement and Hotel Covenants.

(a) Borrower shall: (i) cause the hotel located on the Property to be operated pursuant to the Franchise Agreement, (ii) pay all sums required to be paid by Borrower under the Franchise Agreement, (iii) promptly perform and observe all of the covenants required to be performed and observed by it under the Franchise Agreement in all material respects and do all things necessary to preserve and to keep unimpaired its material rights thereunder, (iv) promptly notify Lender of any default under the Franchise Agreement of which Borrower is aware and notify Lender of the giving of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Franchise Agreement on the part of Borrower to be performed and observed and deliver to Lender a true copy of each such notice, (v) promptly deliver to Lender a copy of each material financial statement, budget, projections, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise Agreement, (vi) promptly enforce the performance and observance of all of the covenants required to be performed and observed by the Franchisor under the Franchise Agreement in all material respects, (vii) promptly deliver to Lender a copy of each financial statement, budget, projection, business plan, property improvement plan, capital expenditure plan, notice, report (including but not limited to Pace reports), upon Lender's request, Quality Assurance Report and estimate received by it under the Franchise Agreement, and (viii) not more often than annually unless (A) such request is made in connection with a Secondary Market Transaction

[redacted]

and/or (B) an Event of Default has occurred and is continuing, request and use commercially reasonable efforts to deliver any franchise comfort letters reasonably requested by Lender in form and substance reasonably acceptable to Lender and Franchisor.

(b) Borrower shall not without Lender's prior consent: (i) surrender, terminate or cancel the Franchise Agreement; (ii) reduce or consent to the reduction of the term of the Franchise Agreement; (iii) increase or consent to the increase of the amount of any charges under the Franchise Agreement; (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Franchise Agreement; or (v) suffer or permit the occurrence or continuance of a default beyond any applicable cure period under the Franchise Agreement (or any successor franchise agreement) if such default permits the Franchisor to terminate or cancel the Franchise Agreement (or any successor franchise agreement). Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Franchise Agreement without the prior written consent of Lender.

(c) Without in any way limiting the covenants set forth elsewhere in the Loan Documents, Borrower shall: (i) cause the hotel located on the Property to be operated, repaired and maintained as a well-maintained "first-class hotel" which shall mean a hotel providing amenities, services and facilities substantially equivalent or superior to hotels of similar average [redacted] geographic area of the Property, taking into consideration the age and location of the hotel located on the Property; and (ii) maintain Inventory in amounts sufficient to meet the hotel industry standard for hotels comparable to the hotel located on the Property and at levels sufficient for the operation of the hotel located on the Property at full occupancy levels.

(d) To the extent permitted under the Franchise Agreement, Borrower hereby [redacted] observance of the terms, covenants and conditions of this Agreement, all the rights, privileges and prerogatives of Borrower to surrender the Franchise Agreement or to terminate, cancel, modify, change, supplement, alter or amend the Franchise Agreement, and any such surrender of the Franchise Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of the Franchise Agreement without the prior consent of Lender shall be void and of no force and effect. Borrower shall not enter into any franchise or similar agreement other than the Franchise Agreement without the prior written consent of Lender. If (i) an Event of Default has occurred and is continuing, (ii) Franchisor shall become insolvent or the subject of any proceeding under any state or federal bankruptcy or insolvency law or for the liquidation of all or a major portion of its property, (iii) a default by Franchisor occurs under the Franchise Agreement beyond the expiration of all applicable cure period(s), or (iv) Franchisor is grossly negligent or commits malfeasance, then provided Borrower has the right to do so under the Franchise Agreement, Borrower shall, at the request of Lender, terminate the Franchise Agreement and replace the Franchisor with a franchisor acceptable to Lender pursuant to a replacement Franchise Agreement acceptable to Lender.

(e) If Borrower shall default beyond any applicable notice and cure period in the performance or observance of any material term, covenant or condition of the Franchise Agreement on the part of Borrower to be performed or observed, then, without limiting the

[redacted]

generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, [redacted] terms, covenants and conditions of the Franchise Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Franchise Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action. If Franchisor shall deliver to Lender a copy of any notice sent to Borrower of default under the Franchise Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall, from time to time upon Lender's request, use its best efforts to obtain from Franchisor such certificates of estoppel with respect to compliance by Borrower with the terms of the Franchise Agreement as may be requested by Lender (provided that Lender shall not make such request more than one (1) time during any twelve (12) month period unless (A) in connection with a Secondary Market Transaction or (B) an Event of Default has occurred and is continuing). Borrower shall exercise each individual option, if any, to extend or renew the term of the Franchise Agreement upon demand by Lender made at the earlier of (i) the first date upon which Borrower has the right to extend or renew the term under the Franchise Agreement pursuant to the terms thereof (or any time thereafter) and (ii) the date that is one (1) year prior to the last day upon which any such option may be exercised under the Franchise Agreement, and Borrower hereby expressly authorizes and appoints Lender as its attorney-in-fact to, upon and during the continuance of an Event of Default, exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Lender pursuant to this Section 5.31(e) shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the Liens of the Mortgage and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

(f) Notwithstanding anything contained herein to the contrary, Borrower shall complete and pay for in full any PIP Work now or subsequently required by Franchisor under the Franchise Agreement in a good, workmanlike and lien free manner and in accordance with the Franchise Agreement and all applicable Legal Requirements. Borrower shall provide a copy of each License (if any) and sign-off from the Franchisor required to be obtained with respect to any PIP Work, and such other evidence as Lender shall reasonably request to evidence completion of such PIP Work.

5.32 Limitation on Securities Issuances. None of Borrower or Sole Member shall issue any membership interests or other securities other than those that have been issued as of the date hereof.

5.33 Contractual Obligations. Other than the Loan Documents, the organizational documents of Borrower (and the initial membership interests in Borrower issued pursuant thereto) and Sole Member, neither Sole Member nor any of its assets shall be subject to any Contractual Obligations, and Sole Member shall not enter into any agreement, instrument or undertaking by which it or its assets are bound, except for such liabilities, not material in the aggregate, that are incidental to its activities as a regular member of Borrower.

[redacted]

5.34 Mezzanine Loan.

(a) Borrower shall promptly notify Lender of any written notice by Mezzanine Lender to Mezzanine Borrower of any default by Mezzanine Borrower in the performance or observance of any of the terms, covenants or conditions of the Mezzanine Loan Documents on the part of Mezzanine Borrower to be performed or observed or Mezzanine Lender's exercise of remedies under the Mezzanine Loan Documents, and shall promptly deliver to Lender a true copy of each such notice. Notwithstanding anything to the contrary contained in this Agreement, at no time shall Lender have any duty or obligation to inquire as to whether the parties to the Mezzanine Loan Documents are complying with their obligations thereunder or whether the Mezzanine Loan Documents are in full force and effect.

(b) Borrower hereby agrees that the Mezzanine Loan is and shall be [redacted] of all obligations under hereunder and under the other Loan Documents. Notwithstanding the foregoing, in the absence of a Cash Management Period, nothing contained herein shall prohibit Borrower from making distributions of excess cash flow (after payment of all Required Payments on each Payment Date) to Mezzanine Borrower for payment to Mezzanine Lender of amounts due under the Mezzanine Loan Documents.

6. NOTICES AND REPORTING

6.1 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a "***Notice***") shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by electronic mail with a hard copy delivered by one of the other methods provided for in this Section 6.1 and with a subject line identifying the purpose of such Notice and the name of the Property and Borrower, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by written notice to the other party):

If to Lender:

Prime Finance Short Duration Holding Company 9, LLC
c/o Prime Finance Partners
155 N. Wacker Drive, Suite 3600
Chicago, IL 60606
Attention: Steve Gerstung
E-mail: [redacted]

[redacted]

If to Borrower:

Justice Operating Company, LLC
1516 South Bundy Drive, Suite 200
Los Angeles, California 90025
Attention: David Gonzalez
[redacted]

EST on a Business Day, then on the Business Day immediately succeeding the date such e-mail was sent, provided that a hard copy of such e-mail (and any and all attachments) is delivered by hand or reputable overnight courier on the second Business Day immediately following the date on which such e-mail was sent.

6.2 **Borrower Notices and Deliveries**. Borrower shall (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened (in writing) against Borrower or Sole Member which might have a Material Adverse Effect; (ii) any material adverse change in Borrower's or Sole Member's financial condition, or of the occurrence of any Event of Default of which Borrower has knowledge; and (b) furnish and provide to Lender: (i) any Securities and Exchange Commission or other public filings, if any, of Borrower, Sole Member, Manager, or any Affiliate of any of the foregoing promptly after such filing and (ii) unless already provided to Lender in connection with the closing of the Loan, all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, requested, from time to time, by Lender in its reasonable discretion (provided that the foregoing are in Borrower's possession or reasonable control and Borrower can provide such items at no material cost to Borrower).

6.3 **Financial Reporting**.

6.3.1 **Bookkeeping**. Borrower shall keep on a June 30th fiscal year basis, in [redacted] financial affairs of Borrower and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property, whether such income or

[redacted]

expense is realized by Borrower, Manager or any Affiliate of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay any reasonable out-of-pocket costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

6.3.2 **Annual Reports**. Borrower shall furnish to Lender annually, (i) within [redacted] (ii) within ninety (90) days after each fiscal year, a complete copy of Borrower's annual financial statements audited by a "big four" accounting firm or another independent certified public accountant (accompanied by an unqualified opinion from such accounting firm or other independent certified public accountant) acceptable to Lender in its reasonable discretion, each in accordance with GAAP and containing balance sheets and statements of profit and loss for Borrower and the Property in such detail as Lender may request. Each such statement (x) shall be in form and substance satisfactory to Lender, (y) shall set forth the financial condition and the income and expenses for the Property for the immediately preceding calendar year, including statements of annual net operating income and (z) shall be accompanied by an Officer's Certificate [redacted] financial condition of the Property and has been prepared in accordance with GAAP.

6.3.3 **Monthly/Quarterly Reports**. Borrower shall furnish to Lender within twenty (20) days after the end of each calendar month or calendar quarter (as indicated below) the following items: (i) monthly and year-to-date operating statements, noting net operating income and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of the Property during such calendar month, all in form satisfactory to Lender; (ii) a balance sheet for such calendar month; (iii) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year-to- [redacted] or more between budgeted and actual amounts for such period and year-to-date; (iv) a statement of the actual Capital Expenses made by Borrower during each calendar quarter as of the last day of such calendar quarter; (v) a statement that Borrower has not incurred any indebtedness other than Permitted Indebtedness; (vi) an aged receivables report and (vii) rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, date to which paid, term of Lease, date of occupancy, date of expiration, material special provisions, concessions or inducements granted to tenants, and a year-by-year schedule showing by percentage the rentable area of the Improvements and the total base rent attributable to Leases expiring each year) and a delinquency report for the Property, (viii) intentionally omitted, (ix) executive summary/narrative, (x) year-end reforecast, (xi) cash flow statement for current month and year-to-date and forecast for forward 90 days, (xii) reconciliation of cash, as shown on balance sheet identifying Borrower's restricted cash balance and unrestricted cash balance, (xiii) STR Report, (xiv) market segment reports, (xv) accounts receivables aging, (xvi) group and catering pace reports, (xvii) general ledger, (xviii) bank reconciliations (if needed), (xix) schedule of new leases and contracts, (xx) write offs, (xxi) itemized schedule showing computation of all fees and charge backs paid to the hotel operator or to an Affiliate of the hotel operator, (xxii) details

on outstanding lawsuits and insurance claims, (xxiii) accident reports, (xxiv) comp room and employee discount log, (xxv) capital expenditures report, (xxvi) fixed asset addition report, (xxvii) all franchise inspection and GSS reports received by Borrower in such month and (xxviii) a summary report detailing occupancy, including average daily rate. Each such statement shall be accompanied by an Officer's Certificate certifying (1) that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property in accordance with GAAP (subject to normal year-end adjustments), (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has [redacted] Certificate, no litigation exists involving Borrower or the Property in which the amount involved [redacted] is not covered by insurance, or, if so, specifying such litigation and the actions being taken in relation thereto. Such financial statements shall contain such other information as shall be requested by Lender in its reasonable discretion for purposes of calculations to be made by Lender pursuant to the terms hereof. In addition, Borrower shall furnish or cause to be furnished to Lender, within thirty (30) days after the end of each calendar month, the most current Smith Travel Research Reports then available to Borrower reflecting market penetration and relevant hotel properties competing with the Property.

6.3.4 **Other Reports**. Borrower shall furnish to Lender, within ten (10) Business Days after request, such further detailed information with respect to the operation of the Property and the financial affairs of Borrower, Sole Member or Manager as may be requested by Lender in its reasonable discretion or any applicable Rating Agency.

6.3.5 **Annual Budget**.

(a) Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender, for approval by Lender (which approval shall not be unreasonably withheld, conditioned or delayed), by November 15th of each year during the Term (i) a proposed pro forma operating expense budget for the Property for the succeeding calendar year showing, on a month-by-month basis, in reasonable detail, each line item of Borrower's anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder and (ii) promptly after preparation thereof, any revisions to such annual operating budget. Each annual operating budget submitted by Borrower and approved by Lender is referred to herein as the ***"Approved Operating Budget"***. Until such time that any annual operating budget has been approved by Lender, the prior Approved Operating Budget shall apply for all purposes hereunder (with such adjustments as determined by Lender in its reasonable discretion (including increases for any non-discretionary expenses)).

(b) Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender, for approval by Lender (which approval shall not be unreasonably withheld, conditioned or delayed), by November 15th of each year during the Term, (i) a proposed pro forma capital expense budget for the Property for the succeeding calendar year showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses and (ii) promptly after preparation thereof, any revisions to such annual capital budget. Each Annual Capital Budget

[redacted]

submitted by Borrower and approved by Lender is referred to herein as the ***"Approved Capital Budget"***.

6.3.6 Breach. If Borrower or Guarantor fails to provide to Lender any of the financial statements, certificates, reports or information (the "***Required Records***") required by this Article 6 (with respect to Borrower) or Section 4 of the Guaranty (with respect to Guarantor) within fifteen (15) days after the date upon which such Required Record is due, and such failure shall continue for a period of fifteen (15) days following Borrower's or Guarantor's receipt of notice of [redacted] is not delivered within such additional (15) day period. In addition, fifteen (15) days after Borrower's or Guarantor's failure to deliver any Required Records, Lender shall have the option, upon fifteen (15) days' notice to Borrower or Guarantor to gain access to Borrower's or Guarantor's books and records and prepare or have prepared at Borrower's expense, any Required Records not delivered by Borrower or Guarantor.

6.3.7 Additional Operating Expenses.

(a) During a Cash Management Period, in the event that Borrower incurs or will incur (i) any Emergency Expenditures (hereinafter defined) or (ii) any other operating expense that is not included in the Approved Operating Budget (each an "***Additional Operating Expense***"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Additional Operating Expense for Lender's approval (which prior approval shall not be required for Emergency Expenditures, but which approval shall be required after the incurrence and payment for the same (such approval not to be unreasonably withheld, conditioned or delayed)). Any Emergency Expenditure or Additional Operating Expense submitted to and approved by Lender is referred to herein as an "***Approved Additional Operating Expense***". As used herein, "***Emergency Expenditures***" means the incurrence of expenses that were necessary in order to (A) avoid imminent bodily injury, harm or damage to individuals or the Property, (B) avoid the suspension of any necessary service to the Property, or (C) comply with Legal Requirements, and, in each such case, with respect to which it would be impractical, in Borrower's reasonable judgment, under the circumstances, to obtain Lender's prior written consent; provided that Borrower shall give Lender notice of such Emergency Expenditures as soon as practicable. With respect to any Emergency Expenditure, in the event that Lender fails to grant its approval (such approval not to be unreasonably withheld, conditioned or delayed) of the same after the incurrence and payment for such Emergency Expenditure, then the amount of such Emergency Expenditure that was previously included as an Approved Additional Operating Expense shall be deducted from the amount that would otherwise be disbursed from the following Payment Date's disbursement under clause (vi) of Schedule 11.

(b) Any funds distributed to Borrower for the payment of Approved Additional Operating Expenses (including any distribution to Borrower pursuant to clause (vi) of Schedule 11) shall be used by Borrower only to pay for Approved Additional Operating Expenses or reimburse Borrower for Approved Additional Operating Expenses, as applicable.

6.3.8 Hotel Accounting. All monthly and other operating statements to be delivered by Borrower hereunder shall be (and all accompanying Officer's Certificates shall state that they have been) prepared based upon USALI.

[redacted]

6.4 **Estoppel Statements**.

(a) After written request by Lender (which request shall not be made more than one (1) time per calendar year unless (I) in connection with a Secondary Market Transaction or [redacted] Days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, stating (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, (v) whether there exists a Default or Event of Default, and (vi) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b) After request by Lender (which request shall not be made more than one (1) time per calendar year unless (I) in connection with a Secondary Market Transaction or (II) an Event of Default has occurred and is continuing), Borrower shall furnish to Lender (x) within ten (10) Business Days, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of Borrower set forth in the Loan Documents as of the date requested by Lender (provided, however, as to the representation and warranty made with respect to the Rent Roll pursuant to Section 4.25, reference shall be made to the Rent Roll that has been most recently delivered to Lender pursuant to Section 6.3.3) or, to the extent of any changes to any [redacted] estoppel certificates addressed to Lender, its successors and assigns from each tenant at the Property in form and substance satisfactory to Lender in its reasonable discretion.

7. **INSURANCE; CASUALTY; AND CONDEMNATION**

7.1 **Insurance**.

7.1.1 Coverage. Borrower, at its sole cost, for the mutual benefit of Borrower and Lender, shall obtain and maintain, with Borrower included as a named insured/additional named insured, during the Term the following policies of insurance:

(a) Property insurance insuring against loss or damage customarily included under so called "all risk" or "special form" policies including fire, lightning, flood (if applicable), earthquake (if applicable), wind/named storm/hail, vandalism, and malicious mischief, boiler and machinery and, if available, coverage for damage or destruction caused by "War" and the acts of "Terrorists" both foreign and domestic (or such policies shall have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction. Such insurance policy shall also provide coverage for Ordinance or Law, coverage for loss to the undamaged portion of the Improvements, demolition and increased [redacted] may contain a sub-limit satisfactory to Lender). Each such insurance policy shall (i) be in [redacted] Improvements without deduction for physical depreciation, (ii) have deductibles no greater [redacted]

[redacted]

[redacted] betterments that Borrower is required to insure on a replacement cost basis

(b) Flood insurance if any part of the improvements located on the Property are located in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone "A" & "V" Special Hazard Area, or such other Special Hazard Area if Lender so requires in its sole discretion. Such policy shall (i) be in an amount equal to (A) [redacted]

(c) Commercial liability insurance, to be written on an occurrence basis with no deductible or self-insured retention on the general liability, including (i) "Commercial General Liability Insurance" including foreign and domestic terrorism, (ii) "Owned", "Hired" and "Non Owned Auto Liability"; and (iii) umbrella liability coverage for personal injury, bodily injury, death, accident and property damage, such insurance providing [redacted] to the Premises is reduced by the payment of a claim or establishment of a reserve equal to [redacted] arrange to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy unless, in Lender's reasonable judgment, Borrower maintains sufficient concurrent excess liability insurance to satisfy the liability requirements of this Loan Document without the reinstatement of the aggregate limit. This insurance shall be primary and non-contributory and the additional insureds required will be added to both the CGL and Umbrella policies. The policies described in this subsection shall also include coverage for elevators, escalators, independent contractors, "Contractual Liability" (covering, to the maximum extent permitted by law, Borrower's obligation to indemnify Lender as required under this Agreement and the other Loan Documents), "Products" and "Completed Operations Liability" coverage, if appropriate. Liquor Liability, Automobile Liability and Garage Keepers Liability, or any other liability coverage deemed appropriate given the Property type and exposure, may be required at the discretion of Lender.

(d) Rental loss and/or business interruption insurance including terrorism [redacted] the projected Rents for a period of at least eighteen (18) months. The period of indemnification shall include the initial period of restoration, the period of time required to rebuild the Property following a casualty for not less than eighteen (18) months and an extended period of indemnity endorsement which provides that after the physical loss to the Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or until the limit for such coverage as required above is exhausted, whichever first occurs, but not less than a six (6) month extended period of indemnity and notwithstanding that the policy may expire prior to the end of such period. In no event shall the period of indemnification, including the

[redacted]

[redacted] insurance shall be increased from time to time during the Term as and when the estimated or actual Rents increase.

(e) Comprehensive boiler and machinery/equipment breakdown insurance covering all centralized equipment, mechanical and electrical equipment or other pressure-fired vessels in operation at the property against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Borrower is required to insure pursuant to the lease on a replacement cost basis or such other amounts approved by Lender.

(f) [redacted] employees of Borrower, as required by any Legal Requirement.

(g) During any period of repair or restoration, builder's "all-risk" or "Special Form" insurance on the so called completed value basis/non-reporting form in an amount equal to not less than the full insurable value of the Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form, substance and with deductibles acceptable to Lender and consistent with Section 7.1.1(a) above.

(h) Coverage to compensate for ordinance of law, coverage for loss to the [redacted] construction in an amount satisfactory to Lender.

(i) Such other insurance, higher limits, replacements or substitutions thereof (including Innkeeper's Legal Liability, environmental liability insurance, sinkhole, mine subsidence, and earthquake insurance) as may from time to time be required by Lender in its reasonable discretion in order to protect its interests.

(j) Notwithstanding anything in subsection (a) above to the contrary, Borrower shall be required to obtain and maintain coverage in its property insurance Policy, its loss of rents/business interruption coverage, and its commercial liability insurance Policies (or [redacted] such coverage is available. In the event that such coverage with respect to terrorist acts is not included as part of the "all risk" or "special form" property policy required by subsection (a) above, Borrower shall, nevertheless be required to obtain coverage for [redacted] Cost" of the Property plus the rental loss and/or business interruption coverage under clause (d) above and liability insurance under subsection (c) above; provided that such coverage is available. Borrower shall obtain the coverage required under this subsection (j) from a carrier which otherwise satisfies the rating criteria specified in Section 7.1.2 below (a "***Qualified Carrier***") or in the event that such coverage is not available from a Qualified Carrier, Borrower shall obtain such coverage from the highest rated insurance company providing such coverage.

[redacted]

7.1.2 **Policies**. Unless otherwise approved by Lender in writing in advance of placement, all policies of insurance (the "***Policies***") required pursuant to Section 7.1.1 above shall (i) be issued by companies approved by Lender and authorized to do business in the State, with a claims paying ability rating of "A" or better by S&P (and the equivalent by any other Rating Agency), and a rating of A:X or better in the current Best's Insurance Reports (notwithstanding the foregoing, Lender has agreed that in connection with the closing of the Loan, Borrower shall be permitted to maintain a portion of the coverage required hereunder with insurance companies which do not meet the foregoing requirements in their current participation amounts and positions within the syndicate, provided that if the current AM Best rating of any such insurer is withdrawn or downgraded, Borrower shall replace such carrier with an insurance company meeting the ratings requirements set forth hereinabove); (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee and lender's loss payable (in the case of property insurance and in the case of business personal property/business interruption/loss of rents coverage) and an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation on both the Property and Commercial Liability Policies in favor of Lender; (v) be assigned and the carrier-certified copies thereof delivered to Lender; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under the Policies, (B) that Lender shall receive at least thirty (30) days' prior written notice of cancellation (ten (10) days' notice for nonpayment of premium) of any of the property Policies. Such notice shall also be provided for, liability policies when available from the carrier (provided, however, that if such notice provisions are not available in any of the liability Policies, Borrower shall provide the required notice to Lender) (C) an agreement whereby the insurer waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured and (D) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums; (vii) in the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (viii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall pay the premiums for such Policies (the "***Insurance Premiums***") as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.4 hereof) receipts for or other evidence of the payment of the Insurance Premiums satisfactory to Lender in its reasonable discretion. If Borrower does not furnish such [redacted] Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower shall reimburse Lender for the cost of such Insurance Premiums promptly

on demand, with interest accruing at the Default Rate. Borrower shall deliver to Lender a certified copy of each Policy within thirty (30) days after its effective date. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be requested by Lender in its reasonable discretion, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

7.1.3 Blanket Coverage. Borrower may provide any required insurance under a blanket policy or policies covering the Property and Improvements and other property and assets not part of the Property, provided that Lender is provided a full schedule of locations and values for all properties on such blanket policy and such blanket policy: (a) otherwise complies with the requirements set forth in Sections 7.1.1 and 7.1.2; (b) except in the case of Commercial Liability Insurance, specifies how much coverage and which sub limits apply exclusively to the Improvements and that any allocated coverage shall equal or exceed the coverage amounts specified in the above Section 7.1.1; (c) must properly identify and fully protect the Property as if [redacted] at the time of loss.

7.1.4 No Separate Insurance. Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any of the Policies. Borrower may, however, carry insurance for the Improvements, in addition to the Policies, but only if such additional insurance: (a) does not violate or entitle the carrier to assert any defense or disclaim any primary coverage under any of the Policies; (b) mutually benefits Borrower and Lender, as their interests may appear; and (c) otherwise complies with the terms of this Agreement.

7.1.5 Transfers. In the event of foreclosure of the Mortgage or other transfer of title to the Property and Improvements in extinguishment in whole or in part of the Debt, and regardless of whether Lender shall have sought a deficiency judgment with respect thereto, all right, title and interest of Borrower in and to the Policies that are not blanket policies then in force concerning the Property and Improvements and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or its designee in the event of such other transfer of title.

7.2 Casualty.

7.2.1 Notice; Restoration. If the Property is damaged or destroyed, in whole or in part, by fire or other casualty (a "***Casualty***"), Borrower shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

7.2.2 Settlement of Proceeds. If a Casualty covered by any of the Policies (an "***Insured Casualty*** [redacted] Default has occurred and is continuing, Borrower may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a commercially reasonable and timely manner, and Borrower is hereby authorized to collect and receipt for the insurance proceeds

[redacted]

(the "***Proceeds***[redacted]
(a "***Significant Casualty***"), Lender may, in its sole discretion, settle and adjust any claim without the consent of Borrower and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith. If Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender upon demand. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack [redacted] Borrower, such payment shall not be treated as business or rental interruption insurance proceeds unless Borrower has demonstrated to Lender's satisfaction that the remaining net Proceeds that [redacted] restoring the Improvements or, if such net Proceeds are to be applied to repay the Debt in accordance with the terms hereof, that such remaining net Proceeds will be sufficient to pay the Debt in full.

7.3 Condemnation.

7.3.1 Notice; Restoration. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Property (a "***Condemnation***") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character and utility as prior to such Condemnation.

7.3.2 Collection of Award. Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an "***Award***") and to make any compromise, adjustment or settlement in connection with such Condemnation. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), [redacted] Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrower shall cause any Award that is payable to Borrower to be paid directly

[redacted]

to Lender. Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

7.4 Application of Proceeds or Award.

7.4.1 Application to Restoration. If an Insured Casualty or Condemnation [redacted] Principal; (ii) in the reasonable judgment of Lender, the Property can be restored within six (6) months, and prior to six (6) months before the Stated Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the extent practicable, to at least the equivalent value and of substantially the same character and utility as existed immediately prior to such Insured Casualty or Condemnation, and after such restoration will adequately secure [redacted] removed from the reservation pool or in either case no critical amenities (including any restaurant [redacted] has been damaged, destroyed or rendered unusable as a result of such Insured Casualty or Condemnation; (iv) intentionally omitted; (v) no Event of Default shall have occurred and be then continuing; (vi) Lender shall be satisfied that the Restoration will be completed in accordance with any requirements under the Franchise Agreement and the Franchise Agreement shall at all times during the Restoration and from and after the completion thereof remain in full force and effect, without default by Borrower thereunder and (vii) Lender shall have received evidence satisfactory to Lender in its reasonable discretion that during the period of the Restoration, the Rents (together with any other funds contributed by Borrower) will be at least equal to the sum of the operating expenses and Debt Service and other reserve payments required hereunder, as determined by Lender in its reasonable discretion, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender) shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property (the "***Restoration***"), in the manner set forth herein. Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, Borrower shall pay (and if required by Lender, Borrower shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof.

7.4.2 Application to Debt. Except as provided in Section 7.4.1, any Proceeds and/or Award may, at the option of Lender in its discretion, be applied to the payment of the Debt, or applied to reimburse Borrower for the cost of any Restoration, in the manner set forth in Section 7.4.3. Any such prepayment of the Loan shall be subject to the Exit Fee, but shall otherwise be without any Yield Maintenance Premium, unless an Event of Default has occurred and is continuing at the time the Proceeds are received from the insurance company or the Award is received from the condemning authority, as the case may be, in which event Borrower shall pay to Lender an additional amount equal to the Yield Maintenance Premium, if any, that may be required with respect to the amount of the Proceeds or Award applied to the unpaid Principal.

Notwithstanding the foregoing provisions of this Section 7.4, if the Loan is included in a REMIC Trust and, immediately following a release of any portion of the Lien of the Mortgage following a

Casualty or Condemnation (but taking into account any proposed Restoration of the remaining Property), the ratio of the unpaid principal balance of the Loan to the value of the remaining [redacted] Lender's sole discretion, by any commercially reasonable method permitted to a REMIC Trust; and which shall exclude the value of personal property or going concern value, if any), the principal balance of the Loan must be paid down by an amount equal to the least of the following amounts: [redacted] that have been approved by Lender); (ii) the fair market value of the released property at the time of the release; or (iii) an amount such that the loan-to-value ratio of the Loan (as so determined by Lender) does not increase after the release, unless Lender receives an opinion of counsel that if such amount is not paid, the applicable Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the Lien of the Mortgage. If and to the extent the preceding sentence applies, only such amount of the net Award, if any, in excess of the amount required to pay down the principal balance of the Loan may be released for purposes of Restoration or released to Borrower as otherwise expressly provided in this Section 7.4.

7.4.3 Procedure for Application to Restoration. If Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration, (ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender's judgment are required to complete the proposed Restoration, (iv) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may require in its reasonable discretion and approve in Lender's discretion, and (v) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. Lender may, at Borrower's expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement. No payment made prior [redacted] work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Provided no Default or Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrower. Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Debt or paid to Mezzanine Lender to be held and disbursed in accordance with the terms and conditions of the Mezzanine Loan Agreement.

8. DEFAULTS

8.1 Events of Default. An "Event of Default" shall exist with respect to the Loan if any of the following shall occur:

(a) any portion of the Debt is not paid when due or Borrower shall fail to pay when due any payment required under Sections 3.2(b), 3.3, 3.4, 3.5, 3.6, 3.7 or 3.9 hereof;

(b) any of the Property Taxes are not paid when due (unless, with respect to Real Estate Taxes, Lender is paying Real Estate Taxes pursuant to Section 3.3 hereof and sufficient funds are in the Property Tax Subaccount to make such payment), subject to Borrower's right to contest Property Taxes in accordance with Section 5.12 hereof;

(c) the Policies are not kept in full force and effect, or are not delivered to Lender within five (5) Business Days after Lender's written request;

(d) a Transfer other than a Permitted Transfer occurs;

(e) any certification, representation or warranty made by Borrower or any Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by Borrower or any Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

(f) Borrower, Sole Member or any Guarantor shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due;

(g) a receiver, liquidator or trustee shall be appointed for Borrower, Sole Member or any Guarantor; or Borrower, Sole Member or any Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Sole Member or any Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of Borrower, Sole Member or any Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Sole Member or any Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within 60 days;

(h) Borrower breaches any covenant contained in Sections 5.3 5.6, 5.8, 5.9, 5.18.1 (a) - (e), 5.18.2, 5.24, 5.31(a)(i) – (iii), 5.31(b) or 5.34(b) hereof;

(i) except as expressly permitted hereunder, the alteration, improvement, demolition or removal of all or any of portion of the Improvements without the prior written consent of Lender;

(j) a default (beyond applicable notice and cure periods) under any agreement creating a Lien or encumbrance on the Property (including any reciprocal easement

[redacted]

agreement or other covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of the Property);

(k) the forfeiture of the Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower or Guarantor or any of their respective agents or representatives in connection therewith;

(l) there shall have been rendered against Borrower a final judgment(s) for the [redacted] continued unsatisfied for a period of thirty (30) days after the entry of such judgment(s);

(m) an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs;

(n) Guarantor breaches any of the financial covenants set forth in Section 6 of the Guaranty;

(o) a default occurs under any term, covenant or provision set forth herein or in any other Loan Document beyond any applicable notice and cure period (if any) set forth herein or therein;

(p) any of the assumptions contained in any substantive non-consolidation opinion, delivered to Lender by Borrower's counsel in connection with the Loan or otherwise hereunder, were not true and correct as of the date of such opinion or thereafter became untrue or incorrect;

(q) if a default has occurred and continues beyond any applicable cure period under any Franchise Agreement (or any successor franchise agreement) and such default permits the Franchisor to terminate or cancel such Franchise Agreement (or any successor franchise agreement), or if without Lender's prior consent, Borrower consents to any change or modification to any Franchise Agreement (or any successor franchise agreement), or Borrower enters into any franchise or similar agreement other than the Franchise Agreement without the prior written consent of Lender;

(r) Borrower's failure to perform and pay for all PIP Work or any other work required under the Franchise Agreement; and/or

(s) a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten (10) days after notice to Borrower (and Guarantors, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period, and Borrower (or Guarantors, if applicable) shall have commenced to cure such default within such thirty (30) day period and thereafter [redacted] extended for an additional period of time as is reasonably necessary for Borrower (or

[redacted]

Guarantors, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days.

8.2 Remedies.

8.2.1 Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand (and Borrower hereby expressly waives any such notice or demand), that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property; including declaring the Debt to be immediately due and payable (including unpaid interest, Default Rate interest, Late [redacted] Borrower); and upon any Event of Default described in paragraph (f) or (g) of Section 8.1, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium, Exit Fees and any other amounts owing by Borrower) shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

8.2.2 Remedies Cumulative. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law, equity or contract may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property, the Mortgage and the Pledge have been foreclosed, the Property has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of the entire Property or any part thereof, in its discretion.

8.2.3 Severance/Partial Foreclosure.

(a) During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (and, in connection therewith, to bifurcate or otherwise

[redacted]

modify the nature of the collateral that secures such notes) in such denominations and priorities of [redacted] enforcing its rights and remedies. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, Borrower ratifying all that such attorney shall do by virtue thereof.

(b) During the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose the Mortgage and/or the Pledge in any manner and for any amounts secured by the Mortgage and/or the Pledge then due and payable as determined by Lender, including the following circumstances: (i) in the event Borrower defaults beyond any applicable [redacted] may foreclose the Mortgage and/or the Pledge to recover such delinquent payments; or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage and/or the Pledge to recover so much of the principal balance [redacted] Pledge as Lender may elect. Notwithstanding one or more partial foreclosures, (x) the Property [redacted] not previously recovered and (y) the Collateral shall remain subject to the Pledge to secure [redacted]

8.2.4 **Delay**. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed necessary or advisable by Lender. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power arising from or related thereto. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Mortgage and/or the Pledge to the extent necessary to foreclose on all or any portion of the Property, the Rents, the Cash Management Accounts or any other collateral.

8.2.5 **Lender's Right to Perform**. If Borrower fails to perform any covenant [redacted] Borrower's receipt of written notice thereof from Lender, without in any way limiting Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

[redacted]

9. SPECIAL PROVISIONS

9.1 Sale of Note; Secondary Market Transaction; Syndication.

9.1.1 Cooperation. (a) Borrower shall, at the request of Lender, in connection with one or more sales or assignments of the Note or participations therein (including, without limitation, any Syndication (as hereinafter defined)) or securitizations of rated single or multi-class securities (the "***Securities***") secured by or evidencing ownership interests in the Note and the Mortgage, including in connection with collateralized debt obligations or collateralized loan obligations (a "***Securitization***", and each such sale, assignment, Syndication, participation and/or Securitization, a "***Secondary Market Transaction***"): (a) (i) provide such financial and other information with respect to the Property, Borrower and its Affiliates, Guarantor, Manager and any tenants of the Property, (ii) provide business plans and budgets relating to the Property and (iii) permit to be performed such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be requested from time to time by Lender in its reasonable discretion or the Rating Agencies or as may be necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to this paragraph (a) being called the "***Provided Information***"), (b) cause counsel to render (or update) opinions as to non-consolidation and any other opinion customary in securitization transactions with respect to the Property, Borrower and its Affiliates, which counsel and opinions shall be satisfactory to Lender in its reasonable discretion and the Rating Agencies; (c) confirm the accuracy of the representations and warranties made by Borrower, Sole Member and Guarantor set forth in the Loan Documents as of the closing date of any Secondary Market Transaction as are customarily provided in such transactions and as may be requested by Lender in its reasonable discretion or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (d) provide current certificates of good standing and qualification with respect to Borrower and Sole Member from appropriate Governmental Authorities; and (e) execute such amendments to the Loan Documents and Borrower's organizational documents, as may be reasonably requested by Lender or the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that the (x) rights of Borrower shall not be diminished and the obligations of Borrower shall not be increased, in each case, to more than a de minimis extent, (y) weighted average interest rate of any component notes shall at all times (other than after an Event of Default) equal the Interest Rate specified herein, such that Borrower does not incur any "rate creep" in connection with a voluntary or involuntary prepayment of the Loan, and (z) other material terms of the Loan shall remain the same for Borrower.

(b) Borrower acknowledges that Lender may syndicate a portion of the Loan to one or more lenders (the "***Syndication***") and in connection therewith, Borrower will take all commercially reasonable actions as Lender may reasonably request in its reasonable discretion to assist Lender in its Syndication effort. Without limiting the generality of the foregoing and of Section 9.1.1(a), Borrower shall, at the request of Lender (i) facilitate the review of the Loan and the Property by any prospective lender; (ii) assist Lender and otherwise cooperate with Lender in the preparation of information offering materials (which assistance may include reviewing and commenting on drafts of such information materials and drafting portions thereof); (iii) deliver updated information on Borrower and the Property; (iv) make representatives of Borrower

available at reasonable times and upon reasonable notice to meet with prospective lenders at tours of the Property and bank meetings; (v) facilitate direct contact between the senior management and advisors of Borrower and any prospective lender; and (vi) provide Lender with all such information reasonably deemed necessary by it to complete the Syndication successfully. Borrower agrees to take such further action, in connection with documents and amendments to the Loan Documents, as may reasonably be required to effect such Syndication.

(c) Notwithstanding anything to the contrary contained in this Section 9.1.1, Borrower and Guarantor shall not be required to incur any material out-of-pocket expenses in the performance of their obligations under this Section 9.1.1, other than the costs and expenses of Borrower's attorneys and other professional consultants, if any, which shall be borne by Borrower.

9.1.2 Use of Information. Borrower understands that all or any portion of the Provided Information and the Required Records may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a "***Disclosure Document***") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "***Securities Act***"), or the Securities and Exchange Act of 1934, as amended (the "***Exchange Act***"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction. If the Disclosure Document is required to be revised, Borrower shall cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrower, Manager and the Property necessary [redacted] such matters.

9.1.3 Borrower Obligations Regarding Disclosure Documents. In connection with a Disclosure Document, Borrower shall: (a) if requested by Lender, state in writing that Borrower has examined those portions of such Disclosure Document which contain factual descriptions of or information pertaining to Borrower, the Property, Manager and the Loan (the "***Relevant Portions***"), and, to Borrower's knowledge, that such Relevant Portions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any material respect; and (b) indemnify (in a separate instrument of indemnity, if so requested by Lender) (i) any underwriter, syndicate member or placement agent (collectively, the "***Underwriters***") retained by Lender or its issuing company affiliate (the "***Issuer***") in connection with a Secondary Market Transaction, (ii) Lender and (iii) the Issuer that is named in the Disclosure Document or registration statement relating to a Secondary Market Transaction (the "***Registration Statement***"), and each of the Issuer's directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Issuer or Lender within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act (collectively within (iii), the "***Lender Group***"), and each of its directors and each person who controls each of the Underwriters, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "***Underwriter Group***") for any losses, claims, damages or liabilities (the "***Liabilities***") to which Lender, the Lender Group or the Underwriter Group may become subject (including reimbursing all of them for any legal or other expenses actually incurred

in connection with investigating or defending the Liabilities) insofar as the Liabilities arise out of or are based upon any untrue statement of any material fact contained in any of the Provided Information or in any of the applicable portions of such sections of the Disclosure Document applicable to Borrower, Manager, the Property or the Loan, or arise out of or are based upon the omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections in light of the circumstances under which they were made, not misleading, provided, however, that Borrower shall not be required to indemnify Lender for any Liabilities relating to untrue statements or omissions which Borrower identified to Lender in writing at the time of Borrower's examination of such Disclosure Document. Notwithstanding anything to the contrary contained herein, (i) nothing contained herein shall impose liability upon Borrower for any Liabilities arising out of or based upon (1) any statement, report or document provided to Lender on behalf of Borrower by a party who is not an Affiliate of Borrower, (2) any information regarding tenants, subtenants or their respective affiliates (unless such information was prepared or generated by Borrower or Manager and set forth in the Relevant Portions), market conditions or the description of risks [redacted] provided by or on behalf of Borrower without the prior written consent of Borrower, (ii) Borrower shall not be liable for any Liabilities relating to (1) untrue statements or omissions which Borrower identified to Lender in writing prior to the subject Secondary Market Transaction or any statements to which Borrower or its authorized representative have objected (or requested changes) in writing prior to the subject Secondary Market Transaction; provided that (x) such notice is consistent in all material respects with (and the applicable comment, correction or objection by Borrower is consistent in all material respects with) information provided by or on behalf of Borrower to Lender in connection with the closing of the Loan or (y) such notice is based on (and the applicable comment, correction or objection by Borrower is based solely on and is consistent in all material respects with) facts that first arose after the closing of the Loan, as applicable, or (2) any Relevant Portions that Borrower is not advised by Lender that the same is to be reviewed by Borrower and thereafter provided a reasonable opportunity to review and provide comments; and (iii) Borrower shall not be liable for any misstatements or omissions resulting from Lender's failure to accurately transcribe or incorporate written information or responses delivered by or on behalf of Borrower to Lender or failure to include any information provided by Borrower to Lender. Additionally, the indemnification liabilities and obligations of Borrower under this Section 9.1.3 shall not apply to the extent resulting from the gross negligence, fraud, illegal acts or willful misconduct of Lender, the Lender Group, the Underwriter Group or any other indemnified party hereunder.

9.1.4 Restructuring of Loan. Lender, without in any way limiting Lender's other rights hereunder, shall have the right at any time, in its sole and absolute discretion, to require Borrower to restructure the Loan into multiple notes (which may include component notes and/or senior and junior notes) and/or to create participation interests in the Loan, and which restructuring may include reallocation of principal amounts of the Loan (including, by way of example, the [redacted] the corresponding decrease or increase in the principal amounts of the junior note(s) and the security instrument securing same) or the restructuring of a portion of the Loan into a mezzanine loan to the owners of the direct equity interests in Borrower, secured by a pledge of such direct equity interests, the establishment of different interest rates and debt service payments for the Loan [redacted]

[redacted]

priority as may be designated by Lender; provided, that (a) (i) the total amounts of the Loan and the mezzanine loan shall equal the amount of the Loan immediately prior to the restructuring, (ii) except in the case of an Event of Default under the Loan and/or the mezzanine loan, the [redacted] (iii) except in the case of an Event of Default under the Loan and/or the mezzanine loan, the debt service payments on the Loan and the mezzanine loan shall equal the debt service payment which was due under the Loan immediately prior to the restructuring. Borrower shall cooperate with all reasonable requests of Lender in order to restructure the Loan and create the mezzanine loan and shall (A) execute and deliver such documents including, without limitation in the case of the mezzanine loan, a mezzanine note, a mezzanine loan agreement, a pledge and security agreement and a mezzanine deposit account agreement, (B) cause Borrower's counsel to deliver such legal opinions and (C) create such bankruptcy remote borrower under the mezzanine loan as, in the case of each of (A), (B) and (C) above, shall be required by Lender in its reasonable discretion and required by any Rating Agency in connection therewith, all in form and substance satisfactory to Lender in its reasonable discretion and satisfactory to any such Rating Agency, including, without limitation, the severance of this Agreement, the Mortgage and other Loan Documents if requested. [redacted] Business Days following such request by Lender, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower ratifying all that such attorney shall do by virtue thereof. Notwithstanding anything to the contrary contained in this Section 9.1.4, Borrower and Guarantor shall not be required to incur any material out-of-pocket expenses in the performance of their obligations under this Section 9.1.4, other than the costs and expenses of Borrower's attorneys and other professional consultants, if any, which shall be borne by Borrower.

10. MISCELLANEOUS

10.1 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or any direct or indirect member, shareholder, partner, manager, beneficiary or other owner of beneficial ownership interests in, or any Affiliate of, Borrower, or any director, officer, employee, trustee, agent or representative of Borrower or any of the foregoing other than Borrower or Guarantor, pursuant to and in accordance with the terms and conditions of the Guaranty (each, an "***Exculpated Party***" and, collectively, the "***Exculpated Parties***"), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in the Property, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note and the Mortgage, agrees that it shall not, except as otherwise provided herein, sue for, seek or demand any deficiency judgment against Borrower or any Exculpated Party (except for the liabilities of Guarantor under the Guaranty) in any such

[redacted]

action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Mortgage or the other Loan Documents (other than to the extent necessary to bring or maintain an action against Guarantor to the extent of its liabilities under the Guaranty). The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage and/or the Pledge; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Mortgage and/or the Pledge or to exercise its remedies against the Property; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorneys' fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as "***Borrower's Recourse Liabilities***"):

(a) fraud, willful misconduct, misrepresentation or failure to disclose a material fact by or on behalf of Borrower, Guarantor, any Affiliate of Borrower or Guarantor, or any of their respective agents or representatives (acting at Borrower's or Guarantors' request or direction or with their knowledge) in connection with the Loan;

(b) the forfeiture by Borrower of the Property, or any portion thereof, or Sole Member of the Collateral, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower or Guarantor or any of their respective agents or representatives (acting at Borrower's or Guarantors' request or direction or with their knowledge) in connection therewith, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act (RICO);

(c) physical waste of the Property or any portion thereof (including the abandonment of the Property), or after an Event of Default the removal or disposal of any portion of the Property;

(d) misappropriation or conversion by or on behalf of Borrower (including failure to turn over to Lender on demand following an Event of Default), of any gross revenues, including (i) Rents and Lease Termination Payments; (ii) any Proceeds paid by reason of any Insured Casualty or any Award received in connection with a Condemnation or other sums or payments attributable to the Property not applied in accordance with the provisions of the Loan Documents (except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments); (iii) all Rents of the Property received or collected by or on behalf of the Borrower after an Event of Default and not applied to [redacted] reasonable operating expenses of the Property, as they become due or payable (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or

[redacted]

similar judicial proceeding in which Borrower is legally prevented from directing the disbursement of such sums); (iv) any other funds due under the Loan Documents, including, in connection with any of the foregoing, by reason of failure to comply with Section 3.1 hereof or breach by Borrower of the Clearing Account Agreement; and (v) any security deposits, advance deposits or any other deposits collected by or on behalf of Borrower with respect to the Property which are not delivered to Lender upon Lender's acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure, or otherwise in accordance with the provisions of the Loan Documents;

(e) the failure to pay Property Taxes, provided Borrower shall not be liable to [redacted] forth in Section 3.3 hereof;

(f) the failure to obtain and maintain the Policies in accordance with this Agreement, provided Borrower shall not be liable to the extent such failure is a result of non-payment of Insurance Premiums, and funds to pay such Insurance Premiums are [redacted] subject to the terms and conditions set forth in Section 3.4 hereof;

(g) failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Property;

(h) the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Section 4.29 hereof and Section 5.16 hereof, and clauses (viii) through (xi) of Section 5.26 hereof;

(i) any cost or expense incurred by Lender in connection with the enforcement of its rights and remedies hereunder or any other Loan Document;

(j) any obligation of Borrower or Sole Member to indemnify any Person that, immediately prior to any acquisition of title of the Collateral pursuant to a UCC foreclosure sale, a UCC strict foreclosure, an assignment in lieu of foreclosure or other enforcement action under the Loan Documents (collectively, an "***Equity Collateral Enforcement Action***"; and the date on which an Equity Collateral Enforcement Action is consummated, an "***Equity Collateral Transfer Date***"), was an Affiliate of Borrower or Sole Member, to the extent such obligation continues to be the obligation of the transferee at such Equity Collateral Enforcement Action and is not expressly waived in writing by the Persons covered by such indemnification obligation and (B) any obligation of Borrower or Sole Member accruing prior to, on or after the Equity Collateral Transfer Date to pay (1) legal fees to legal counsel engaged by Borrower or Sole Member prior to the Equity Collateral Transfer Date, (2) amounts due under any contract between Borrower or Sole Member, on the one hand, and any of Borrower, Sole Member, Guarantor or any Affiliate of any of them, on the other hand (unless such contract is assumed in writing by the Person acquiring the Collateral on or after the Equity Collateral Transfer Date), or (3) amounts due under any contract between any of Borrower, Sole Member, Guarantor or any Affiliate of any of

[redacted]

them, on the one hand, and any Person not Affiliated with any of Borrower, Sole Member, Guarantor or any Affiliate of any of them, on the other hand, that has been entered into without the prior written approval of Lender to the extent such prior written approval was required under the Loan Documents (unless such contract was assumed in writing by the Person acquiring the Collateral on or after the Equity Collateral Transfer Date) and/or following the completion of any Equity Collateral Enforcement Action, any accounts payable of any of Borrower, Sole Member, Guarantor or any Affiliate of any of them or any income tax or indemnity liability of any of Borrower, Sole Member, Guarantor or any Affiliate of any of them to third parties or to any other of Borrower, Sole Member, Guarantor or any Affiliate of any of them;

(k) any liability of Lender arising out of or in connection with the Key Money Agreement and/or the Development Incentive Note; and/or

(l) the removal of the pedestrian bridge over Kearny Street and the glass-enclosed lobby at the Property and any restoration of the Property and/or adjacent property in connection with such removal, including, for the avoidance of doubt, any reimbursement or other payments to the City of San Francisco.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender's agreement not to pursue personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrower in the event that one or more of the following occurs (each, a "***Springing Recourse Event***"):

(i) an Event of Default described in Section 8.1(d) hereof shall have occurred;

(ii) (A) with respect to Borrower, a breach of any of the representations set forth in the "Recycled SPE Certificate" delivered to Lender in connection with the Loan or a breach of the representation set forth in Section 4.15(b) hereof or a breach of the covenants set forth in Section 5.6 hereof and/or (B) with respect to Sole Member, a breach of the representation set forth in Section 4.15(b) hereof or a breach of the covenants set forth in Section 5.16 hereof;

(iii) Borrower or Sole Member files a voluntary petition under the Bankruptcy Code or files a petition for bankruptcy, reorganization or similar proceeding pursuant to any other federal or state bankruptcy, insolvency or similar law;

(iv) the filing of an involuntary petition against Borrower or Sole Member under the Bankruptcy Code or an involuntary petition for bankruptcy, reorganization or similar proceeding pursuant to any other Federal or state bankruptcy, insolvency or similar law by any other Person in which (x) Borrower and/or Sole Member or any Affiliate, officer, director or representative which, directly or indirectly, Controls

[redacted]

Borrower and/or Sole Member colludes with or otherwise assists such Person, and/or (y) Borrower and/or Sole Member or any Affiliate, officer, director or representative which, directly or indirectly, Controls Borrower and/or Sole Member solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower and/or Sole Member by any Person;

(v) Borrower and/or Sole Member or any Affiliate, officer, director or representative which, directly or indirectly, Controls Borrower and/or Sole Member files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(vi) Borrower and/or Sole Member or any Affiliate, officer, director or representative which, directly or indirectly, Controls Borrower or Sole Member consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, liquidator, trustee or examiner for Borrower, Sole Member or any portion of the Property;

(vii) Borrower or Sole Member makes an assignment for the benefit of creditors or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

(viii) if (i) (A) any Franchise Agreement (or the right to operate the Property (or a portion thereof) thereunder) shall expire, or be cancelled, surrendered or terminated, (B) Borrower amends or modifies any Franchise Agreement without the prior written consent of Lender, or (C) any default occurs under any Franchise Agreement or (ii) in connection with any Transfer of the Property to Lender (or Lender's designee) in full or partial satisfaction of the Debt, Borrower or any Affiliate of Borrower fails to take any lawful action reasonably necessary to effect the transfer of any liquor license or other Licenses with respect to the Property from the then-current holder thereof to the transferee of the Property or its designee;

(ix) if Guarantor, Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Note, the Mortgage or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan;

(x) if Borrower and/or Sole Member or any Affiliate, officer, director or representative which, directly or indirectly, Controls Borrower or Sole Member (A) causes Borrower to opt out of Article 8 of the UCC or causes the Collateral to not be treated as "securities" governed by and within the meaning of Article 8, (B) causes Borrower to amend or otherwise modify its organizational documents in order to amend or repeal its election to be governed by Article 8 of the UCC, or (C) causes any termination or cancellation of the limited liability company membership certificate evidencing Sole

[redacted]

[redacted]

(xi) Borrower and/or Sole Member or any Affiliate, officer, director or representative which, directly or indirectly, Controls Borrower or Sole Member, taking an affirmative wrongful act with the intention to impair the enforcement of the Pledge as a result of Lender also being the mortgagee under the Mortgage and failing, promptly after receipt of written notice from the Lender referring to this section, to refrain from or revoke such action to the extent necessary to prevent such impairment therefrom.

10.2 <u>Brokers and Financial Advisors</u>. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan other than Eastdil Secured ("***Broker***") whose fees shall be paid by Borrower [redacted] against any and all claims, liabilities, costs and expenses (including attorneys' fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this <u>Section 10.2</u> shall survive the expiration and termination of this Agreement and the repayment of the Debt.

10.3 <u>Retention of Servicer</u>. Lender reserves the right to retain the Servicer and any special servicer to act as its agent(s) hereunder with such powers as are specifically delegated to the Servicer and any special servicer by Lender, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction or otherwise, together with such other powers as are reasonably incidental [redacted] servicer in connection with a release of the Property, assumption or modification of the Loan, enforcement of the Loan Documents or any other action taken by Servicer and any special servicer hereunder on behalf of Lender (which shall not include ongoing regular servicing fees relating to the day-to-day servicing of the Loan, for which Borrower shall not be charged).

10.4 <u>Survival</u>. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. All Borrower's covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

10.5 <u>Lender's Discretion</u>. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender's discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender's discretion shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Additionally, whenever in this Agreement or any other Loan Document, Lender agrees to not unreasonably withhold, condition or delay its consent, such agreement to not unreasonably withhold, condition or delay its consent shall only apply if no Event of Default is continuing, and if an Event of Default is continuing, Lender shall have the right to withhold, condition or delay its consent in its sole but good faith discretion.

[redacted]

10.6 Governing Law.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT LOUIS J. SEMINSKI, ESQ. AT C/O WILENTZ GOLDMAN AND SPITZER, 11 WALL STREET, SUITE 6B, NEW YORK, NEW YORK 10005, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF

SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE LOAN IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

10.7 **Trial by Jury**. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

10.8 **Modification, Waiver in Writing**. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount. Lender shall have the right to

[redacted]

waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

10.9 Headings/Schedules. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Schedules attached hereto, are hereby incorporated by reference as a part of this Agreement with the same force and effect as if set forth in the body hereof.

10.10 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.11 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

10.12 Preferences. From and after the occurrence and during the continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or in part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

10.13 Certain Waivers. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to Borrower. Without limiting any of the other provisions contained herein, Borrower hereby unconditionally and irrevocably waives, to the maximum extent permitted by applicable law, any rights it may have to claim or recover against Lender in any legal action or proceeding any special, exemplary, punitive or consequential damages.

10.14 Remedies of Borrower. If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an

obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrower's sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrower's behalf.

10.15 Offsets, Counterclaims and Defenses. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender's interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which Borrower may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

10.16 Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender or any member of the Lender Group, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender. Lender shall have the right to issue any of the foregoing without Borrower's approval.

10.17 No Usury. Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

[redacted]

10.18 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation, drafting, execution and delivery of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan, without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

10.19 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created under the Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

10.20 Yield Maintenance Premium. Borrower acknowledges that (a) Lender is making the Loan in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents and (b) if payments of Principal are made to Lender on or prior to the Yield Maintenance Date, for any reason whatsoever, whether voluntary, as a result of Lender's acceleration of the Loan after an Event of Default, by operation of law or otherwise, Lender will not receive all such interest and other benefits and may, in addition, incur costs. For these reasons, and to induce Lender to make the Loan, Borrower agrees that, except as expressly provided in Section 7, all prepayments made on or before the Yield Maintenance Date, if any, whether voluntary or involuntary, will be accompanied by the Yield Maintenance Premium. Such Yield Maintenance Premium shall be required whether payment is made by Borrower, by a Person on behalf of Borrower, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale. Borrower further acknowledges that (A) it is a knowledgeable real estate developer and/or investor; (B) it fully understands the effect of the provisions of this Section 10.20, as well as the other provisions of the Loan Documents; (C) the making of the Loan by Lender at [redacted] Borrower's obligation to pay a Yield Maintenance Premium (if required); and (D) Lender would

[redacted]

not make the Loan on the terms set forth herein without the inclusion of such provisions. Borrower [redacted] were independently negotiated and bargained for, and constitute a specific material part of the consideration given by Borrower to Lender for the making of the Loan except as expressly permitted hereunder.

10.21 Assignment. The Loan, the Note, the Loan Documents and/or Lender's rights, title, obligations and interests therein may be assigned, pledged, delegated, participated or otherwise transferred by Lender and any of its successors and assigns to any Person without Borrower's or Guarantor's consent at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise. Upon such assignment, all references to Lender in this Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender. Prime Finance, acting solely for this purpose as an agent of the Borrower, shall maintain a register for the recordation of the names and addresses of the Lenders, and the principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "***Register***"). The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts of (and stated interest on) each participant's interest in the Loan or other obligations under the Loan Documents (the "***Participant Register***"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 1.871-14(c) of the U.S. Department of the Treasury regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Borrower may not assign and/or delegate, as applicable, its rights, title, interests or obligations under this Agreement or under any of the Loan Documents.

10.22 Certain Payments from Mezzanine Lender. Lender has advised Borrower that, pursuant to the Intercreditor Agreement, Mezzanine Lender may be required in certain circumstances to turn over to Lender certain payments received by Mezzanine Lender from Mezzanine Borrower or from Guarantor. If Mezzanine Lender turns over any such payments to Lender, then, (a) upon notice to Borrower of any such turn over and the amount thereof, the amount of such payments shall be deemed to have been contributed as a capital contribution from Mezzanine Borrower to Borrower and then paid by Borrower to Lender on account of the Loan, and (b) Lender shall apply such amount as an optional prepayment in accordance with the Section 2.3.3 hereof.

[redacted]

10.23 Certain Additional Rights of Lender(VCOC). Notwithstanding anything to the contrary which may be contained in this Agreement, at all times throughout the Term, upon the request of Lender or any of Lender's successors, assigns or participants in the Loan, the management of Borrower shall consult with Lender or any of Lender's successors, assigns or participants on significant business issues relating to the operation of the Property and make itself available quarterly either personally or by telephone at mutually agreeable times for such consultation; provided, however, that such consultation need not result in any change in Borrower's course of action. The aforementioned consultation rights are intended to satisfy the requirement of management rights for purposes of the Department of Labor "plan assets" regulation 29 C.F.R., Section 2510.3 101.

The rights described in this Section 10.23 may be exercised by any Person which owns (i) directly or indirectly, substantially all of the interests in Lender, (ii) a participation interest in the Loan or (iii) directly or indirectly, substantially all of the interests in the holder of any such participation interest (it being intended that any such Person described in clauses (i), (ii) and (iii) of this sentence is intended to be a third party beneficiary of the rights granted under this Section 10.23, with the direct right to enforce such rights against Borrower, notwithstanding the provisions of Section 10.19 to the contrary).

10.24 Set-Off. **In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, [redacted] maturity, by acceleration or otherwise) to set-off and appropriate and apply against such [redacted] currency, and any other credits, indebtedness or claims, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.**

10.25 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

JUSTICE OPERATING COMPANY, LLC,
a Delaware limited liability company

By: Justice Senior Pledgor, LLC,
a Delaware limited liability company,
its sole member

By: Justice Mezzanine Company, LLC,
a Delaware limited liability company,
its sole member

By: Portsmouth Square, Inc.,
a California corporation,
its sole member

By: John V. Winfield
Name: John V. Winfield
Title: Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

LENDER:

PRIME FINANCE SHORT DURATION HOLDING COMPANY 9, LLC,
a Delaware limited liability company

By: Prime Finance Short Duration 9, LLC,
a Delaware limited liability company,
its Managing Member

By: ______________________
Name: Jeffrey A. Lehman
Title: Authorized Signatory

Schedule 1

Index of Other Definitions

[redacted]

"*Initial Cash Management Period*"- 1.1 (Definition of Cash Management Period)
"*Insurance Premiums*" - 7.1.2
"*Insurance Subaccount*" - 3.4
"*Insured Casualty*" - 7.2.2
"*Interest Rate Protection Agreement*" - 2.6.1
"*Intergroup*" – 1.1 (Definition of Guarantors)
"*Intergroup Lien Reserve Subaccount*" – 3.12
"*Issuer*" - 9.1.3
"[redacted]" - 2.5.3
"*Lender Group*" - 9.1.3
"*Lender's Consultant*" - 5.16.1
"*Liabilities*" - 9.1.3
"*Licenses*" - 4.9
"*Loan*" - 2.1
"*Mezzanine Loan Agreement*" – 1.1 (Definition of Mezzanine Loan Documents)
"*Mortgage*"- 1.1 (Definition of Loan Documents)
"*Nationally Recognized Service Company*" - Schedule 6
"*Note*"- 1.1 (Definition of Loan Documents)
"*Notice*" - 6.1
"*O & M Program*" - 5.16.3
"*OFAC*" - 5.29
"*Participant Register*" - 10.21
"*Permitted Indebtedness*" - 5.9
"*PIP Subaccount*" – 3.2(a)
"*PIP Work Shortfall*" – 3.2(b)
"*Policies*" - 7.1.2
"*Proceeds*" - 7.2.2
"*Property Tax Subaccount*" - 3.3
"*Provided Information*" - 9.1.1
"*Real Estate Taxes*" 1.1 (Definition of Property Taxes)
"*Register*" 10.21
"*Registration Statement*" - 9.1.3
"*Relevant Portions*" - 9.1.3
"*Remedial Work*" - 5.16.2
"*Rent Roll*" - 4.25
"*Required Payments*" – 1.1 (Definition of Shortfall)
"*Required Records*" - 6.3.6
"*Restoration*" - 7.4.1
"*Second Extended Maturity Date*" - 2.8
"*Secondary Market Transaction*" - 9.1.1
"*Securities*" - 9.1.1
"*Securities Act*" - 9.1.2
"*Security Deposit Subaccount*" - 3.7
"*Significant Casualty*" - 7.2.2
"*Single Member Bankruptcy Remote LLC*" - Schedule 6
"*Special Purpose Bankruptcy Remote Entity*" - 5.6

“*Subaccounts*” - 3.1
“*Substitute IRPA*” - 2.6.6
“*Third Extended Maturity Date*” - 2.8
“*Syndication*” - 9.1.1
“*Underwriter Group*” - 9.1.3
“*Underwriters*” - 9.1.3
“*Wells Fargo*” – 1.1 (Definition of Deposit Bank)

[redacted]

Schedule 2A

Intentionally Omitted

[redacted]

Schedule 2B

PIP Work

Item	Total
Upfront Capex Reserve - 14 key renovation and addition	$1,325,000.00

Schedule 3

Exceptions to Representations and Warranties

Section 4.3 (Easements/Access); Section 4.8 (Condemnation); Section 4.9 (Compliance):

Portsmouth Square Park Redevelopment

When the Hotel was originally constructed in the early 1970s, City approvals required the construction of a pedestrian bridge (the "Bridge") across Kearny Street, linking the Hotel with Portsmouth Square Park (the "Park"), serving as a gateway to the culturally significant Chinatown neighborhood. Included in the approval process was the City's issuance of a Major Encroachment Permit (the "Permit") allowing the Bridge to span over Kearny Street.

In 2017, the City began the planning phase of a proposed redevelopment of the Park. The City-approved design concept for the reimagined Park contemplates removal of the Bridge originally constructed by the Hotel, and will ultimately include the permanent relocation of the Chinese Cultural Center, which presently occupies space at the Hotel at no cost.

The City and Borrower have been in discussions concerning the timing and cost of the Bridge removal since 2019. In May of 2022, the City's Board of Supervisors purported to revoke the Permit, and on June 13, 2022, the City directed the Hotel ownership to submit a general Bridge removal and restoration plan to the City.

Continuously since 2019, Borrower has disputed the legality of the purported revocation of the Permit, as well as the existence of any legal or contractual obligation to remove the Bridge at Borrower's expense. Until the purported revocation of the Permit in 2022, City representatives repeatedly and consistently promised and agreed that the City would pay for the associated costs of any Bridge removal.

Notwithstanding the Board of Supervisors' actions, the City has taken no formal steps since 2022 to enforce the purported revocation of the Permit.

Since 2019, the City has publicized various timelines and design concepts for the Bridge removal. However, none of these timelines or milestones have been met, and Borrower's discussions with the City regarding both the process and financial responsibility for implementation of the Bridge removal Plan, and reconstruction of the impacted portions of the Hotel are ongoing.

The current iteration of the City's Bridge removal plan (which differs significantly from the initial plan) contemplates removal of the entirety of the Bridge up to and including the porte cochere and ante-lobby leading into the Hotel (i.e., the initial glass-enclosed vestibule at the Hotel entryway). Under this new version of the plan, the portion of the work affecting the Hotel would be completed over three consecutive weekends, after which the porte cochere and ante-lobby would need to be restored. Concepts for the restoration are currently being discussed with the City.

In the near term, the City has agreed to fund directly and supervise execution of the Bridge removal project. The City is preparing an EIR addendum (necessary to implement the current plan), and initiating a six month construction bidding process for the demolition work. It is anticipated that

[redacted]

reimbursement for the next several years.

Recently, the City requested that Borrower grant the required access to the hotel property for the demolition work pursuant to an access agreement, the negotiation of which is ongoing. Among other things, this access agreement will address the scheduling of the work, a temporary access plan to be implemented during construction, and the condition in which the Hotel must be left once construction is completed. It will also address protections for the Hotel related to the demolition process.

Notwithstanding the language in the City's September, 2024 project update, there is no set timeline for commencement of demolition, nor any detailed scheduling agreement with Borrower. Since 2019, every City-projected timeline (published endlessly and often inaccurately to placate the various project stakeholders) has been pushed out. While the City's plans and timelines for the Bridge removal have shifted continuously, Borrower's position and strategy – to remain cooperative with the City but unwavering in the protection of the Hotel's best interests - have remained consistent throughout.

<u>Section 4.11</u>:

There are two active real property tax appeals (2023/24 and 2024/25 Fiscal Years) pending resolution. The 2023/24 appeal is tentatively scheduled to be heard in May, 2025 and the 2024/25 hearing should be heard a year later. Borrower's tax counsel expects that, given the current condition of San Francisco hotel market, the pending appeals will net meaningful tax refunds.

<u>Section 4.21(b)</u> (Labor):

Except for the CBAs

<u>Section 4.25</u> (Leases):

The two (2) Leases in effect as of the Closing are not subordinate to Loan.

In a tenant estoppel certificate dated March 5, 2025, Chinese Culture Foundation of San Francisco, a California nonprofit corporation, alleged as follows: (a) HVAC - air in office and gallery, and sometimes auditorium, inconsistent and overly warm and stuffy, not controllable by CCC. An issue since Jan 2024. Recently the Director of Engineering was amenable to fixing and the temperatures have been cooler within the last week; (b) Bridge is not consistently cleaned. It has not been power washed by hotel since early 2024. Tenant paid out of pocket to power wash in August 2024 for Tenant's event after Landlord failed to respond to Tenant's request for cleaning. Bridge is inconsistently littered and dirty; (c) At times, Landlord's response to repair and maintenance requests can be slow or Landlord is non-responsive; (d) Tenant was told to hire an expensive AV company and get approval from Hilton staff after an outlet stopped working, when it was a simple microphone setup. Tenant requested annual AV training to mitigate this issue, and was not provided this; (e) Access to Tenant's stairwell and office front door is through a fire door that is locked after hours. Tenant does not have keys to use when the fire door is locked, even though the

fire door provides the egress to Tenant's offices. Calls to have it locked later in the evening are inconsistent and staff/volunteers get stuck in the stairwell; (f) Tenant does not have any keys to the auditorium space (front, back door, coat check room). Tenant has requested keys multiple times, most recently in 2024, and all requests were denied. As such, Tenant must ask Hilton staff to unlock spaces and sometimes they are non-responsive or slow to respond; (g) Tenant is not allowed to touch the blinds nor operate lights in the auditorium. Tenant needs Hilton staff to do so; (h) not all furniture and chairs that are available for Hilton events are available for Tenant's events; (i) Landlord and/or its agents enter the Premises without notice, setting off Tenant's alarm system; (j) The storage space periodically floods. Tenant's property was damaged and removed from the storage space by Hilton staff without notice; and (k) in 2024 and 2025, Hilton staff interfered with Tenant's use of the bridge during the annual Chinese New Year parade.

[redacted]

Schedule 4

Rent Roll

(See Attached)

[redacted]

Hilton San Francisco Financial District Rent Roll					
Vendor	Effective Date	Expiration Date	Annually	Service	Terms
T-mobile Lease	9/30/2009	10/31/2029	[redacted]	Antena Rooftop Lease	[redacted]
AT&T Lease	6/6/2012		[redacted]	Space License Agreement	Initial lease Terms 10yrs
Chinese Culture Foundation of San Francisco	10/18/1973	10/17/2033	[redacted]	Gallery and mezzanine office and three storage spaces in the garage	Landlord pays tenant monthly Event Space fee, currently in the amount of [redacted]

Schedule 5

Organization of Borrower

(See Attached)

THE INTERGROUP CORPORATION AND PORTSMOUTH SQUARE INC

ORGANIZATIONAL CHART


Public company (INTG) The InterGroup Corporation,
a Delaware corporation
[redacted]
Individual - (John Winfield-CEO & controlling shareholder of
[redacted]
[redacted]
Portsmouth Square, Inc. *
Public company (PRSI) Portsmouth Square, Inc.
a California corporation
[redacted]
Justice Mezzanine Company, LLC
a Delaware LLC
Kearny Street Beverage Company, LLC
a California LLC
liquor license holder
Justice Senior Pledgor, LLC
a Delaware LLC
Justice Operating Company, LLC
a Delaware LLC
owner of the Hilton San Francisco Financial District property

[redacted] or more of the direct or indirect ownership interest in Justice Operating Company, LLC or (B) controls Justice Operating Company LLC

Board of Directors of Portsmouth Square, Inc.

John V. Winfield (Chairman), Yvonne L. Murphy, John C. Love, William J. Nance and Steve H. Grunwald

Schedule 6

Definition of Special Purpose Bankruptcy Remote Entity

(I) A "***Special Purpose Bankruptcy Remote Entity***" means (x) a limited liability company that is a Single Member Bankruptcy Remote LLC or (y) a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter:

(i) was and will be organized solely for the purpose of (A) owning the Property or (B) acting as a general partner of the limited partnership that owns the Property or member of the limited liability company that owns the Property;

(ii) has not engaged and will not engage in any business unrelated to (A) the ownership of the Property, (B) acting as general partner of the limited partnership that owns the Property or (C) acting as a member of the limited liability company that owns the Property, as applicable;

(iii) has not had and will not have any assets other than those related to the Property or its partnership interest in the limited partnership or limited liability company interests in the limited liability company that owns the Property, as applicable;

(iv) (A) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, division (whether pursuant to Section 18-217 of the Delaware Act or otherwise), liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or limited liability company interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or limited liability company agreement (as applicable), and (B) has not been the product of, the subject of or otherwise involved in, in each case, any limited liability company division (whether as a plan of division pursuant to Section 18-217 of the Delaware Act, or otherwise);

(v) if such entity is a limited partnership, has and will have, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations;

(vi) [redacted] Director, and has not caused or allowed and will not cause or allow the board of directors [redacted] members of its board of directors unless all of the directors and all Independent Directors shall have participated in such vote, and the organizational documents of such entity shall provide that no Independent Director may be removed or replaced without Cause and unless such entity provides Lender with not less than three (3) Business Days' prior written notice of (a) any proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director;

(vii) if such entity is a limited liability company, has and will have at least one member that has been and will be a Special Purpose Bankruptcy Remote Entity that has

[redacted]

been and will be a corporation or limited liability company and such corporation or limited liability company is the managing member of such limited liability company;

(viii) if such entity is a limited liability company, has and will have articles of organization, a certificate of formation and/or a limited liability company agreement, as applicable, providing that (A) such entity will dissolve only upon (i) the termination of the legal existence of the last remaining member of such entity or the occurrence of any other event which terminates the continued membership of the last remaining member of such entity in such entity unless such entity is continued without dissolution in a manner permitted by such entity's limited liability company agreement of the Delaware Act of (ii) the entry of a decree of judicial dissolution of such entity under Section 18-802 of the Delaware Act, and (B) such entity shall be prohibited from effectuating a division (whether pursuant to Section 18-217 of the Delaware Act or otherwise);

(ix) has not, and without the unanimous consent of all of its partners, directors or members (including all Independent Directors), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity's properties, (C) make any assignment for the benefit of such entity's creditors or (D) take any action that might cause such entity to become insolvent;

(x) has remained and intends to remain solvent and has maintained and intends to maintain adequate capital in light of its contemplated business operations;

(xi) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(xii) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns;

(xiii) has maintained and will maintain its books, records, resolutions and agreements as official records;

(xiv) has not commingled and will not commingle its funds or assets with those of any other Person;

(xv) has held and will hold all of its assets solely in its own name;

(xvi) has conducted and will conduct its business solely in its own name,

(xvii) has maintained and will maintain its financial statements, accounting [redacted] not permit its assets to be listed on the financial statement of any other Person;

[redacted]

(xviii) has paid and will pay its own liabilities, including the salaries of its own employees, solely out of its own funds and assets and has maintained a sufficient number of employees, if any, in light of its contemplated business operations;

(xix) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(xx) has maintained and will maintain an arm's-length relationship with its Affiliates;

(xxi) (a) if such entity owns the Property, has not and will not have any indebtedness other than Permitted Indebtedness, or (b) if such entity acts as the general partner of a limited partnership which owns the Property, has not and will not have any indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns the Property [redacted] the date incurred, or (c) if such entity acts as a managing member of a limited liability company which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns the Property which (1) do not exceed, at any time, [redacted]

(xxii) has not assumed or guaranteed or become obligated for and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan;

(xxiii) has not acquired and will not acquire obligations or securities of its partners, members or shareholders, as applicable;

(xxiv) has allocated and will allocate fairly and reasonably shared expenses, [redacted]

(xxv) except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxvi) has held itself out and identified itself and will hold itself out and identify [redacted] any other Person;

(xxvii) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxviii) has not made and will not make loans to any Person;

(xxix) has not identified and will not identify its partners, members or shareholders, as applicable, or any Affiliate of any of them, as a division or part of it;

[redacted]

(xxx) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates, as applicable, except in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and substantially similar to those that would be obtained in a comparable arm's-length transaction with an unrelated third party;

(xxxi) has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not, to the fullest extent permitted by law, constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

(xxxii) has and will have an express acknowledgment in its organizational documents that Lender is an intended third-party beneficiary of the "special purpose" provisions of such organizational documents; and

(xxxiii)will consider the interests of such entity, including its creditors in connection with all corporate, partnership or limited liability company actions, as applicable.

(II) "***Single Member Bankruptcy Remote LLC***" means a limited liability company organized under the laws of the State of Delaware which at all times since its formation and at all times thereafter:

(i) was and will be organized solely for the purpose of owning the Property;

(ii) has not engaged and will not engage in any business unrelated to the ownership of the Property;

(iii) has not had and will not have any assets other than those related to the Property;

(iv) (A) to the fullest extent permitted by law, has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, division (whether pursuant to Section 18-217 of the Delaware Act or otherwise), liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of limited liability company interests, or amendment of its limited liability company agreement or certificate of formation and (B) has not been the product of, the subject of or otherwise involved in, in each case, any limited liability company division (whether as a plan of division pursuant to Section 18-217 of the Delaware Act or otherwise);

(v) has remained and intends to remain solvent and has maintained and intends to maintain adequate capital in light of its contemplated business operations;

(vi) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

[redacted]

(vii) has maintained and will maintain its books, records, resolutions and agreements as official records;

(viii) has not commingled and will not commingle its funds or assets with those of any other Person;

(ix) has held and will hold all of its assets solely in its own name;

(x) has conducted and will conduct its business solely in its own name,

(xi) has maintained and will maintain its financial statements, accounting [redacted] not permit its assets to be listed on the financial statement of any other Person;

(xii) has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

(xiii) has observed and will observe all limited liability company formalities;

(xiv) has maintained and will maintain an arm's-length relationship with its Affiliates;

(xv) has not and will not have any indebtedness other than Permitted Indebtedness;

(xvi) has not assumed or guaranteed and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan;

(xvii) has not acquired and will not acquire obligations or securities of its members;

(xviii) has allocated and will allocate fairly and reasonably shared expenses, [redacted]

(xix) except to Lender to secure its own obligations in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person;

(xx) has held itself out and identified itself and will hold itself out and identify [redacted] any other Person;

(xxi) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxii) has not made and will not make loans to any Person;

(xxiii) has not identified and will not identify its members or any Affiliate of any of them, as a division or part of it;

(xxiv) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its members or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and substantially similar to those that would be obtained in a comparable arm's-length transaction with an unrelated third party;

(xxv) has and will have no obligation to indemnify its officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and, to the fullest extent permitted by law, will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

(xxvi) has and will have an express acknowledgment in its organizational documents that Lender is an intended third-party beneficiary of the "special purpose" provisions of such organizational documents;

(xxvii) will consider the interests of its creditors in connection with all limited liability company actions;

(xxviii)has maintained and will maintain its accounts, books and records separate from any other person;

(xxix) has and will have an operating agreement which provides that the business and affairs of Borrower shall be managed by or under the direction of Sole Member or a board of one or more directors designated by Sole Member, and at all times there shall be at least one (1) duly appointed Independent Director, and the Borrower will not take any Material Action (hereinafter defined) unless, at the time of such action there is at least one (1) member of the board of directors who is an Independent Director, and all of the directors and all Independent Directors shall have participated in such vote;

(xxx) has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) upon the occurrence of any event that causes Sole Member to cease to be a member of Borrower (other than upon continuation of the Company without dissolution) (x) an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), the person acting as an Independent Director of Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Borrower, automatically be admitted as the sole member of Borrower (the "***Special Member***") and shall preserve and continue the existence of Borrower without dissolution or division (whether pursuant to Section 18-217 of the Delaware Act or otherwise), (B) no Special Member may resign or transfer its rights as Special Member unless (x) a successor

[redacted]

Special Member has been admitted to Borrower as a Special Member, and (y) such successor Special Member has also accepted its appointment as an Independent Director, (C) no Independent Director may be removed or replaced without Cause and unless the company provides Lender with not less than three (3) Business Days' prior written notice of (a) any proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director, (D) to the greatest extent permitted by law, except for duties to Borrower (including duties to the members of Borrower solely to the extent of their respective economic interest in Borrower and to Borrower's creditors), such Independent Director shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) the members of Borrower, (ii) other Affiliates of Borrower, or (iii) any group of Affiliates of which Borrower is a part); *provided, however*, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing and (E) except as expressly permitted pursuant to the terms of this Agreement, Sole Member may not resign and no additional member shall be admitted to Borrower; and

(xxxi) has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) Borrower shall be dissolved, and its affairs shall be wound up only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (as the same may be amended, modified or replaced, the "***Delaware Act***") or (y) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act; (B) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing to continue the existence of Borrower and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (C) the bankruptcy of Sole Member or a Special Member shall not cause such member or Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution; (D) in the event of dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth

[redacted]

in Section 18-804 of the Delaware Act; (E) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, division (whether pursuant to Section 18-217 of the Delaware Act or otherwise), liquidation, winding up or termination of Borrower and (F) Borrower shall be prohibited from effectuating a division (whether pursuant to Section 18-217 of the Delaware Act or otherwise).

(III) "***Cause***" shall mean, with respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager, as applicable, that constitute willful disregard of, or gross negligence with respect to such Independent Director's or Independent Manager's, as applicable, duties, (ii) such Independent Director or Independent Manager, as applicable, has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, as applicable, (iii) such Independent Director or Independent Manager, as applicable, has breached its fiduciary duties of loyalty and care as and to the extent of such duties in accordance with the terms of the Borrower's or Sole Member's organizational documents, (iv) there is a material increase in the fees charged by such Independent Director or Independent Manager, as applicable, or a material change to such Independent Director's or Independent Manager's, as applicable, terms of service, (v) such Independent Director or Independent Manager, as applicable, is unable to perform his or her duties as Independent Director or Independent Manager, as applicable, due to death, disability or incapacity, or (vi) such Person no longer meets the criteria provided in the definition of Independent Director or Independent Manager, as applicable or (vii) the death or legal incapacity of such Independent Director or Independent Manager.

(IV) "***Independent Director***" or "***Independent Manager***" means a natural person selected by Borrower (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company (defined below), (d) who is duly appointed as an Independent Director or Independent Manager and is not, will not be while serving as Independent Director or Independent Manager (except pursuant to an express provision in Borrower's limited liability company agreement providing for the appointment of such Independent Director or Independent Manager to become a "special member" upon Sole Member ceasing to be a member of Borrower) and shall not have been at any time during the preceding five (5) years, any of the following:

(i) a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of Borrower, any Affiliate of Borrower or any direct or indirect parent of Borrower;

(ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower;

[redacted]

(iii) a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person; or

(iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director or Independent Manager of a "special purpose entity" affiliated with Borrower shall be qualified to serve as an Independent Director or Independent Manager of Borrower, provided that the fees that such individual earns from serving as Independent Director or Independent Manager of affiliates of Borrower in any given year [redacted] year.

A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director or Independent Manager of Borrower if such individual is an independent director, independent manager or special manager provided by a Nationally Recognized Service Company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business.

(V) ***"Material Action"*** means to consolidate or merge the Borrower with or into any Person, or sell all or substantially all of the assets of the Borrower, or to institute proceedings to have the Borrower adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Borrower or file a voluntary bankruptcy petition or any other petition seeking, or file a consent to, reorganization or relief with respect to the Borrower under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or a substantial part of its property, or make any assignment for the benefit of creditors of the Borrower, or admit in writing the Borrower's inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Borrower.

(VI) ***"Nationally Recognized Service Company"*** means any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company or such other nationally recognized company that provides independent director, independent manager or independent member services and that is satisfactory to Lender in its reasonable discretion, in each case that is not an Affiliate of Borrower and that provides professional independent directors and other corporate services in the ordinary course of its business.

Schedule 7

Calculation of UNCF

Underwritten Net Cash Flow (UNCF) will be calculated based on the trailing 12 month revenues and expenses subject to reasonable adjustments by Lender, in reasonable discretion, as follows:

(1) Room revenues will be adjusted based on Lender's determination of the recurring revenue per available room ("***RevPAR***") for the Property, which will be based on, among other things, hotel occupancy and/or average daily rate levels in conformity with market and/or historical average performance. Lender's determination of RevPAR will incorporate the projected effects (if any) of new hotel supply in the market.

(2) Variable operating expenses will be adjusted based on Lender's analysis of actual expense levels incurred over the last three years and may be adjusted to reflect the industry standard percentage of revenues and/or adjustments based on the underwritten occupancy. Percentages will be calculated based on underwritten revenues.

(3) Other departmental revenues (food and beverage, telephone, etcetera) revenues will be adjusted to sustainable levels in accordance with the RevPAR adjustment and otherwise in Lender's judgment.

(4) Interest and other non-recurring revenue will be excluded. Other non-operating revenue may be included to the extent Lender determines, in its reasonable discretion, it is stabilized and recurring. Borrower may request inclusion of other recurring revenues if they are contractually documented and expected to continue.

(5) Lender will underwrite franchise and management fees based on the greater of (a) the actual fully vested fees charged at the Property; (b) current standards in the hotel industry for similar hotels that have a national franchise and separate management agreements; and (c) [redacted]

(6) Fixed expenses including taxes and insurance will be underwritten at their stabilized and recurring levels.

(7) Amounts required to be contributed to the then appropriate CapEx/FF&E Reserve based upon third-party reports and other due diligence, but in no event will the adjustment to net [redacted]

(8) Other adjustments as reasonably determined by Lender, supported by objective market data and aligned with industry best practices.

[redacted]

Schedule 8

Form of Officer's Certificate

__________, 202_

Prime Finance Short Duration Holding Company 9, LLC
c/o Prime Finance Partners
155 N. Wacker Drive, Suite 3600
Chicago, IL 60606
Attention: Steve Gerstung
[redacted]

Ladies and Gentlemen:

We refer to the Loan Agreement dated as of [________ __], 2025 (as amended or otherwise modified from time to time, the "***Loan Agreement***"), by and among the undersigned ("***Borrower***") and Prime Finance Short Duration Holding Company 9, LLC ("***Lender***").

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

In connection with Section [3.2] [3.5(b)] of the Loan Agreement, Borrower hereby requests a disbursement of funds from the [PIP] [CapEx/FF&E Reserve] Subaccount. In connection with this requested disbursement, the undersigned __________________ of Borrower hereby certifies to Lender (A) that such funds will be used to pay or reimburse Borrower for [the PIP Work] [the Approved Capital/FF&E Expenses] described on Exhibit A attached hereto, (B) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (C) that the same has not been the subject of a previous disbursement, (D) that all previous disbursements have been used to pay the previously identified [PIP Work] [Approved Capital/FF&E Expenses], (E) that [the PIP Work] [the Approved Capital/FF&E Expenses] or any portion thereof which are the subject of the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (F) attached hereto as Exhibit B is a list identifying each Person that supplied materials or labor in connection with such [PIP Work] [Approved Capital/FF&E Expenses] or any portion thereof and (G) each Person identified on Exhibit B attached hereto has been or, upon receipt of the requested disbursement, will be paid in full with respect to the portion of the [PIP Work] [Approved Capital/FF&E Expenses] which is the subject of the requested disbursement.

Sincerely,

[redacted]

Schedule 9A

Form of Notice to Tenants

[BORROWER'S NAME AND ADDRESS]

___________, 202_

Certified Mail
Return Receipt Requested

[Name and Address of Tenant]

Re: Lease of Space at The Hilton San Francisco Financial District, 75 Kearny Street, San Francisco, California, 94108 (the "***Building***")

Ladies and Gentlemen:

The undersigned is the owner of the Building and the landlord under your lease of space in the Building (your "***Lease***").

By this letter, you are hereby directed (1) to make all checks, in payment of rent and other sums due to the Landlord under your Lease, payable to the order of "Justice Operating Company, LLC for the benefit of Prime Finance Short Duration Holding Company 9, LLC, a Delaware limited liability company, as mortgagee, Account No. [___________]", and (2) to deliver such checks or otherwise make such payments to the following address:

[Name and Address of Clearing Bank]

Or by wire to:

[Wire Instructions for Clearing Bank]

The foregoing direction is irrevocable, except with the written consent of our mortgagee, Prime Finance Short Duration Holding Company 9, LLC (or its successors or assigns), notwithstanding any future contrary request or direction from the undersigned or any other person (other than our mortgagee (or its successors or assigns)). Thank you for your cooperation. Pursuant to the Lease, our mortgagee's address for notices is c/o Prime Finance Partners, 155 N. Wacker Drive, Suite 3600, Chicago, Illinois 60606.

Very truly yours,

[BORROWER], a ______________

[redacted] ___________________________________

[redacted]

[redacted]

Schedule 9B

Form of Notice to Credit Card Companies

[BORROWER'S NAME AND ADDRESS]

__________, 202_

Certified Mail
Return Receipt Requested
[Addressee]

RE: Payment Direction Letter for The Hilton San Francisco Financial District, 75 Kearny Street, San Francisco, California, 94108 (the "***Hotel***")

Ladies and Gentlemen:

Justice Operating Company, LLC (the "***Owner***"), the owner of the Hotel has mortgaged the Hotel to Prime Finance Short Duration Holding Company 9, LLC, a Delaware limited liability company (together with its successors and/or assigns, the "***Lender***") and the Owner has agreed that all receipts received with respect to the Hotel will be paid directly to a bank selected by the Lender. Therefore, from and after the date hereof, please remit all payments due to the Manager or Owner under that certain **[REFERENCE AGREEMENT]** (the "***Agreement***") between the Owner [or Manager] and you, as follows:

[redacted]

These payment instructions cannot be withdrawn or modified without the prior written consent of the Lender or it's designee, or except pursuant to written instruction from the Lender or it's designee. Until you receive written instructions from the Lender or its designee, continue to send all payments due under the Agreement pursuant to the instruction set forth above. All payments due under the Agreement shall be remitted pursuant to the instruction set forth above no later than the day on which such amounts are due.

Very truly yours,

[BORROWER], a ______________

[redacted] [redacted]______________________

[redacted]

[redacted]

Schedule 10

Intentionally Omitted

Schedule 11

Property Cash Flow Allocation

During any Cash Management Period, all Rents deposited into the Deposit Account during the immediately preceding Interest Period shall be applied on each Payment Date in the following order of priority:

(i) First, to make payments into the Property Tax Subaccount as required under Section 3.3 hereof;

(ii) Second, to make payments into the Insurance Subaccount as required under Section 3.4 hereof

(iii) Third, to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Cash Management Agreement;

(iv) [redacted] described under other clauses of this Schedule 11, then due to Lender under the Loan Documents);

(v) Fifth, to make payments into the CapEx/FF&E Reserve Subaccount as required under Section 3.5 hereof;

(vi) Sixth, funds in an amount equal to the (a) Monthly Operating Expense [redacted] disbursed to Borrower (or to an account designated by Borrower) and (b) Custodial Funds due and payable and/or paid by Borrower since the prior Custodial Funds Statement (or, with respect to the first Custodial Funds Statement for any Cash Management Period, since the commencement of such Cash Management Period), as set forth in the Custodial Funds Statement delivered pursuant to Section 3.11(a), shall be disbursed to Borrower (or to an account designated by Borrower);

(vii) Lastly, (x) during the continuance of the Initial Cash Management Period, to make payments in an amount equal to all Available Cash on such Payment Date into the Carry Reserve Subaccount, and (y) during any other Cash Management Period, to make payments in an amount equal to all Available Cash on such Payment Date into the Cash Collateral Subaccount as required under Section 3.9 hereof.